Filed pursuant to Rule 424(b)(3)

Registration No. 333-269246

PROSPECTUS SUPPLEMENT NO. 7

(to Prospectus dated April 27, 2023)

(Interactive Strength Inc.)

Up to 1,773,937 shares of common stock

This prospectus supplement supplements the prospectus dated April 27, 2023 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-269246). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 13, 2023 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the offer and sale from time to time by the selling stockholders named in the Prospectus or their permitted transferees of up to 1,773,937 shares of our common stock, par value $0.0001 per share (the “common stock”). Our registration of the shares covered by the Prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of common stock covered by the Prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” in the Prospectus.

Our shares of common stock are listed on Nasdaq under the symbol “TRNR". On December 13, 2023, the closing price of our shares of common stock was $0.92 per share. We are an “emerging growth company” and a “smaller reporting company” as those terms are defined under the federal securities laws and, as such, have elected to comply with certain reduced public company disclosure and reporting requirements.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section entitled “Risk Factors” beginning on page 15 of the Prospectus and in the documents incorporated by reference in the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 14, 2023.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 07, 2023

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 310 697-8655

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Note Financing

On December 7, 2023, Interactive Strength Inc. (the “Company”) entered into that certain securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Note Investor”), pursuant to which the Company sold, and the Note Investor purchased, (a) a senior unsecured convertible note issued by the Company (the “Note”) in the aggregate principal amount of $2,160,000, which is convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (b) a warrant (the “Warrant”) to purchase up to an aggregate of 924,480 shares of Common Stock (the “Convertible Note Financing”).

The Convertible Note Financing closed on December 7, 2023. The gross proceeds to the Company from the Convertible Note Financing, prior to the payment of transaction expenses, was $2,000,000. The Company intends to use the net proceeds for working capital and general corporate purposes.

The Purchase Agreement contains customary representations, warranties, and covenants of the Company and the Note Investor.

Description of the Note

The Note carries an original issue discount of 8.0% and accrues interest at a rate of 7.0% per annum. The maturity date of the Note is December 7, 2024 (the “Maturity Date”). Interest payments are guaranteed through the Maturity Date regardless of whether the Note is earlier converted or redeemed.

The Note is convertible (in whole or in part) at any time prior to the Maturity Date into the number of shares of Common Stock equal to (x) the sum of (i) the portion of the principal amount to be converted or redeemed, (ii) all accrued and unpaid interest with respect to such principal amount, and (iii) all accrued and unpaid Late Charges (as defined in the Purchase Agreement) with respect to such principal and interest amounts, if any, divided by (y) a conversion price of $1.25 per share (such shares, the “Note Conversion Shares”). In addition, the Note Investor may, at any time and at its option, convert the Note (in whole or in part) into shares of Common Stock pursuant to the formula included in the preceding sentence at an alternate conversion price equal to 92% of the lowest dollar volume-weighted average price (“VWAP”) during the ten trading days immediately preceding the date of conversion, subject to a conversion price floor, or, any time following an Event of Default (as defined below), equal to 80% of the lowest VWAP during the ten trading days immediately preceding the date of conversion, in each case subject to the additional terms and conditions set forth in the Note.

The Note sets forth certain standard events of default (each such event, an “Event of Default”), upon the occurrence of which the Company is required to deliver written notice to the Note Investor within one business day (an “Event of Default Notice”). At any time after the earlier of (a) the Note Investor’s receipt of an Event of Default Notice, and (b) the Note Investor becoming aware of an Event of Default, the Note Investor may require the Company to redeem all or any portion of the Note. Upon an Event of Default, the Note shall bear interest at a rate of 14.0% per annum.

Description of the Warrant

The Warrant is exercisable for shares of Common Stock (the “Warrant Shares,” and collectively with the Note Conversion Shares, the “Note Conversion Securities”) at a price of $1.25 per share (the “Exercise Price”). The Warrant may be exercised during the period commencing December 7, 2023 and ending June 7, 2029. The Exercise Price is subject to customary adjustments for stock dividends, stock splits, issuances of additional shares of Common Stock and the like.

Pursuant to the terms of the Note and the Warrant, the Company shall not effect the conversion of any portion of the Note or exercise of the Warrant, to the extent that after giving effect to such conversion or exercise, as applicable, the Note Investor would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion. Additionally, pursuant to the terms of the transaction documents, the Company is prohibited from issuing or selling shares of Common Stock to the Note Investor in excess of the 19.99% Exchange Cap (as defined in the Purchase Agreement), unless the Company obtains stockholder approval to do so, or unless sales of Common Stock are made at a price equal to or greater than $1.00 per share, such that the Exchange Cap limitation would not apply under applicable rules of The Nasdaq Stock Market.

Description of Registration Rights

In connection with the Convertible Note Financing, the Company entered into that certain registration rights agreement, dated December 7, 2023, with the Note Investor (the “Note Registration Rights Agreement”). Under the Note Registration Rights Agreement, the Company agreed to file a resale registration statement covering the resale of the Note Conversion Securities with the Securities and Exchange Commission (the “SEC”) within 30 calendar days after the date of the Note Registration Rights Agreement, and to use commercially reasonable efforts to cause such resale registration statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event no later than February 14, 2024 (the “Effectiveness Date”); provided, however, that in the event the Company is notified by the SEC that the resale registration statement will not be reviewed or is no longer subject to further review, the Effectiveness Date will be the fifth trading day following the date on which the Company is so notified if such date precedes the dates otherwise required above. Under certain circumstances, if the Company fails to meet its obligations under the Note Registration Rights Agreement, it may require the Company to pay certain liquidated damages to the Note Investor and result in the occurrence of an Event of Default under the Note.

Equity Line of Credit Financing

On December 12, 2023, the Company entered into that certain common stock purchase agreement (the “Equity Line Purchase Agreement”) with an accredited investor (the “Equity Line Investor”). Under the terms and subject to the conditions of the Equity Line Purchase Agreement, the Company has the right, but not the obligation, to sell to the Equity Line Investor, and the Equity Line Investor is obligated to purchase, up to the lesser of (a) $20,000,000 in aggregate gross purchase price of newly issued Common Stock (the “Equity Line Securities”) and (b) the Exchange Cap (as defined in the Equity Line Purchase Agreement) (the “Equity Line Financing”).

The Equity Line Purchase Agreement provides customary representations, warranties, and covenants of the Company and the Equity Line Investor.

Description of Registration Rights

In connection with the Equity Line Financing, the Company entered into that certain registration rights agreement, dated December 12, 2023, with the Equity Line Investor (the “Equity Line Registration Rights Agreement”). Under the Equity Line Registration Rights Agreement, the Company agreed to file a resale registration statement covering the resale of the Equity Line Securities with the SEC on the same timeframes required above for the Note Registration Statement. The terms of the Equity Line Registration Rights Agreement and Note Registration Rights Agreement are similar in all material respects.

Entry into the Convertible Note Financing and Equity Line of Credit Financing described herein, and the related agreements and documents, was approved by the Company’s board of directors on December 7, 2023.

The foregoing descriptions of the Warrant, Note, Purchase Agreement, Note Registration Rights Agreement, Equity Line Purchase Agreement, and Equity Line Registration Rights Agreement do not purport to be complete and each is qualified in its entirety by reference to the full text of the Warrant, Note, Purchase Agreement, Note Registration Rights Agreement, Equity Line Purchase Agreement, and Equity Line Registration Rights Agreement, the forms of which are filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Note, the Warrant, and the Note Conversion Securities were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder or, in the event of an issuance of the Warrant Shares on a cashless basis, pursuant to the exemption provided in Section 3(a)(9) under the Securities Act.

The Note Investor is an “accredited investor” as that term is defined in Rule 501 under the Securities Act. The Note, the Warrant, and the Note Conversion Securities have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The Equity Line Securities will not be issued and sold until such time as the registration statement contemplated by the Equity Line Registration Rights Agreement has been filed with and declared effective by the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Warrant
4.2	Note
10.1*	Purchase Agreement
10.2	Registration Rights Agreement
10.3*	Form of Equity Line Purchase Agreement
10.4	Form of Equity Line Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	December 13, 2023	By:	/s/ Michael J. Madigan
Michael J. Madigan Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Exhibit 4.1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS WARRANT TO PURCHASE COMMON STOCK NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS WARRANT SHOULD CAREFULLY REVIEW THE TERMS OF THIS WARRANT. THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNT SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS WARRANT.

INTERACTIVE STRENGTH INC.

WARRANT TO PURCHASE COMMON STOCK

Date of Issuance: December 7, 2023 (“Issuance Date”)

Interactive Strength Inc. (doing business as Forme), a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [HOLDER], the registered holder hereof, or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth herein, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer, or replacement hereof, this “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), an aggregate 924,480 shares of Common Stock (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares”). This Warrant is one of several Warrants to Purchase Common Stock (collectively, the “Warrants”) issued pursuant to the terms of that certain Securities Purchase Agreement, dated as of the Issuance Date, by and among the Company, the Holder, and each of the other investors listed on the Schedule of Buyers attached thereto (collectively with the Holder, the “Buyers”) (as amended from time to time, the “Securities Purchase Agreement”), pursuant to which, among other things, the Company is also issuing to the Holder a Convertible Note in the original principal amount of $2,160,000 (the “Note”), which Note is one of several Convertible Notes issued by the Company pursuant to the Securities Purchase Agreement to the Buyers (collectively, the “Notes” and, together with the Warrants, the “Purchased Securities”).

Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 19.

1.
EXERCISE OF WARRANT.
(a)
Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date (an “Exercise Date”), in whole or in part, by delivery (whether via electronic mail or otherwise) to the Company of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following the date of receipt of an Exercise Notice, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by electronic mail an acknowledgment of receipt of such Exercise Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”), and instruct the Transfer Agent to process such Exercise Notice in accordance with the terms herein and provide confirmation as to whether such shares of Common Stock may then be resold pursuant to Rule 144 under the Securities Act or an effective registration statement. On or before the second (2nd) Trading Day following the date on which the Company has received such Exercise Notice (or such earlier date as required pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date), the Company shall (i) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (“FAST”), upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian (“DWAC”) system, or (ii) if the Transfer Agent is not participating in FAST, upon the request of the Holder, issue and deliver (via nationally recognized overnight delivery service) to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise and upon surrender of this Warrant to the Company by the Holder, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than two (2) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in FAST. Notwithstanding the foregoing, except in the case where an exercise of this Warrant is validly made pursuant to a Cashless Exercise, the Company’s failure to deliver Warrant Shares to the Holder on or prior to the later of (A) two (2) Trading Days after receipt of the applicable Exercise Notice (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date) and (B) one (1) Trading Day after the Company’s receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise) (such later date, the “Share Delivery Deadline”) shall not be deemed to be a breach of this Warrant. Notwithstanding anything to the contrary contained in this Warrant or the Registration Rights Agreement, after the effective date of the Registration Statement (as defined in the Registration Rights Agreement) and prior to the Holder’s receipt of the notice of an Allowable Grace Period (as defined in the Registration Rights Agreement), the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to the Holder (or its designee) in connection with any sale of Registrable Securities (as defined in the Registration Rights Agreement) with respect to which the Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, and for which the Holder has not yet settled. From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in FAST.
(b)
Exercise Price. For purposes of this Warrant, “Exercise Price” means $1.25, subject to adjustment as provided herein.

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(c)
Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, on or prior to the Share Delivery Deadline, either (I) (1) if the Transfer Agent is not participating in FAST, to issue and deliver to the Holder (or its designee) a certificate for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company’s share register or, (2) if the Transfer Agent is participating in FAST, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be), or (II) if a Registration Statement covering the resale of the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify the Holder and (y) deliver the Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its DWAC system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, a “Delivery Failure”), then, in addition to all other remedies available to the Holder, (X) the Company shall pay in cash to the Holder on each day after the Share Delivery Deadline and during such Delivery Failure an amount equal to 2.0% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Deadline and to which the Holder is entitled, multiplied by (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Deadline, and (Y) the Holder, upon written notice to the Company, may void its Exercise Notice with respect to, and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the voiding of an Exercise Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline either (I) (1) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver to the Holder (or its designee) a certificate and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, the Transfer Agent shall fail to credit the balance account of the Holder or the Holder’s designee with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below or (II) a Notice Failure occurs, and if on or after such Share Delivery Deadline the Holder acquires (in an open market transaction, stock loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Delivery Failure or Notice Failure, as applicable (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Warrant Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Exercise Notice and ending on the date of such issuance and payment under this clause (ii) (the “Buy-In Payment Amount”). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof. From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in FAST. In addition to the foregoing rights, (i) if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Deadline, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise

3

Notice; provided that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and (ii) if a registration statement covering the issuance or resale of the Warrant Shares that are subject to an Exercise Notice is not available for the issuance or resale, as applicable, of such Warrant Shares and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such registration statement and the Company has not already delivered the Warrant Shares underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its DWAC system, the Holder shall have the option, by delivery of notice to the Company, to (x) rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an Exercise Notice shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and/or (y) switch some or all of such Exercise Notice from a cash exercise to a Cashless Exercise.
(d)
Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof a Registration Statement (as defined in the Registration Rights Agreement) is not effective (or the prospectus contained therein is not available for use) for the resale by the Holder of all of the Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
B

For purposes of the foregoing formula:

A = the total number of shares with respect to which this Warrant is then being exercised.

B = as elected by the Holder: (i) the VWAP of the shares of Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Exercise Notice or (z) the Closing Bid Price of the shares of Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) hereof, or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If the Warrant Shares are issued in a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares take on the registered characteristics of the Warrants being exercised. For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the Issue Date, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Securities Purchase Agreement.

4

(e)
Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 15.
(f)
Limitations on Exercises. The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including other Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be acquired pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in

5

strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.
(g)
Reservation of Shares.
(i)
Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under the Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g)(i) be reduced other than proportionally in connection with any exercise or redemption of Warrants or such other event covered by Section 2(a). The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Warrants based on number of shares of Common Stock issuable upon exercise of Warrants held by each holder as of such time of determination (without regard to any limitations on exercise) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the remaining holders of Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the Warrants then held by such holders (without regard to any limitations on exercise).
(ii)
Insufficient Authorized Shares. If, notwithstanding Section 1(g)(i), and not in limitation thereof, at any time while any of the Warrants remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In the event that the Company is prohibited from issuing shares of Common Stock upon an exercise of this Warrant due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Warrant exercisable into such Authorization Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this Section 1(g); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any Buy-In Payment Amount, brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in this Section 1(g) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

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2.
ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.
(a)
Stock Dividends and Splits. Without limiting any provision of Section 3 or Section 4, if the Company, at any time on or after the Issuance Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.
(b)
Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 2, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).
(c)
Adjustment Upon Issuance of Shares of Common Stock. So long as any of the Notes or Warrants are outstanding, if and whenever on or after the Issuance Date, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company) for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Exercise Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and the New Issuance Price under this Section 2(c)), the following shall be applicable:
(i)
Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(c)(i), the “lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof

7

plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms of or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii)
Issuance of Convertible Securities. The Company shall not issue any Convertible Securities without the express permission and approval of the undersigned Holder so long as the Warrant remain outstanding. If the Holder agrees to waive such provision prohibiting the issuance of Convertible Securities, and the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(c)(ii), the “lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(c), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.
(iii)
Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 2(a)), the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(c)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Issue Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(c) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iv)
Calculation of Consideration Received. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security,” and such Option and/or Convertible Security and/or Adjustment Right, the “Secondary Securities”), together comprising one integrated transaction, (or one or more transactions if such issuances or sales or deemed issuances or sales

8

of securities of the Company either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing) the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued (or was deemed to be issued pursuant to Section 2(c)(i) or 2(c)(ii), as applicable) in such integrated transaction solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (I) the Black Scholes Consideration Value of each such Option, if any, (II) the fair market value (as determined by the Holder in good faith) or the Black Scholes Consideration Value, as applicable, of such Adjustment Right, if any, and (III) the fair market value (as determined by the Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 2(c)(iv). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such shares of Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company (for the purpose of determining the consideration paid for such shares of Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor (for the purpose of determining the consideration paid for such shares of Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)
Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(d)
Holder’s Right of Alternative Exercise Price Following Issuance of Certain Options or Convertible Securities. In addition to and not in limitation of the other provisions of this Section 2, other than with respect to the Permitted Equity Line and excluding any issuance or sale of shares of Common Stock by the Company in which the Holder participates, if, at any time while any of the Purchased Securities remain outstanding, the Company in any manner issues or sells or enters into any agreement to issue or sell, any shares of Common Stock, Options or Convertible Securities (any such securities, “Variable Price Securities”) after the Issuance Date that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via facsimile and

9

overnight courier to the Holder on the date of such agreement and the issuance of such Convertible Securities or Options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Exercise Price upon exercise of this Warrant by designating in the Exercise Notice delivered upon any exercise of this Warrant that solely for purposes of such exercise the Holder is relying on the Variable Price rather than the Exercise Price then in effect. The Holder’s election to rely on a Variable Price for a particular exercise of this Warrant shall not obligate the Holder to rely on a Variable Price for any future exercises of this Warrant.
(e)
Other Events. In the event the Company or any Subsidiary shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(e) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.
(f)
Calculations. All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of Common Stock.
(g)
Voluntary Adjustment By Company. Subject to the rules and regulations of the Principal Market, the Company may at any time during the term of this Warrant, with the prior written consent of the Required Holders, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.
(h)
Stock Combination Event Adjustment. If at any time and from time to time on or after the Issuance Date there occurs any stock split, stock dividend, stock combination recapitalization or other similar transaction involving the Common Stock (each, a “Stock Combination Event,” and such date thereof, the “Stock Combination Event Date”) and the Event Market Price is less than the Exercise Price then in effect (after giving effect to the adjustment in Section 2(a)), then on the sixteenth (16th) Trading Day immediately following such Stock Combination Event, the Exercise Price then in effect on such sixteenth (16th) Trading Day (after giving effect to the adjustment in Section 2(a)) shall be reduced (but in no event increased) to the Event Market Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Exercise Price hereunder, no adjustment shall be made.
3.
RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 or 4, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on the exercise of this Warrant, including without limitation, the Maximum Percentage) immediately prior to the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to

10

beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).
4.
PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.
(a)
Purchase Rights. In addition to any adjustments pursuant to Sections 2 or 3, if at any time the Company grants, issues or sells any Options, Convertible Securities, or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights, provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation).
(b)
Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a), which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior

11

to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a), which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.
(c)
Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the Exchange Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).
5.
NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company shall not, by amendment of its Charter (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement), or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to exercise this Warrant in full for any reason (other than pursuant to restrictions set forth in Section 1(f) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such exercise into shares of Common Stock.
6.
WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

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7.
REISSUANCE OF WARRANTS.
(a)
Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of Section 1(a) following the exercise of any portion of this Warrant, the number of Warrant Shares issuable upon exercise of this Warrant may be less than the amount set forth on the face hereof.
(b)
Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.
(c)
Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.
(d)
Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.
8.
NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant (other than the issuance of shares of Common Stock upon exercise in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s), (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction and (iv) within one (1) Business Day of the occurrence of an Event of Default (as defined in the Notes), setting forth in reasonable detail any material events with respect to such Event of Default and any efforts by the Company to cure such Event of Default. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. If the Company or any of its Subsidiaries provides material non-public information to the Holder that is not simultaneously filed in a Current Report on Form 8-K and the Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that the Holder shall not have any duty of

13

confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.
9.
DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 9 shall limit any obligations of the Company, or any rights of the Holder, under Section 4(i) of the Securities Purchase Agreement.
10.
ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.
11.
AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.
12.
SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
13.
GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth on the signature page to the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action

14

or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.
14.
CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms in such other Transaction Documents unless otherwise consented to in writing by the Holder.
15.
DISPUTE RESOLUTION.
(a)
Submission to Dispute Resolution.
(i)
In the case of a dispute relating to the Exercise Price, the Closing Sale Price or the Closing Bid Price or fair market value or the arithmetic calculation of the number of Warrant Shares (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price, such Closing Sale Price or such Closing Bid Price or such fair market value or such arithmetic calculation of the number of Warrant Shares (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.
(ii)
The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 15 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).
(iii)
The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

15

(b)
Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 15 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the rules then in effect under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that the Holder is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 15, (ii) the terms of this Warrant and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Warrant and any other applicable Transaction Documents, (iii) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 15 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 15, and (iv) nothing in this Section 15 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 15).
16.
REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.
17.
PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (b) there occurs any bankruptcy, reorganization, receivership of the company or other proceedings affecting company creditors’ rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.
18.
TRANSFER. This Warrant and any Warrant Shares issued upon the exercise of this Warrant may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(g) of the Securities Purchase Agreement.
19.
CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:
(a)
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary

16

voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
(b)
“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing, and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.
(c)
“Bloomberg” means Bloomberg, L.P.
(d)
“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
(e)
“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported by OTC Markets Group Inc. If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.
(f)
“Common Stock” means (i) the Company’s common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.
(g)
“Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.
(h)
“Eligible Market” means the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, The New York Stock Exchange, the NYSE American, or the Principal Market.
(i)
“Event Market Price” means, with respect to any Stock Combination Event Date, the quotient determined by dividing (x) the sum of the VWAP of the Common Stock for each of the five (5) Trading Days with the lowest VWAP of the Common Stock during the fifteen (15) consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the sixteenth (16th) Trading Day after such Stock Combination Event Date, divided by (y) five (5). All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.
(j)
“Expiration Date” means June 7, 2028.

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(k)
“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.
(l)
“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.
(m)
“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
(n)
“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.
(o)
“Permitted Equity Line” means the equity line of credit and any issuances or sales of Common Stock made on or following the Issuance Date pursuant to the terms of that certain Common Stock Purchase Agreement, by and between the Company and [___] (to be entered into by such parties subsequent to the date hereof).

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(p)
“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.
(q)
“Principal Market” means The Nasdaq Capital Market.
(r)
“Registration Rights Agreement” means that certain registration rights agreement, dated as of the Issuance Date, by and among the Company, the Holder, and the other Buyers parties thereto, relating to, among other things, the registration of the resale of the Common Stock issuable upon conversion of the Notes or exercise of the Warrants, or otherwise pursuant to the terms of the Notes or Warrants, as may be amended from time to time.
(s)
“Required Holders” means holders of a majority of the Registrable Securities as of such time (excluding any Registrable Securities held by the Company or any of its Subsidiaries as of such time) issued or issuable hereunder or pursuant to the Purchased Securities.
(t)
“SEC” means the United States Securities and Exchange Commission or the successor thereto.
(u)
“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons, or Group.
(v)
“Subsidiaries” means any Person in which the Company, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations, or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”
(w)
“Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.
(x)
“Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.
(y)
“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

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[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

INTERACTIVE STRENGTH INC.

By: /s/ Trent A. Ward

Name: Trent Ward

Title: Chief Executive Officer

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EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

INTERACTIVE STRENGTH INC.

The undersigned holder hereby elects to exercise the Warrant to Purchase Common Stock No. _______ (the “Warrant”) of Interactive Strength Inc. (doing business as Forme), a Delaware corporation (the “Company”) as specified below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Aggregate Exercise Price shall be made as:

☐ a “Cash Exercise” with respect to _____________ Warrant Shares; and/or

☐ a “Cashless Exercise” with respect to _____________ Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at _________ [a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $___________.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $ _________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ shares of Common Stock in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _________ __, ____

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Name of Registered Holder

By:
Name:
Title:

Tax ID:

E-mail Address:

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Exhibit 4.2

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (A) IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (II) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, OR (B) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 3(c)(iii) AND SECTION 18(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT. PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), MICHAEL J. MADIGAN, THE CHIEF FINANCIAL OFFICER OF THE COMPANY, SHALL, BEGINNING NO LATER THAN TEN (10) DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDERS UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). MICHAEL J. MADIGAN MAY BE REACHED AT TELEPHONE NUMBER (315) 374-9957.

INTERACTIVE STRENGTH INC.

CONVERTIBLE NOTE

Issuance Date: December 7, 2023 Original Principal Amount: US $2,160,000

FOR VALUE RECEIVED, Interactive Strength Inc. (doing business as Forme), a Delaware corporation (the “Company”), hereby promises to pay to the order of [HOLDER] or its registered assigns (the “Holder”) the amount set forth above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) and all interest accrued hereunder (“Interest”) at the Interest Rate when due, whether upon the Maturity Date, or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof) and, upon the occurrence of an Event of Default (as defined below), to pay Interest on any outstanding Principal at the Default Rate (as defined below), from the date set forth above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Note (including all Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of several Convertible Notes issued pursuant to the Securities Purchase Agreement, dated as of December 7, 2023 (the “Subscription Date”), by and among the Company and the investors referred to therein, as amended from time to time (collectively, the “Notes,” and such other Convertible Notes, the “Other Notes”). Certain capitalized terms used and not separately defined herein have the meanings given to them in Section 31.

1.
PAYMENT OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest (including Default Interest, if applicable) and accrued and unpaid Late Charges on such Principal and Interest. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest, or accrued and unpaid Late Charges on Principal and Interest, if any.
2.
INTEREST; INTEREST RATE.
(a)
This Note was issued with an eight percent (8.0%) original issue discount as described in the Securities Purchase Agreement. This Note shall bear interest at the rate of seven percent (7.0%) per annum (the “Interest Rate”) except upon the occurrence (and during the continuance) of an Event of Default, in which case this

Note shall bear interest at a rate of fourteen percent (14.0%) per annum (the “Default Rate” and all such Interest accrued at the Default Rate, the “Default Interest”) of the then-outstanding Principal. In the event that such Event of Default is subsequently cured or waived in accordance with the terms of this Note (and no other Event of Default then exists (including, without limitation, as a result of the Company’s failure to pay Interest at the Default Rate on the applicable Interest Date in connection with such Event of Default)), Interest hereunder at the Default Rate shall cease to accrue as of the calendar day immediately following the date on which such Event of Default is cured or waived (and shall instead revert to the Interest Rate); provided that the Interest as calculated and unpaid during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure or waiver of such Event of Default.
(b)
Interest on this Note shall commence accruing on the Issuance Date and shall be payable in arrears on each Interest Date in cash. Interest shall be computed on the basis of a 360-day year and twelve 30-day months. Interest shall be due and payable upon the entire Original Principal Amount through and including the Maturity Date (including any extensions thereof) such that the Company shall remit in arrears to Holder no less than $151,200 in Interest regardless of when the Principal amount is repaid, redeemed, or converted pursuant to this Note.
3.
CONVERSION OF NOTES. At any time after the Issuance Date, this Note shall be convertible into shares of Common Stock on the terms and subject to the conditions set forth in this Section 3.
(a)
Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert all or any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid, and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.
(b)
Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).
(i)
“Conversion Amount” means the sum of (x) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made and (y) all accrued and unpaid Interest with respect to such portion of such Principal, and accrued and unpaid Late Charges with respect to such portion of such Principal and such Interest, if any.
(ii)
“Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $1.25 per share, subject to adjustment as provided herein.
(c)
Mechanics of Conversion.
(i)
Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed conversion notice in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. If required by Section 3(c)(iii), within two (2) Trading Days following a conversion of this Note, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 18(b)). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit via electronic mail an acknowledgment of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”), and instruct the Transfer Agent to process such Conversion Notice in accordance with the terms herein and provide confirmation as to whether such shares of Common Stock may then be resold pursuant to Rule 144 under the Securities Act (“Rule 144”) or an effective registration statement. On or before the second (2nd) Trading Day following the date on which the Company has received a Conversion Notice (or such earlier date as required pursuant

2

to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Company shall (I) if the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program (“FAST”), credit such aggregate number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion to the Holder’s (or its designee’s) account with DTC through its Deposit/Withdrawal at Custodian system, or (II) if the Transfer Agent is not participating in FAST, upon the request of the Holder, issue and deliver (via nationally recognized overnight delivery service) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder (or its designee), evidencing the number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion. If this Note is physically surrendered for conversion pursuant to Section 3(c)(iii) and the outstanding Principal is greater than the Principal portion of the Conversion Amount being converted, then the Company shall, as soon as practicable, and in no event later than two (2) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 18(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. Notwithstanding anything to the contrary contained in this Note or the Registration Rights Agreement, within five (5) days after the effective date of the Registration Statement (as defined in the Registration Rights Agreement), the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to the Holder (or its designee) in connection with any sale of Registrable Securities (as defined in the Registration Rights Agreement) with respect to which the Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, and for which the Holder has not yet settled.
(ii)
Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, either (I) (1) if the Transfer Agent is not participating in FAST, to issue and deliver to the Holder (or its designee) a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or, (2) if the Transfer Agent is participating in FAST, to credit the account of the Holder (or its designee) with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of this Note, as the case may be, or (II) if the Registration Statement covering the resale of the shares of Common Stock that are the subject of the Conversion Notice (the “Unavailable Conversion Shares”) is not available for the resale of such Unavailable Conversion Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify the Holder and (y) deliver the shares of Common Stock electronically without any restrictive legend by crediting such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such conversion to the Holder’s (or its designee’s) account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, a “Conversion Failure”), then, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder on each day after such Share Delivery Deadline that the issuance of such shares of Common Stock is not timely effected an amount equal to 0.05% of the product of (x) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Deadline and to which the Holder is entitled, multiplied by (y) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Deadline, and (2) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline either (A) (1) if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver to the Holder (or its designee) a certificate and register such shares of Common Stock on the Company’s share register or, (2) if the Transfer Agent is participating in FAST, the Transfer Agent shall fail to credit the account of the Holder (or its designee) with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder or pursuant to the Company’s obligation pursuant to clause (II) below, or (B) a Notice Failure occurs, and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such conversion that the Holder is entitled to receive from the Company and has not received from the Company in connection with, or as a result of, such Conversion Failure or

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Notice Failure, as applicable (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after receipt of the Holder’s request and in the Holder’s sole discretion, either: (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock), or credit the account of such Holder (or its designee) with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Holder a certificate representing such shares of Common Stock or credit the account of such Holder (or its designee) with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II) (the “Buy-In Payment Amount”). Nothing in this Section 3(c)(ii) shall limit the Holder’s right to pursue any other remedies available to it hereunder, whether at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver a certificate representing shares of Common Stock, or to electronically deliver such shares of Common Stock, upon the conversion of this Note as required pursuant to the terms hereof.
(iii)
Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell all or part of any Registered Note by the holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 18, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 3(c)(i)), or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records confirming the Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions, and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. If the Company does not update the Register to record such Principal, Interest and Late Charges converted and/or paid (as the case may be) and the dates of such conversions, and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.
(iv)
Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 23.

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(d)
Limitations on Conversions. The Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes, convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d). For purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company, or (z) any other more recent written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3(d), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall, within one (1) Business Day of such request, via electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease shall apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

5

(e)
Right of Alternate Conversion.
(i)
Alternate Conversion at Holder’s Option. Subject to Section 3(d), the Holder may, any time and at the Holder’s option, convert all, or any part of, the Conversion Amount into shares of Common Stock at the Alternate Conversion Price; provided, however, that any time after the occurrence of an Event of Default (regardless of whether such Event of Default has been cured or if the Holder has delivered an Event of Default Redemption Notice (as defined below) to the Company), the Holder may, at the Holder’s option, convert all, or any part of, the Conversion Amount into shares of Common Stock at the Event of Default Alternate Conversion Price. Each conversion of all, or any part of, the Conversion Amount shall be deemed an “Alternate Conversion,” and each date of any such Alternate Conversion, an “Alternate Conversion Date,” and any such portion of the Conversion Amount subject to such Alternate Conversion, the “Alternate Conversion Amount.”
(ii)
Mechanics of Alternate Conversion. On any Alternate Conversion Date, the Holder may voluntarily convert any Alternate Conversion Amount pursuant to Section 3(c) (with “Alternate Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Alternate Conversion and with “Redemption Premium of the Conversion Amount” replacing “Conversion Amount” in clause (x) of the definition of Conversion Rate above with respect to such Alternate Conversion) by designating in the Conversion Notice delivered pursuant to this Section 3(e) of this Note that the Holder is electing to use the Alternate Conversion Price for such conversion. Notwithstanding anything to the contrary in this Section 3(e), but subject to Section 3(d), until the Company delivers shares of Common Stock representing the applicable Alternate Conversion Amount to the Holder, such Alternate Conversion Amount may be converted by the Holder into shares of Common Stock pursuant to Section 3(c) without regard to this Section 3(e).
(iii)
Cash True-Up Payment. If the Holder elects to use the Alternate Conversion Price in a Conversion Notice and such Alternate Conversion Price is below the Conversion Price Floor, then the Company shall, within three (3) Business Days of receipt such Conversion Notice, make a cash payment to the Holder, by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (A) the higher of (I) the highest price the Common Stock trades at on the Trading Day immediately preceding the relevant Conversion Date and (II) the applicable Conversion Price, and (B) the difference obtained by subtracting (I) the number of shares of Common Stock delivered (or to be delivered) to the Holder on the applicable Share Delivery Deadline with respect to such Conversion from (II) the quotient obtained by dividing (x) the applicable Conversion Amount that the Holder has elected to be the subject of the applicable Conversion, by (y) the applicable Conversion Price without giving effect to the Conversion Price Floor.
4.
RIGHTS UPON EVENT OF DEFAULT.
(a)
Event of Default. Each of the following events shall constitute an “Event of Default” and each of the events in clauses (ix), (x) and (xi) shall constitute a “Bankruptcy Event of Default”:
(i)
the failure of the applicable Registration Statement be filed with the SEC on or prior to the date that is ten (10) days after the applicable Filing Deadline (as defined in the Registration Rights Agreement) or the failure of the applicable Registration Statement to be declared effective by the SEC on or prior to the date that is ten (10) days after the applicable effectiveness deadline (as described in Section 2(c)(i) of the Registration Rights Agreement);
(ii)
while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or such Registration Statement (or the prospectus contained therein) is unavailable to any holder of Registrable Securities for sale of all of such holder’s Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive Trading Days;
(iii)
the suspension from trading or the failure of the Common Stock to be listed for trading on an Eligible Market for a period of five (5) consecutive Trading Days;

6

(iv)
the Company’s (A) failure to cure a Conversion Failure or a Delivery Failure by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or exercise date (as the case may be) or (B) notice, written or oral, to any holder of the Notes, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Notes into shares of Common Stock that is requested in accordance with the provisions of the Notes, other than pursuant to Section 3(d);
(v)
except to the extent the Company is in compliance with Section 10(b) below, at any time following the fifteenth (15th) consecutive day that the Holder’s Authorized Share Allocation (as defined in Section 10(a) below) is less than the sum of the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);
(vi)
the Company’s or any Subsidiary’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s or any Subsidiary’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure remains uncured for a period of at least ten (10) Trading Days;
(vii)
the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion or exercise (as the case may be) of any Securities (as defined in the Securities Purchase Agreement) acquired by the Holder under the Securities Purchase Agreement (including this Note) as and when required by such Securities or the Securities Purchase Agreement, and any such failure remains uncured for at least ten (10) days;
(viii)
the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $250,000 of Indebtedness of the Company or any of its Subsidiaries, other than with respect to any Other Notes;
(ix)
bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within forty-five (45) days of their initiation;
(x)
the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;
(xi)
the entry by a court of (A) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law, (B) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law, or (C) a decree, order, judgment or

7

other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a forty-five (45) consecutive days;
(xii)
a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within forty-five (45) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within forty-five (45) days after the expiration of such stay;
(xiii)
the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $250,000 due to any third party or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;
(xiv)
other than as specifically set forth in another clause of this Section 4(a), the Company or any Subsidiary breaches any representation or warranty, or any covenant or other term or condition of any Transaction Document, subject to any applicable grace period set forth therein where any such breach would result in a Material Adverse Effect;
(xv)
a false or inaccurate representation or certification by the Company as to whether any Event of Default has occurred;
(xvi)
any breach by the Company or any Subsidiary of, or failure to comply with, any provision of Section 13 of this Note;
(xvii)
any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs;
(xviii)
any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document; or
(xix)
any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.
(b)
Event of Default Notice; Redemption Upon Event of Default. Upon the occurrence of an Event of Default with respect to this Note (or any Other Note), the Company shall, within one (1) Business Day deliver written notice thereof via electronic mail and overnight courier to the Holder (an “Event of Default Notice”). At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem (regardless of whether such Event of Default has been cured) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the quotient of (a) the Conversion Amount to be redeemed divided by (b) the Event of Default Conversion Price multiplied by (Y) the product of (1) the

8

Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under this Section 4(b) (the “Event of Default Redemption Price”). “Event of Default Conversion Price” means, with respect to any Event of Default, that price which shall be the lowest of (i) the applicable Conversion Price in effect on the date of Event of Default, and (ii) the lesser of (A) 80% of the VWAP of the Common Stock as of the Trading Day immediately preceding the delivery or deemed delivery of the applicable Event of Default Redemption Notice, and (B) 80% of the price computed as the quotient of (I) the sum of the VWAP of the Common Stock for each of the one (1) Trading Days with the lowest VWAP of the Common Stock during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Event of Default Redemption Notice, divided by (II) one (1) (the “Event of Default Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Event of Default Measuring Period. Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 11. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4(b), but subject to the beneficial ownership limitation in Section 3(d), until the Event of Default Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to the terms of this Note. In the event of the Company’s redemption of any portion of this Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Any redemption of this Note upon an Event of Default shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved.
(c)
Mandatory Redemption Upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash representing (i) all outstanding Principal, accrued and unpaid Interest (including Default Interest, as applicable) and accrued and unpaid Late Charges on such Principal and Interest, multiplied by (ii) the Redemption Premium, in addition to any and all other amounts due hereunder, without the requirement for any notice or demand or other action by the Holder or any other person or entity, provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to conversion, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable.
5.
RIGHTS UPON FUNDAMENTAL TRANSACTION.
(a)
Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to each Holder, in exchange for such Notes, a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the Principal then outstanding and the Interest Rate of the Notes held by the Holder, having similar conversion rights as the Notes and having similar ranking and security to the Notes, and satisfactory to the Holder, and (ii) the Successor Entity (or its Parent Entity, as applicable) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental

9

Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except for such items issuable under Sections 6 and 15, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (or its Parent Entity, as applicable) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 5(a) to permit the Fundamental Transaction without the assumption of this Note. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.
(b)
Notice of a Change of Control; Redemption Right. No later than ten (10) Trading Days prior to the consummation of a Change of Control (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via electronic mail and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a Change of Control Notice or the Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to the Holder in accordance with the immediately preceding sentence (as applicable) and ending ten (10) Trading Days after the later of (A) the date of consummation of such Change of Control, (B) the date of receipt of such Change of Control Notice or (C) the date of the announcement of such Change of Control, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the greatest of (i) the product of (x) the Change of Control Redemption Premium multiplied by (y) the Conversion Amount being redeemed, (ii) the product of (x) the Change of Control Redemption Premium multiplied by (y) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date the Holder delivers the Change of Control Redemption Notice by (II) the Conversion Price then in effect, and (iii) the product of (x) the Change of Control Redemption Premium multiplied by (y) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to the holders of the shares of Common Stock upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed Change of Control) divided by (II) the Conversion Price then in effect (the “Change of Control Redemption Price”). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 11 and shall have priority to payments to stockholders in connection with such Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event of the Company’s redemption of any portion of this Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

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6.
RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.
(a)
Purchase Rights. In addition to any adjustments pursuant to Section 7 below, if at any time the Company grants, issues, or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note (pursuant to Section 3(d) or otherwise) and assuming for such purpose that the Note was converted at the Alternate Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights, provided, however, that to the extent the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable) for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation.
(b)
Other Corporate Events. In addition to, and not in substitution for, any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder shall thereafter have the right to receive, upon a conversion of this Note, at the Holder’s option (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note pursuant to Section 3(d) or otherwise), or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.
7.
RIGHTS UPON ISSUANCE OF OTHER SECURITIES.
(a)
Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or Convertible Securities, or (B) to subscribe for or purchase shares of Common Stock, preferred stock of the Company, Options, or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).
(b)
Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 6, Section 7(a) or Section 15, if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the

11

Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced. Without limiting any provision of Section 6, Section 7(a) or Section 15, if the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. Any adjustment pursuant to this Section 7(b) shall become effective immediately after the effective date of such stock split, stock dividend, stock combination or similar transaction. If any event requiring an adjustment under this Section 7(b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect the occurrence of such event.
(c)
Holder’s Right of Adjusted Conversion Price. In addition to, and not in limitation of the other provisions of this Section 7, if the Company issues or sells, or enters into any agreement to issue or sell, any Common Stock, preferred stock of the Company, Options or Convertible Securities, after the Subscription Date that are issuable pursuant to such agreement, or convertible into or exchangeable or exercisable for shares of Common Stock, at a price which varies (or may vary) with the market price of the shares of Common Stock (any such securities, “Variable Price Securities”), including by way of one or more reset(s) to a fixed price (but not including adjustments reflecting customary anti-dilution provisions such as for stock splits, stock dividends, stock combinations, recapitalizations and other similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via electronic mail to the Holder on the earlier of (1) the date of such agreement and (2) the date of issuance of such Variable Rate Securities. From and after the date the Company enters into such agreement, or issues any such Variable Price Securities, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of this Note by designating in the Conversion Notice delivered upon any conversion of this Note that, solely for purposes of such conversion, the Holder is relying on the Variable Price rather than the Conversion Price then in effect. The Holder’s election to rely on a Variable Price for a particular conversion of this Note shall not obligate the Holder to rely on a Variable Price for any future conversion of this Note. For the sake of clarity, this Section 7(c) shall not apply to any issuances or sales of Common Stock made pursuant to the Permitted Equity Line (as defined below) on or following the Subscription Date.
(d)
Stock Combination Event Adjustments. If at any time and from time to time on or after the Subscription Date there occurs any stock split, stock dividend, stock combination, recapitalization or other similar transaction involving the Common Stock (each, a “Stock Combination Event,” and such date thereof, the “Stock Combination Event Date”) and the Event Market Price is less than the Conversion Price then in effect (after giving effect to the adjustment in Section 7(b) above), then on the sixteenth (16th) Trading Day immediately following such Stock Combination Event Date, the Conversion Price then in effect on such sixteenth (16th) Trading Day (after giving effect to the adjustment in Section 7(b) above) shall be reduced (but in no event increased) to the Event Market Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Conversion Price hereunder, no adjustment shall be made.
(e)
Subsequent Equity Sales. If, at any time while this Note is outstanding, the Company or any Subsidiary, as applicable, sells or grants any Option to purchase, or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any Option to purchase or other disposition), any Common Stock or Common Stock equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, Options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Conversion Price shall be reduced to equal the Base Conversion Price (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date of the Securities Purchase Agreement). Notwithstanding the foregoing, no adjustment shall be made under this Section 7(e) in respect of Excluded Securities If the Company enters into a Variable Rate Transaction, despite the prohibition set forth in the Securities Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The

12

Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 7(e) indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 7(e) upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.
(f)
Other Events. In the event that the Company or any Subsidiary shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution, or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights, or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 7(f) shall increase the Conversion Price as otherwise determined pursuant to this Section 7, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.
(g)
Calculations. All calculations under this Section 7 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.
(h)
Voluntary Adjustment by Company. Subject to the rules and regulations of the Principal Market, the Company may at any time during the term of this Note, with the prior written consent of the Required Holders (as defined in the Securities Purchase Agreement), reduce (but not increase) the then current Conversion Price of each of the Notes to any amount and for any period of time deemed appropriate by the board of directors of the Company.
8.
ADDITIONAL REDEMPTION PROVISIONS
(a)
Company Optional Redemption. At any time after the Issuance Date, the Company shall have the right to redeem all, or any part, of the Conversion Amount then remaining under this Note (such amount, the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (as defined below) (any such redemption, a “Company Optional Redemption”). The portion of this Note subject to redemption pursuant to this Section 8(a) shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to 110% of the greater of (i) the Conversion Amount being redeemed as of the Company Optional Redemption Date and (ii) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed as of the Company Optional Redemption Date multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Company Optional Redemption Notice Date and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made under this Section 8(a). The Company may exercise its right to require redemption under this Section 8(a) by delivering a written notice thereof via electronic mail to all, but not less than all, of the Holders (the “Company Optional Redemption Notice” and the date all of the Holders received such notice is referred to as the “Company Optional Redemption Notice Date”). The Company may deliver only one Company Optional Redemption Notice hereunder in any given twenty (20) Trading Day period and each Company Optional Redemption Notice shall be irrevocable. The Company Optional Redemption Notice shall (x) state the date on which the Company Optional Redemption shall occur (the “Company Optional Redemption Date”) which date shall not be less than five (5) Trading Days following the Company Optional Redemption Notice Date, and (y) state the aggregate Conversion Amount of the Notes which is being redeemed in such Company Optional Redemption from the Holder and all of the other Holders of the Notes pursuant to this Section 8(a) on the Company Optional Redemption Date. Notwithstanding anything herein to the contrary, at any time prior to the date the Company Optional Redemption Price is paid, in full, the Company Optional Redemption Amount may be converted, in whole or in part, by the Holder

13

into shares of Common Stock pursuant to Section 3. All Conversion Amounts converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date. Redemptions made pursuant to this Section 8(a) shall be made in accordance with Section 11. In the event of the Company’s redemption of any portion of this Note under this Section 8(a), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 8(a) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. For the avoidance of doubt, the Company shall have no right to effect a Company Optional Redemption if any Event of Default has occurred and continuing, but any Event of Default shall have no effect upon the Holder’s right to convert this Note in its discretion.
(b)
Holder Optional Redemption; Permitted Equity Line. Notwithstanding anything to the contrary contained herein, the Company shall be permitted to sell Common Stock to [___] pursuant to the terms of that certain Common Stock Purchase Agreement (to be entered into by such parties subsequent to the date hereof) (the “Permitted Equity Line”) on and following the Subscription Date. If the Company sells any shares of Common Stock pursuant to the Permitted Equity Line following the Subscription Date, the Holders shall have the right to require the Company to use twenty-five percent (25%) of the proceeds, net of reasonable placement agent and legal counsel fees, raised from such sales to redeem the Conversion Amount then remaining under the Notes (such amount, the “ELOC Redemption Amount”) on the ELOC Redemption Date (as defined below) (any such redemption, a “ELOC Redemption”). The ELOC Redemption Amount shall be apportioned on a pro rata basis between the outstanding Notes based on the Conversion Amount outstanding under each Note as of the ELOC Redemption Date. The portion of this Note subject to redemption pursuant to this Section 8(b) shall be redeemed by the Company in cash at a price (the “ELOC Redemption Price”) equal to 105% of the greater of (i) the Conversion Amount being redeemed as of the ELOC Redemption Date, and (ii) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed as of the ELOC Redemption Date multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such ELOC Redemption Notice Date (as defined below) and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made under this Section 8(b). The Company shall confirm its redemption obligations under this Section 8(b) by delivering a written notice thereof via electronic mail to each of the Holders (the “ELOC Redemption Notice” and the date all of the Holders received such notice is referred to as the “ELOC Redemption Notice Date”). The ELOC Redemption Notice shall (x) state the date on which the ELOC Redemption shall occur (the “ELOC Redemption Date”) which date shall not be less than five (5) Trading Days following the ELOC Redemption Notice Date, and (y) state the aggregate Conversion Amount of the Notes which is being redeemed in such ELOC Redemption from the Holder and all of the other Holders of the Notes pursuant to this Section 8(b) on the ELOC Redemption Date. For the sake of administrative ease, if the Company sells shares pursuant to the Permitted Equity Line on multiple occasions following the Subscription Date, the Company may, but is not obligated to, deliver one (1) ELOC Redemption Notice with respect to the aggregate ELOC Redemption Amount arising from any such sales that are made within a period of thirty (30) days of one another. Notwithstanding anything herein to the contrary, at any time prior to the date the ELOC Redemption Price is paid, in full, the ELOC Redemption Amount may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 3. All Conversion Amounts converted by the Holder after the ELOC Redemption Notice Date shall reduce the ELOC Redemption Amount of this Note required to be redeemed on the ELOC Redemption Date. Redemptions made pursuant to this Section 8(b) shall be made in accordance with Section 11. For the avoidance of doubt, the Company shall have no right to effect an ELOC Redemption if any Event of Default has occurred and continuing, but any Event of Default shall have no effect upon the Holder’s right to convert this Note in its discretion.
(c)
Holder Optional Redemption; Subsequent Placement. If the Company consummates a Subsequent Placement (as defined in the Securities Purchase Agreement), which shall not include the sale or issuance of Excluded Securities (each, an “Eligible Subsequent Placement”), the Holders shall have the right to require the Company to use twenty-five percent (25%) of the gross proceeds raised from such Subsequent Placement (less reasonable underwriting commissions, placement agent fees, legal fees, accounting fees and other customary fees and expenses, as determined by the Company in its reasonable discretion) to redeem the Conversion Amount then remaining under the Notes (such amount, the “Subsequent Placement Redemption Amount”) on the Subsequent Placement Redemption Date (as defined below) (any such redemption, a “Subsequent Placement Redemption”). Upon the consummation of a Subsequent Placement, each Holder shall have the right to elect an optional redemption

14

pursuant to this Section 8(c) with respect to a pro rata portion of the Subsequent Placement Redemption Amount based on the Conversion Amount outstanding under the Holder’s Note on the Subsequent Placement Redemption Date relative to the aggregate Conversion Amount outstanding under the Notes on the same date that are held by all Holders who have elected to participate in the Subsequent Placement Redemption. The portion of this Note subject to redemption pursuant to this Section 8(c) shall be redeemed by the Company in cash at a price (the “Subsequent Placement Redemption Price”) equal to 105% of the greater of (i) the Conversion Amount being redeemed as of the Subsequent Placement Redemption Date and (ii) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed as of the Subsequent Placement Redemption Date multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Subsequent Placement Redemption Notice Date and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made under this Section 8(c). The Company is obligated to provide notice of the consummation of the Subsequent Placement, and of each Holder’s right to elect optional redemption pursuant to this Section 8(c), by delivering a written notice thereof via electronic mail to each of the Holders (the “Subsequent Placement Redemption Notice” and the date all of the Holders received such notice is referred to as the “Subsequent Placement Redemption Notice Date”) no later than two (2) Trading Days following the consummation of the Subsequent Placement. The Subsequent Placement Redemption Notice shall (x) state the date on which the Subsequent Placement Redemption shall occur (the “Subsequent Placement Redemption Date”) which date shall not be less than five (5) Trading Days following the Subsequent Placement Redemption Notice Date, (y) state the aggregate Conversion Amount of the Notes which is subject to redemption in such Subsequent Placement Redemption pursuant to this Section 8(c) on the Subsequent Placement Redemption Date, and (z) provide the Holders with no less than two (2) Trading Days to elect whether to request optional redemption pursuant to this Section 8(c). Notwithstanding anything herein to the contrary, at any time prior to the date the Subsequent Placement Redemption Price is paid, in full, the Subsequent Placement Redemption Amount may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 3. All Conversion Amounts converted by the Holder after the Subsequent Placement Redemption Notice Date shall reduce the Subsequent Placement Redemption Amount of this Note required to be redeemed on the Subsequent Placement Redemption Date. Redemptions made pursuant to this Section 8(c) shall be made in accordance with Section 11.
9.
NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company shall not, by amendment of its Charter (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and shall at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing or any other provision of this Note or the other Transaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note. Notwithstanding anything herein to the contrary, if after sixty (60) days following the Issuance Date, the Holder is not permitted to convert this Note in full for any reason (other than pursuant to restrictions set forth in Section 3(d) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such conversion into shares of Common Stock.
10.
RESERVATION OF AUTHORIZED SHARES.
(a)
Reservation. So long as any Notes remain outstanding, the Company shall at all times reserve at least 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding (without regard to any limitations on conversions and assuming such Notes remain outstanding until the Maturity Date) at the Conversion Price Floor then in effect (the “Required Reserve Amount”). The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Notes based on the Original Principal Amount of the Notes held by each Holder on the Issuance Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a Holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

15

(b)
Insufficient Authorized Shares. If, notwithstanding Section 10(a), and not in limitation thereof, at any time while any of the Notes remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock pursuant to the terms of this Note due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Company and ending on the Trading Day immediately prior to the date the Company makes the entire payment required to be made under this Section 10(b); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorized Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in this Section 10 shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.
11.
REDEMPTIONS.
(a)
Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice in accordance with Section 4(b). If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control, and within five (5) Business Days after the Company’s receipt of such notice otherwise. The Company shall deliver the applicable Company Optional Redemption Price to the Holder in cash on the applicable Company Optional Redemption Date in accordance with Section 8(a). The Company shall deliver the applicable ELOC Redemption Price on the ELOC Redemption Date in accordance with Section 8(b). If the Holder has elected optional redemption pursuant to Section 8(c) in response to its receipt of the Subsequent Placement Redemption Notice, the Company shall deliver the applicable Subsequent Placement Redemption Price to the Holder in cash on the applicable Subsequent Placement Redemption Date. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time the Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of the Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to the Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company’s payment obligation under such other Transaction Document. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption (or for which the Company elected optional redemption) and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 18(d)), to the Holder, and in each case the principal amount of this Note or such new Note

16

(as the case may be) shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 11, if applicable) minus (2) the Principal portion of the Conversion Amount submitted for redemption and (z) the Conversion Price of this Note or such new Notes (as the case may be) shall be automatically adjusted with respect to each conversion effected thereafter by the Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided, (B) 75% of the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided and (C) 75% of the quotient of (I) the sum of the two (2) lowest VWAPs of the Common Stock during the ten (10) consecutive Trading Day period ending and including the applicable Conversion Date divided by (II) two (2) (it being understood and agreed that all such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period). The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.
(b)
Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder via electronic mail a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is two (2) Business Days prior to the Company’s receipt of the Holder’s applicable Redemption Notice and ending on and including the date which is two (2) Business Days after the Company’s receipt of the Holder’s applicable Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.
12.
VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law and as expressly provided in this Note.
13.
COVENANTS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms:
(a)
Rank. All payments due under this Note shall (i) rank pari passu with all Other Notes and (ii) be senior to all other Indebtedness of the Company and its Subsidiaries.
(b)
Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness that is senior to Indebtedness under the Notes other than Permitted Indebtedness.
(c)
Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.
(d)
Restricted Payments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Notes) whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

17

(e)
Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock.
(f)
Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice and (ii) sales of inventory and product in the ordinary course of business.
(g)
Maturity of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Company or any of its Subsidiaries to mature or accelerate prior to the Maturity Date (other than any Permitted Indebtedness).
(h)
Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Subscription Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.
(i)
Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.
(j)
Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.
(k)
Maintenance of Intellectual Property. The Company shall, and shall cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property (as defined in the Securities Purchase Agreement) of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect.
(l)
Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.
(m)
Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except transactions in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.
(n)
Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes

18

(other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities that would cause a breach or default under the Notes.
(o)
Independent Investigation. At the request of the Holder either (x) at any time when an Event of Default has occurred and is continuing, (y) upon the occurrence of an event that with the passage of time or giving of notice would constitute an Event of Default or (z) at any time the Holder reasonably believes an Event of Default may have occurred or be continuing, the Company shall hire an independent, reputable investment bank selected by the Company and approved by the Holder to investigate as to whether any breach of this Note has occurred (the “Independent Investigator”). If the Independent Investigator determines that such breach of this Note has occurred, the Independent Investigator shall notify the Company of such breach and the Company shall deliver written notice to each holder of a Note regarding such breach. In connection with such investigation, the Independent Investigator may, during normal business hours, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its legal advisors and accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Company’s officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.
14.
INTENTIONALLY OMITTED.
15.
DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 7, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder shall be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that the Note was converted at the Alternate Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).
16.
AMENDING THE TERMS OF THIS NOTE. Except for Section 3(d), which may not be amended, modified or waived by the parties hereto, the prior written consent of the Holder shall be required for any change, waiver or amendment to this Note.
17.
TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(g) of the Securities Purchase Agreement.

19

18.
REISSUANCE OF THIS NOTE.
(a)
Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company shall forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 18(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 18(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.
(b)
Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal.
(c)
Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 18(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note shall represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.
(d)
Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 18(a) or Section 18(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.
19.
REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder shall cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 7).

20

20.
PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.
21.
CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Terms used in this Note and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.
22.
FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 22 shall permit any waiver of any provision of Section 3(d).
23.
DISPUTE RESOLUTION.
(a)
Submission to Dispute Resolution.
(i)
In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, an Alternate Conversion Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such Alternate Conversion Price, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.
(ii)
The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 23 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission

21

Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).
(iii)
The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.
(b)
Miscellaneous. The Company expressly acknowledges and agrees that (i) this Section 23 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that the Holder is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 23, (ii) a dispute relating to a Conversion Price includes, without limitation, disputes as to (A) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 7(a), (B) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (C) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale of Excluded Securities, and (D) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security, (iii) the terms of this Note and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Note and any other applicable Transaction Documents, (iv) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 23 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 23 and (v) nothing in this Section 23 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 23).
24.
NOTICES; CURRENCY; PAYMENTS.
(a)
Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company shall give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.
(b)
Currency. All dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Note shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).
(c)
Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier

22

service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Holders, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of eighteen percent (18%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).
25.
CANCELLATION. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.
26.
WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.
27.
GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Except as otherwise required by Section 23, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein (i) shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 23. The Company (on behalf of itself and each of its Subsidiaries) hereby appoints Lucosky Brookman LLP, legal counsel to the Company, as its agent for service of process in New York. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY. The choice of the laws of the State of New York as the governing law of this Note is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction under the laws of the State of Israel except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the State of Israel. The Company or any of their respective properties, assets or revenues does not have any right of immunity under the laws of the State of Israel or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of the State of Israel, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Note; and, to the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company hereby waives such right to the extent permitted by law and hereby consents to such relief and enforcement as provided in this Note and the other Transaction Documents.

23

28.
JUDGMENT CURRENCY.
(a)
If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 28 referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Note, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:
(i)
the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that shall give effect to such conversion being made on such date; or
(ii)
the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 28(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).
(b)
If in the case of any proceeding in the court of any jurisdiction referred to in Section 28(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, shall produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.
(c)
Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.
29.
SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties shall endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
30.
MAXIMUM PAYMENTS. Without limiting Section 9(d) of the Securities Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.
31.
CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:
(a)
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
(b)
“Alternate Conversion Price” means ninety-two percent (92%) of the lowest VWAP of the ten (10) Trading Days immediately preceding the date for which the Alternate Conversion Price is being calculated; provided, however, in no event shall the Alternate Conversion Price to be less than the Conversion Price Floor.

24

(c)
“Approved Stock Plan” means any stock incentive plan or other employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the Subscription Date, which provides for the grant of equity awards to any employee, officer or director for services provided to the Company in their capacity as such.
(d)
“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to collectively subject the Holder and all other Attribution Parties to the Maximum Percentage.
(e)
“Bloomberg” means Bloomberg, L.P.
(f)
“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
(g)
“Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.
(h)
“Change of Control Redemption Premium” means 110%.
(i)
“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported by OTC Markets Group Inc. If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.
(j)
“Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.
(k)
“Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

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(l)
“Conversion Price Floor” means $0.20 per share.
(m)
“Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.
(n)
“Current Subsidiary” means any Person in which the Company, as of the Subscription Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person, or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Current Subsidiaries.”
(o)
“Eligible Market” means the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, The New York Stock Exchange, the NYSE American, or the Principal Market.
(p)
“Excluded Securities” shall have the meaning ascribed to such term in the Securities Purchase Agreement.
(q)
“Event Market Price” means, with respect to any Stock Combination Event Date, the quotient determined by dividing (x) the sum of the VWAP of the Common Stock for each of the five (5) Trading Days with the lowest VWAP of the Common Stock during the fifteen (15) consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the sixteenth (16th) Trading Day after such Stock Combination Event Date, divided by (y) five (5).
(r)
“Event of Default Alternate Conversion Price” means eighty percent (80%) of the lowest VWAP of the ten (10) Trading Days immediately preceding the date for which the Alternate Conversion Price is being calculated.
(s)
“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by

26

issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Note calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.
(t)
“GAAP” means United States generally accepted accounting principles, consistently applied.
(u)
“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.
(v)
“Indebtedness” shall have the meaning ascribed to such term in the Securities Purchase Agreement.
(w)
“Interest Date” means, with respect to any given calendar month ending after the Issuance Date and prior to the Maturity Date, the first Trading Day of such calendar month.
(x)
“Maturity Date” shall mean December 7, 2024; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Change of Control Notice is delivered prior to the Maturity Date, provided further that if a Holder elects to convert some or all of this Note pursuant to Section 3 hereof, and the Conversion Amount would be limited pursuant to Section 3(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Note.
(y)
“New Subsidiary” means, as of any date of determination, any Person in which the Company, following the Subscription Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries.”
(z)
“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
(aa)
“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.
(bb)
“Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the Other Notes, (ii) Indebtedness secured by Permitted Liens or unsecured but as described in clauses (iv) and (v) of the definition of Permitted Liens, (iii) Indebtedness described in the Company’s Q3 2023 Form 10-Q and otherwise disclosed on Schedule 3(q) to the Securities Purchase Agreement, (iv) Indebtedness relating to the transactions contemplated by that certain Asset Purchase Agreement, dated October 6, 2023, by and among CLMBR, INC, CLMBR1, LLC and Interactive Strength Inc., provided the Company obtains the Holders’ prior written approval, and (v) a trade receivables facility or inventory financing arrangement, provided (A) the aggregate amounts outstanding under any such facility or arrangement shall not exceed five hundred thousand dollars ($500,000), and (B) any such facility or arrangement shall exclude merchant cash advances or similar arrangements.

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(cc)
“Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, in either case, with respect to Indebtedness in an aggregate amount not to exceed $100,000, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(xii) and (viii) any Liens in respect of Permitted Indebtedness.
(dd)
“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity, or a government or any department or agency thereof.
(ee)
“Principal Market” means the Nasdaq Capital Market.
(ff)
“Q3 2023 Form 10-Q” means the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 as filed with the SEC.
(gg)
“Redemption Notices” means, collectively, the Change of Control Redemption Notices, the Company Optional Redemption Notices, the ELOC Redemption Notices, the Event of Default Redemption Notices, and the Subsequent Placement Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”
(hh)
“Redemption Premium” means 125%.
(ii)
“Redemption Prices” means, collectively, the Change of Control Redemption Prices, the Company Optional Redemption Prices, the ELOC Redemption Prices, the Event of Default Redemption Prices, and the Subsequent Placement Redemption Prices, and each of the foregoing, individually, a “Redemption Price.”
(jj)
“Registration Rights Agreement” means that certain registration rights agreement, dated as of the Closing Date, by and among the Company and the initial Holders relating to, among other things, the registration of the resale of the Common Stock issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes, as may be amended from time to time.
(kk)
“SEC” means the United States Securities and Exchange Commission or the successor thereto.
(ll)
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
(mm)
“Securities Purchase Agreement” means that certain securities purchase agreement, dated as of the Subscription Date, by and among the Company and the initial Holders pursuant to which the Company issued the Notes, as may be amended from time to time.
(nn)
“Subsidiaries” means, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a “Subsidiary.”

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(oo)
“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.
(pp)
“Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.
(qq)
“Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.
(rr)
“Transaction Documents” shall have the meaning ascribed to such term in the Securities Purchase Agreement.
(ss)
“Variable Rate Transaction” has the meaning ascribed to it in the Securities Purchase Agreement.
(tt)
“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 23. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.
32.
DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries.
33.
ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities

29

while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed as of the Issuance Date set out above.

INTERACTIVE STRENGTH INC.

By: /s/ Trent A. Ward

Name: Trent Ward

Title: Chief Executive Officer

31

EXHIBIT I

INTERACTIVE STRENGTH INC.

CONVERSION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Interactive Strength Inc., a Delaware corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, $0.0001 par value per share (the “Common Stock”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:
Aggregate Principal to be converted:

Aggregate accrued and unpaid Interest (including Default Interest, if applicable) and accrued and unpaid Late Charges with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted:

Aggregate Conversion Amount to be Converted:

Please confirm the following information:
Conversion Price:
Number of shares of Common Stock to be issued:

[ ] If this Conversion Notice is being delivered with respect to an Alternate Conversion, check here if Holder is electing to use the following Alternate Conversion Price: ____________

Exhibit I-1

Please issue the Common Stock into which the Note is being converted to Holder, or for its benefit, as follows:

[ ] Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

[ ] Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: __________ __, ____

Name of Registered Holder

By:

Name:

Title:

Tax ID:

E-Mail Address:

Exhibit I-2

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of December 7, 2023 (the “Subscription Date”), is by and among Interactive Strength Inc. (doing business as Forme), a Delaware corporation with offices located at 1005 Congress Avenue, Suite 925, Austin, TX 78701 (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto (the “Schedule of Buyers”) (individually, a “Buyer” and, collectively, the “Buyers” and, together with the Company, the “Parties”).

RECITALS

A.
The Company and each Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.
B.
The Company has authorized a new series of senior convertible notes of the Company, in the aggregate original principal amount of up to $2,160,000, which are being issued with an eight percent (8.0%) original issue discount, substantially in the form attached hereto as Exhibit A (collectively, the “Notes”), which Notes shall be convertible into shares of Common Stock (as defined below) in certain circumstances in accordance with the terms of the Notes at an initial conversion price of $1.25, subject to adjustment as set forth in the Notes (the shares of Common Stock issuable pursuant to the terms of the Notes, the “Note Conversion Shares”).
C.
In connection with the issuance and sale of the Notes, the Company has authorized the issuance of common stock purchase warrants to the Buyers, substantially in the form attached hereto as Exhibit B (collectively, the “Warrants” and together with the Notes, the “Purchased Securities”), which shall be exercisable for shares of Common Stock at an initial exercise price of $1.25, subject to adjustment as set forth in the Warrants (the “Exercise Price”) (the shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares” and together with the Note Conversion Shares, the “Conversion Shares”). The Notes, the Warrants and the Conversion Shares shall sometimes be collectively referred to herein as the “Securities.”
D.
Each Buyer desires to purchase, and the Company desires to issue and sell, upon the terms and conditions stated in this Agreement, a Note in the aggregate original principal amount set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers and, in connection therewith, each Buyer shall receive a Warrant to purchase the number of Warrant Shares set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers at the exercise price set forth in column (6).
E.
At the Closing (as defined below), the Parties shall execute and deliver a registration rights agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company shall agree to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF SECURITIES.

(a)
Purchase and Sale of Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below) a Note in the original principal amount as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (the “Closing”). The Notes shall be issued with an original issue discount of eight percent (8.0%) as reflected in the Notes and Schedule of Buyers.

(b)
Issuance of Warrants. In connection with the issuance and sale of the Notes, the Company shall issue to each Buyer on the Closing Date a Warrant to purchase a number of Warrant Shares set forth opposite such Buyer’s name in column (5) of the Schedule of Buyers (the “Warrant Share Amount”).
(c)
Closing. The Closing shall take place electronically. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 6 and 7 are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer). “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
(d)
Purchase Price. The aggregate purchase price to be paid by each Buyer for the Notes shall be the amount set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers, and shall be $1.00 for each $1.08 of original principal amount of the Note to be purchased by such Buyer at the Closing (such aggregate amount for each such Buyer, the “Purchase Price”). In connection with the purchase of the Note, each Buyer shall be entitled to receive a Warrant to purchase the Warrant Shares set forth opposite such Buyer’s name on the Schedule of Buyers. For the sake of clarity, no additional consideration shall be paid by any Buyer for the issuance of the Warrants.
(e)
Form of Payment. On the Closing Date, each Buyer shall pay its respective Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(g)) to the Company for the Purchased Securities to be issued and sold to such Buyer at the Closing by wire transfer of immediately available funds in accordance with the Flow of Funds Letter (as defined below). Upon receipt of payment, the Company shall deliver to each Buyer (i) a Note in the aggregate original principal amount as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers, and (ii) a Warrant for such Buyer’s applicable Warrant Share Amount, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.	REPRESENTATIONS AND WARRANTIES OF THE BUYERS.

Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the Subscription Date and as of the Closing Date:

(a)
Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.
(b)
No Public Sale or Distribution. Such Buyer (i) is acquiring the Purchased Securities, and (ii) upon conversion of its Note shall acquire the Note Conversion Shares issuable upon conversion thereof, and upon exercise of its Warrant shall acquire the Warrant Shares issuable upon exercise thereof, in each case for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the Securities Act; provided, however, by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.
(c)
Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.
(d)
Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.
(e)
Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.
(f)
No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
(g)
Transfer or Resale. Such Buyer understands that, except as provided in the Registration Rights Agreement and Section 4(h) hereof: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(g).
(h)
Validity; Enforcement. This Agreement and each of the other Transaction Documents to which such Buyer is a party, has been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(i)
No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and each of the other Transaction Documents to which such Buyer is a party, and the consummation by such Buyer of the transactions contemplated hereby and thereby shall not (i) result in a violation of the organizational documents of such Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that, as of the Subscription Date and as of the Closing Date:

(a)
Organization, Good Standing and Power. The Company and each of the Subsidiaries are entities duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has made available via the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) true and correct copies of the Company’s Amended and Restated Certificate of Incorporation as in effect on the Subscription Date (the “Charter”), and the Company’s Amended and Restated Bylaws as in effect on the Subscription Date (the “Bylaws”). “Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of the Transaction Documents or the transactions contemplated thereby, (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties, financial condition, or prospects of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and/or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under the Transaction Documents; provided, however, that no facts, circumstances, changes or effects exclusively and directly resulting from, relating to or arising out of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would likely occur: (A) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (B) changes generally affecting the industries in which the Company and its Subsidiaries operate, provided such changes shall not have affected the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner as compared to other similarly situated companies; (C) any effect of the announcement of, or the consummation of the transactions contemplated by, the Transaction Documents on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees; (D) changes arising in connection with earthquakes, pandemics, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such pandemic, hostilities, acts of war, sabotage or terrorism or military actions existing as of the Subscription Date; (E) any action taken by the Buyers with respect to the transactions contemplated by this Agreement; and (F) the effect of any changes in applicable laws or accounting rules, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies. “Subsidiaries” means any Person in which the Company, directly or indirectly, (x) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (y) controls or operates all or any part of the business, operations, or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b)
Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to offer, issue, and sell the Securities in accordance with the terms hereof and thereof. Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents by the Company and its Subsidiaries, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the offer, issuance, and sale of the Purchased Securities and the reservation for issuance and issuance of the Note Conversion Shares issuable upon conversion of the Notes and the issuance of the Warrant Shares upon exercise of the Warrants) have been duly authorized by the Company’s board of directors and each of its Subsidiaries’ board of directors or other governing body, as applicable, and (other than the filing with the SEC of one or more registration statements relating to the Securities in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body in connection with the offer, issuance, and sale of the Purchased Securities. This Agreement has been, and the other Transaction Documents to which it is a party shall be, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. Prior to the Closing, the Transaction Documents to which each Subsidiary is a party shall be duly executed and delivered by each such Subsidiary, and shall constitute the legal, valid and binding obligations of each such Subsidiary, enforceable against each such Subsidiary in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Voting Agreement (as defined below), the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the Parties in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c)
Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding were as set forth in the SEC Documents as of the dates reflected therein. Schedule 3(c) attached hereto sets forth all issuance of the Company’s Common Stock made subsequent to February 28, 2023. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the SEC Documents, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in the SEC Documents, no shares of Common Stock are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or rights, warrants, or options to subscribe for or purchase shares of Common Stock or Convertible Securities (as defined below) (collectively, “Options”), calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities, the Company is not a party to, and it has no Knowledge (as defined below) of, any agreement restricting the voting or transfer of any outstanding shares of the capital stock of the Company. The offer and sale of all capital stock, Convertible Securities or Options of the Company issued prior to the Subscription Date complied, in all material respects, with all applicable federal and state securities laws, and no stockholder has any right of rescission or damages or any “put” or similar right with respect thereto that would have a Material Adverse Effect. Except as set forth in the SEC Documents, there are no securities or instruments containing anti-dilution or similar provisions that shall be triggered by this Agreement or the consummation of the transactions described herein or therein. “Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock. “Knowledge” means the actual knowledge of any of (A) the Company’s Chief Executive Officer, (B) the Company’s Chief Financial Officer, (C) the Company’s Lead Independent Director, and (D) the Company’s General Counsel, in each case after reasonable inquiry of all officers, directors and employees of the Company and its Subsidiaries under such Person’s direct supervision who would reasonably be expected to have knowledge or information with respect to the matter in question.

(d)
Issuance of Purchased Securities. The issuance of the Purchased Securities has been duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, the Purchased Securities shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than one hundred percent (100%) of the maximum number of Conversion Shares issuable upon conversion of the Notes (assuming for purposes hereof that (i) the Notes are convertible at the Conversion Price Floor (as defined in the Notes) assuming an Alternate Conversion Date (as defined in the Notes) as of the Subscription Date, (ii) interest on the Notes shall accrue through the first anniversary of the Closing Date and shall be converted in shares of Common Stock at a conversion price equal to the Conversion Price Floor assuming an Alternate Conversion Date as of the Subscription Date, and (iii) any such conversion shall not take into account any limitations on the conversion of the Notes as set forth in the Notes) and exercise of the Warrants (collectively, the “Required Reserve Amount”). The Note Conversion Shares, when issued upon conversion of the Notes, shall be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The Warrant Shares, when issued upon exercise of the Warrant, shall be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Buyers in this Agreement, the offer and issuance by the Company of the Purchased Securities is exempt from registration under the Securities Act.

(e)
No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Purchased Securities and the reservation for the Conversion Shares) do not and shall not (i) result in a violation of any provision of the Charter or Bylaws, (ii) result in a breach or violation of any of the terms or provisions of, constitute a default (or an event which, with notice or lapse of time or both, would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, (iii) create or impose a Lien, charge or encumbrance on any property or assets of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected (including federal and state securities laws and regulations and the listing rules of The Nasdaq Capital Market (the “Trading Market”), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(f)
Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with any Governmental Entity (as defined below) or any regulatory or self-regulatory agency (other than (i) the filing with the SEC of one or more registration statements relating to the Securities in accordance with the requirements of the Registration Rights Agreement, (ii) the filing of a Form D with the SEC, and (iii) any other filings as may be required by any state securities agencies) or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or shall be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Trading Market and has no Knowledge of any facts or circumstances which might lead to delisting or suspension of the Common Stock. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(g)
Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s-length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries, or (iii) to its Knowledge, a “beneficial owner” of more than ten percent (10%) of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s and each Subsidiary’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.

(h)
Use of Proceeds. The proceeds from the sale of the Securities by the Company to the Buyers shall be used by the Company and its Subsidiaries for general corporate purposes and to repay that Indebtedness of the Company set forth on Schedule 3(q) attached hereto.

(i)
No General Solicitation; Placement Agent Fees. Neither the Company, nor any of its Subsidiaries or Affiliates (as defined in the Notes), nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to Aegis Capital Corp., as placement agent (the “Placement Agent”) in connection with the sale of the Purchased Securities. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities. Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(j)
No Integrated Offering. None of the Company, its Subsidiaries, or any of their respective Affiliates, nor any Person acting on their behalf has, directly or indirectly, sold, offered for sale, or solicited any offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which shall be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the Securities Act or under any applicable stockholder approval provisions, including, without limitation, under the listing rules of the Trading Market. Except in accordance with the requirements of the Registration Rights Agreement, none of the Company, its Subsidiaries, their Affiliates, nor any Person acting on their behalf shall take any action or steps that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(k)
Dilutive Effect. The Company understands and acknowledges that the issuance of Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that the number of Conversion Shares shall increase in certain circumstances as described in the Notes and Warrants, and that the Company has an unconditional and absolute obligation to issue the Conversion Shares in accordance with the terms of this Agreement and the Purchased Securities, without any right of set off, counterclaim, delay, or reduction, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company, and regardless of any claim the Company may have against any Buyer.

(l)
Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Charter, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(m)
SEC Documents; Financial Statements.

(i) Since November 14, 2023, the Company has timely filed all SEC Documents required to be filed with or furnished to the SEC by the Company under the Securities Act or the Exchange Act, including those required to be filed with or furnished to the SEC under Section 13(a) or Section 15(d) of the Exchange Act, including, without limitation, the Registration Statement on Form S-1 (File No. 333-269246) filed with the SEC on January 17, 2023, as amended through the date of this Agreement, including financial statements, all exhibits and any information deemed to be included or incorporated by reference therein, and any information deemed to be included therein pursuant to Rule 430A or Rule 430B of the Securities Act (the “IPO Registration Statement”) (all of the foregoing filed prior to the Subscription Date and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of the Subscription Date, no Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the SEC. As of its filing date, each SEC Document filed with or furnished to the SEC complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the Subscription Date, on the date of such amended or superseded filing), such SEC Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each SEC Document to be filed with or furnished to the SEC after the Subscription Date including, without limitation, the Current Report, when such document is filed with or furnished to the SEC and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments received by the Company from the SEC. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(ii) The consolidated financial statements of the Company included or incorporated by reference in the SEC Documents filed with or furnished to the SEC, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the consolidated Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the consolidated Subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which shall not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except (A) for such adjustments to accounting standards and practices as are noted therein and (B) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved. The pro forma financial statements or data included or incorporated by reference in the SEC Documents filed with or furnished to the SEC comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial and statistical data with respect to the Company and Subsidiaries contained or incorporated by reference in the SEC Documents filed with or furnished to the SEC, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Documents filed with or furnished to the SEC that are not included or incorporated by reference as required. The Company and Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” as that term is used in Accounting Standards Codification Paragraph 810-10-25-20), not described in the SEC Documents that are required to be described or incorporated by reference in the SEC Documents. All disclosures contained in the SEC Documents, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the Subscription Date and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. The Company is not currently contemplating to amend or restate any of the financial statements included in the SEC Documents (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any such financial statements, in each case, in order for any of such financials statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the financial statements included in the SEC Documents or that there is any need for the Company to amend or restate any such financial statements.

(iii) The Company and Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to Company assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Since the date of the IPO Registration Statement, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially adversely affected, or is reasonably likely to materially adversely affect, the internal control over financial reporting of the Company and its Subsidiaries.

(iv) The Company has timely filed with the SEC and made available via EDGAR all certifications and statements required by (a) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (b) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002 (“SOXA”)) with respect to all relevant SEC Documents. The Company and each Subsidiary is in compliance in all material respects with the provisions of SOXA applicable to it as of the Subscription Date. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the timely and accurate preparation of the SEC Documents and other public disclosure documents.

(v) Deloitte & Touche LLP, whose report on the consolidated balance sheet of the Company as of December 31, 2022, the related statement of operations, stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes, is filed with the SEC as part of the Form S-1, are and, during the periods covered by their report, were independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s Knowledge, Deloitte & Touche LLP is not in violation of the auditor independence requirements of SOXA with respect to the Company.

(vi) There is, and during the past twelve (12) months there has been, no failure on the part of the Company or, to the Knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of SOXA and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of SOXA with respect to all periodic reports required to be filed by it with the SEC during the past twelve (12) months. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Exchange Act Rules 13a-15 and 15d-15.

(n)
Subsidiaries. The SEC Documents identify each Subsidiary of the Company as of the Subscription Date, other than those that may be omitted pursuant to Item 601 of Regulation S-K. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described or incorporate by reference in, or contemplated by, the SEC Documents, or as would not reasonably be expected to have a Material Adverse Effect.

(o)
No Material Adverse Effect. Except as otherwise disclosed or incorporated by reference in the SEC Documents, since November 14, 2023: (i) the Company has not experienced or suffered any Material Adverse Effect, and there exists no current state of facts, condition or event which would have a Material Adverse Effect; (ii) there has not occurred any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that disclosed or incorporated by reference in the SEC Documents; (iii) neither the Company nor any of its Subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iv) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (v) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company.

(p)
No Undisclosed Liabilities, Events, or Circumstances. Neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed or incorporated by reference in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses since November 14, 2023 and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws in the SEC Documents, which has not been disclosed or incorporated by reference in the SEC Documents, or (ii) would reasonably be expected to have a Material Adverse Effect.

(q)
Indebtedness. Schedule 3(q) attached hereto sets forth, as of the Subscription Date, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments through such date. For the purposes of this Agreement, “Indebtedness” shall mean (i) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (ii) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (iii) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth on Schedule 3(q), there is no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law or law for the relief of debtors, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any Bankruptcy Law or any law for the relief of debtors. Upon the sale and purchase of the Purchased Securities, the Company is financially solvent and is generally able to pay its debts as they become due.

(r)
Title to Assets. The Company and each of its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company, in each case free and clear of all Liens, encumbrances and defects except such as are described or incorporated by reference in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described or incorporated by reference in the SEC Documents.

(s)
Actions Pending. There are no Actions (as defined below) pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or their respective assets or properties (i) other than Actions accurately described in the SEC Documents and proceedings that would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement, or (ii) that are required to be described in the SEC Documents and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the SEC Documents, or to be filed as exhibits to the SEC Documents, that are not so described or filed. “Action” means any action, lawsuit, complaint, claim, petition, suit, audit, examination, assessment, arbitration, mediation or inquiry, or any proceedings or investigation, by or before any Governmental Entity.

(t)
Compliance with Law. The business of the Company and Subsidiaries has been and is presently being conducted in compliance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except as set forth in the SEC Documents and except for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation of any Governmental Entity applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries shall conduct its business in violation of any of the foregoing, except in all cases for any such violations which could not, individually or in the aggregate, have a Material Adverse Effect.

(u)
Certain Fees. Except as described in the SEC Documents, no brokers, finders or financial advisory fees or commissions is or shall be payable by the Company or any Subsidiary (or any of their respective Affiliates) with respect to the transactions contemplated by the Transaction Documents. Except as described in the SEC Documents, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company, the Buyers or the Placement Agent for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by the Transaction Documents, or, to the Company’s Knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, stockholders, partners, employees, Subsidiaries or Affiliates that may affect the Financial Industry Regulatory Authority’s (“FINRA”) determination of the amount of compensation to be received by any FINRA member or person associated with any FINRA member in connection with the transactions contemplated by this Agreement. Except as described in the SEC Documents, no “items of value” (within the meaning of FINRA Rule 5110) have been received, and no arrangements have been entered into for the future receipt of any items of value, from the Company or any of its officers, directors, stockholders, partners, employees, Subsidiaries or Affiliates by any FINRA member or person associated with any FINRA member, during the period commencing 180 days immediately preceding the Subscription Date and ending on the date this Agreement is terminated in accordance with the terms hereof, that may affect the FINRA’s determination of the amount of compensation to be received by any FINRA member or person associated with any FINRA member in connection with the transactions contemplated by the Transaction Documents.

(v)
Operation of Business.

(i) The Company and Subsidiaries possess or have obtained, all licenses, certificates, consents, orders, approvals, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign Governmental Entity that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as currently conducted, as described in the SEC Documents (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received written notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit shall not be renewed in the ordinary course, except where the failure to obtain any such renewal would not, individually or in the aggregate, have a Material Adverse Effect. This Section 3(v) does not relate to environmental matters, such items being the subject of Section 3(w).

(ii) Except as described in the SEC Documents, the Company and its Subsidiaries own or possess adequate enforceable rights to use all patents, patent applications, trademarks (both registered and unregistered), trade names, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the Subscription Date, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have not received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. There are no pending, or to the Company’s Knowledge, threatened judicial proceedings or interference proceedings challenging the Company’s or any of its Subsidiaries’ rights in or to or the validity of the scope of any of the Company’s or its Subsidiaries’ Intellectual Property. No other Person has any right or claim in any of the Company’s or any of its Subsidiaries’ Intellectual Property by virtue of any contract, license or other agreement entered into between such Person and the Company or any of its Subsidiaries or by any non-contractual obligation, other than by written licenses granted by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any written notice of any claim challenging the rights of the Company or any of its Subsidiaries in or to any Intellectual Property owned, licensed or optioned by the Company or any of its Subsidiaries, which claim, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

(w)
Environmental Compliance. The Company and Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the SEC Documents; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(x)
Material Agreements. Except as set forth in the SEC Documents, neither the Company nor any Subsidiary of the Company is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required pursuant to the Securities Act or the Exchange Act to be filed with the SEC as an exhibit to an Annual Report on Form 10-K (collectively, “Material Agreements”). Each of the Material

Agreements described in the SEC Documents filed with or furnished to the SEC conform in all material respects to the descriptions thereof contained or incorporated by reference therein. Except as set forth in the SEC Documents, the Company and each of its Subsidiaries have performed in all material respects all the obligations then required to be performed by them under the Material Agreements, have received no notice of default or an event of default by the Company or any of its Subsidiaries thereunder and are not aware of any basis for the assertion thereof, and neither the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any other contracting party thereto are in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect. Except as set forth in the SEC Documents, each of the Material Agreements is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against the Company and/or any of its Subsidiaries and, to the Knowledge of the Company, each other contracting party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(y)
Transactions with Affiliates. Except as set forth in the SEC Documents, none of the officers or directors of the Company and, to the Knowledge of the Company, none of the Company’s stockholders, the officers or directors of any stockholder of the Company, or any family member or Affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction that is required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(z)
Employees; Labor Laws. No material labor dispute with the employees of the Company exists, except as set forth in the SEC Documents, or, to the Knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(aa)
Investment Company Act Status. The Company is not, and as a result of the consummation of the transactions contemplated by this Agreement and the application of the proceeds from the sale of the Securities pursuant to the Transaction Documents, shall not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(bb)
ERISA. To the Knowledge of the Company: (i) each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered, or contributed to by the Company or any of its Subsidiaries (other than a Multiemployer Plan, within the meaning of Section 3(37) of ERISA) for employees or former employees of the Company and any of its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules, and regulations, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred respecting any such plan (excluding transactions effected pursuant to a statutory or administrative exemption); and (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) equals or exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, other than, in the case of (i), (ii), and (iii) above, as would not reasonably be expected to have a Material Adverse Effect.

(cc)
Taxes. The Company and each of its Subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the Subscription Date or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which have had a Material Adverse Effect, nor does the Company have any notice or Knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or any of its Subsidiaries and which would reasonably be expected to have a Material Adverse Effect.

(dd)
Insurance. The Company and Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. The Company has no reason to believe that it shall not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

(ee)
U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, and so long as any of the Securities are held by the Buyers shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Code.

(ff)
Listing and Maintenance Requirements; DTC Eligibility. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as disclosed on Schedule 3(ff), the Company has not received notice from the Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Trading Market. As of the Subscription Date, the Company is in compliance with all such listing and maintenance requirements. The Common Stock is eligible for participation in The Depository Trust Company (“DTC”) book entry system and has shares on deposit at DTC for transfer electronically to third parties via DTC through its Deposit/Withdrawal at Custodian (“DWAC”) delivery system. The Company has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated.

(gg)
No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor any director or officer, nor, to the Knowledge of the Company, any employee, agent, representative or Affiliate of the Company, has taken within the past five (5) years any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage (to the extent acting on behalf of or providing services to the Company); and the Company and its Subsidiaries have conducted their businesses within the past five years in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, the U.K. Bribery Act 2010 and other applicable anti-corruption, anti-money laundering and anti-bribery laws, and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(hh)
Money Laundering Laws. The operations of the Company are and have been conducted at all times within the past five years in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, 18 U.S.C. Sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder, of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or Governmental Entity, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best Knowledge of the Company, threatened.

(ii)
OFAC. Neither the Company nor any of its Subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s Knowledge, any agent, Affiliate or representative of the Company, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria). Neither the Company nor any of its Subsidiaries shall, directly or indirectly, use the proceeds from the sale of Shares under this Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (a) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (b) in any other manner that shall result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). During the past five (5) years, neither the Company nor any of its Subsidiaries have knowingly engaged in, or are now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(jj)
Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Buyers or any of their agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than with respect to the transactions contemplated by this Agreement. The Company understands and confirms that the Buyers shall rely on the foregoing representations in effecting resales of the Securities under the Registration Statement (as defined in the Registration Rights Agreement). All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated by this Agreement (including, without limitation, the representations and warranties of the Company contained in this Section 3) furnished in writing by or on behalf of the Company or any of its Subsidiaries for purposes of or in connection with the transactions contemplated by this Agreement (other than forward-looking information and projections and information of a general economic nature and general information about the Company’s industry), taken together, is true and correct in all material respects on the date on which such information is dated or certified, and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at such time. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the Subscription Date did not, at the time of release, contain any misstatement of material fact.

(kk)
Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll)
IT Systems. To the Knowledge of Company, (i)(A) there has been no security breach or other compromise of any of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”), and (B) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to the IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, have a Material Adverse Effect; (ii) the Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or Governmental Entity, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (c) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

(mm)
Compliance with Data Privacy Laws. The Company and Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation the European Union General Data Protection Regulation (EU 2016/679) and the California Consumer Privacy Act of 2018 (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company has in place, complies with, and takes appropriate steps to ensure compliance in all material respects with its policies and procedures relating to data privacy and security and the collection, storage, use, processing, disclosure, handling, and analysis of personal data and confidential data (the “Policies”). The Company has at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any of its Policies have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (a) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and the Company has no Knowledge of any event or condition that would reasonably be expected to result in any such notice; (b) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (c) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(nn)
Stock Option Plans. Each stock Option granted by the Company was granted (a) in accordance with the terms of the applicable stock Option plan of the Company and (b) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock Option would be considered granted under GAAP and applicable law. No stock Option granted under the Company’s stock Option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock Options prior to, or otherwise knowingly coordinate the grant of stock Options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(oo)
Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has, (a) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Securities, or (b) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities. Neither the Company nor any of its officers, directors or Affiliates shall during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf shall during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

(pp)
Disclosure. The Company confirms that neither it nor, to its Knowledge, any Person acting on its behalf, has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the Subscription Date by or on behalf of the Company or any of its Subsidiaries to each Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, shall be true and correct in all material respects as of the date on which such information is so provided and shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the Subscription Date did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the Subscription Date or announcement by the Company but which has not been so publicly disclosed. All financial projections and forecasts that have been prepared by or on behalf of the Company or any of its Subsidiaries and made available to you have been prepared in good faith based upon reasonable assumptions and represented, at the time each such financial projection or forecast was delivered to each Buyer, the Company’s best estimate of future financial performance (it being recognized that such financial projections or forecasts are not to be viewed as facts and that the actual results during the period or periods covered by any such financial projections or forecasts may differ from the projected or forecasted results).

(qq)
No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(rr)
Other Covered Persons. The Company is not aware of any Person (other than the Placement Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of any Regulation D Securities.

(ss)
Ranking of Purchased Securities. No Indebtedness of the Company, at the Closing, shall be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

(tt)
Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents; (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s-length counterparty in any “derivative” transaction; and (iv) each Buyer may rely on the Company’s obligation to timely deliver shares of Common Stock upon conversion or exchange, as applicable, of the Securities as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock of the Company. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release and/or, the 8-K Filing (as defined below), as applicable, one or more Buyers may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Conversion Shares deliverable with respect to the Securities are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(uu)
Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

4.	COVENANTS.

(a) Best Efforts. Each Buyer shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b) Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.

(c) Reporting Status. Until the date on which the Buyers shall have sold all of the Registrable Securities (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. From the time Form S-3 is available to the Company for the registration of the Registrable Securities, the Company shall take all actions necessary to maintain its eligibility to register the Registrable Securities for resale by the Buyers on Form S-3.

(d) Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for general corporate purposes and to repay that Indebtedness of the Company set forth on Schedule 3(q) attached hereto, but not, directly or indirectly, for (i) the redemption or repurchase of any securities of the Company or any of its Subsidiaries, or (ii) the settlement of any outstanding litigation.

(e) Financial Information. The Company agrees to send the following to each Buyer during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, shareholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, e-mail copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(f) Listing. The Company shall maintain the Common Stock’s listing or authorization for quotation (as the case may be) on the Trading Market, The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). Neither the

Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g) Fees. The Company shall reimburse the lead Buyer for all costs and expenses incurred by it or its affiliates in connection with the preparation, structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents (including, without limitation, as applicable, all reasonable legal fees of Stradling Yocca Carlson & Rauth, P.C. (“Stradling”), counsel to the lead Buyer, any other reasonable and documented fees and expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) (collectively, the “Transaction Expenses”), the sum of which shall be withheld by the lead Buyer from the Purchase Price, less any amount previously paid by the Company to the lead Buyer for Transaction Expenses; provided, that the Company shall promptly reimburse Stradling on demand for all Transaction Expenses not so reimbursed through such withholding at the Closing. The Company shall be responsible for the payment of any Placement Agent fees, financial advisory fees, transfer agent fees, DTC (as defined below) fees or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby (including, without limitation, any fees or commissions payable to the Placement Agent, who is the Company’s sole placement agent in connection with the transactions contemplated by this Agreement). The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Purchased Securities to the Buyers.

(h) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(g) hereof; provided that a Buyer and its pledgee shall be required to comply with the provisions of Section 2(g) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(i) Disclosure of Transactions and Other Material Information.

(i) Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York time, on the first (1st) Business Day after the Subscription Date, issue a press release (the “Press Release”) reasonably acceptable to the Buyers disclosing all the material terms of the transactions contemplated by the Transaction Documents. On or before 9:30 a.m., New York time, on the first (1st) Business Day after the Subscription Date, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of Notes, the form of Warrants, and the form of the Registration Rights Agreement (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate.

(ii) Limitations on Disclosure. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the Subscription Date without the express prior written consent of such Buyer (which may be granted or withheld in such Buyer’s sole discretion). In the event of a breach of any of the foregoing covenants, including, without limitation, Section 4(o) of this Agreement, or any of the covenants or agreements contained in any other Transaction Document, by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Buyer), in addition to any other remedy provided herein or in the Transaction Documents, such Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates, stockholders or agents, for any such disclosure. To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer’s consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make the Press Release and any press release or other public disclosure with respect to such transactions (A) in substantial conformity with the 8-K Filing and contemporaneously therewith, and (B) as is required by applicable law and regulations (provided that in the case of clause (A) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Buyer (which may be granted or withheld in such Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer in any filing, announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer shall have (unless expressly agreed to by a particular Buyer after the Subscription Date in a written definitive and binding agreement executed by the Company and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

(iii) Other Confidential Information. Disclosure Failures; Disclosure Delay Payments. In addition to other remedies set forth in this Section 4(i), and without limiting anything set forth in any other Transaction Document, at any time after the Closing Date if the Company, any of its Subsidiaries, or any of their respective officers, directors, employees or agents, provides any Buyer with material non-public information relating to the Company or any of its Subsidiaries (each, the “Confidential Information”), the Company shall, on or prior to the applicable Required Disclosure Date (as defined below), publicly disclose such Confidential Information on a Current Report on Form 8-K or otherwise (each, a “Disclosure”). From and after such Disclosure, the Company shall have disclosed all Confidential Information provided to such Buyer by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon such Disclosure, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate. In the event that the Company fails to effect such Disclosure on or prior to the Required Disclosure Date and such Buyer shall have possessed Confidential Information for at least ten (10) consecutive Trading Days (as defined in the Notes) (each, a “Disclosure Failure”), then, as partial relief for the damages to such Buyer by reason of any such delay in, or reduction of, its ability to buy or sell shares of Common Stock after such Required Disclosure Date (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to such Buyer an amount in cash equal to the greater of (I) one half percent (0.5%) of the aggregate Purchase Price and (II) the applicable Disclosure Restitution Amount (as defined below), on each of the following dates (each, a “Disclosure Delay Payment Date”): (i) on the date of such Disclosure Failure and (ii) on every thirty (30) day anniversary such Disclosure Failure until the earlier of (x) the date such Disclosure Failure is cured and (y) such time as all such non-public information provided to such Buyer shall cease to be Confidential Information (as evidenced by a certificate, duly executed by an authorized officer of the

Company to the foregoing effect) (such earlier date, as applicable, a “Disclosure Cure Date”); provided that the Company shall not be liable for any payments pursuant to the foregoing in excess of six percent (6.0%) of the aggregate Purchase Price. Following the initial Disclosure Delay Payment for any particular Disclosure Failure, without limiting the foregoing, if a Disclosure Cure Date occurs prior to any thirty (30) day anniversary of such Disclosure Failure, then such Disclosure Delay Payment (prorated for such partial month) shall be made on the second (2nd) Business Day after such Disclosure Cure Date. The payments to which a Buyer shall be entitled pursuant to this Section 4(i)(iii) are referred to herein as “Disclosure Delay Payments.” In the event the Company fails to make Disclosure Delay Payments in a timely manner in accordance with the foregoing, such Disclosure Delay Payments shall bear interest at the rate of two percent (2%) per month (prorated for partial months) until paid in full.

(iv) For the purpose of this Agreement the following definitions shall apply:

(A)
“Disclosure Failure Market Price” means, as of any Disclosure Delay Payment Date, the price computed as the quotient of (1) the sum of the five (5) highest VWAPs (as defined in the Notes) of the Common Stock during the applicable Disclosure Restitution Period (as defined below), divided by (2) five (5) (such period, the “Disclosure Failure Measuring Period”). All such determinations to be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Disclosure Failure Measuring Period.

(B)
“Disclosure Restitution Amount” means, as of any Disclosure Delay Payment Date, the product of (1) difference of (x) the Disclosure Failure Market Price less (y) the lowest purchase price, per share of Common Stock, of any Common Stock issued or issuable to such Buyer pursuant to this Agreement or any other Transaction Documents, multiplied by (2) ten percent (10%) of the aggregate daily dollar trading volume (as reported on Bloomberg (as defined in the Notes)) of the Common Stock on the Trading Market for each Trading Day either (x) with respect to the initial Disclosure Delay Payment Date, during the period commencing on the applicable Required Disclosure Date through and including the Trading Day immediately prior to the initial Disclosure Delay Payment Date or (y) with respect to each other Disclosure Delay Payment Date, during the period commencing the immediately preceding Disclosure Delay Payment Date through and including the Trading Day immediately prior to such applicable Disclosure Delay Payment Date (such applicable period, the “Disclosure Restitution Period”).

(C)
“Required Disclosure Date” means (1) if such Buyer authorized the delivery of such Confidential Information, either (x) if the Company and such Buyer have mutually agreed upon a date (as evidenced by an e-mail or other writing) of Disclosure of such Confidential Information, such agreed upon date or (y) otherwise, the seventh (7th) calendar day after the date such Buyer first received any Confidential Information, or (2) if such Buyer did not authorize the delivery of such Confidential Information, the first (1st) Business Day after such Buyer’s receipt of such Confidential Information.

(j) Additional Registration Statements. Until the Applicable Date (as defined below) and at any time thereafter while any Registration Statement is not effective or the prospectus contained therein is not available for use, the Company shall not file a registration statement or an offering statement under the Securities Act relating to securities that are not the Registrable Securities (other than a registration statement on Form S-8, or such supplements or amendments to registration statements that are outstanding and have been declared effective by the SEC as of the Subscription Date (solely to the extent necessary to keep such registration statements effective and available and not with respect to any Subsequent Placement (as defined below)). “Applicable Date” means the earlier of (i) the first date on which the resale by the Buyers of all the Registrable Securities required to be filed on the initial Registration Statement pursuant to the Registration Rights Agreement is declared effective by the SEC (and each prospectus contained therein is available for use on such date) or (ii) the first date on which all of the Registrable Securities are eligible to be resold by the Buyers pursuant to Rule 144.

(k) Additional Issuance of Securities. So long as any Buyer beneficially owns any Securities, the Company shall not, without the prior written consent of the Required Holders (as defined below), issue any Purchased Securities (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Purchased Securities. Unless otherwise agreed upon in writing by the Required Holders, for the period commencing on the Subscription Date and ending on the date immediately following the sixtieth (60th) Trading Day after the Applicable Date (provided that such period shall be extended by the number of calendar days during such period and any extension thereof contemplated by this proviso on which any Registration Statement is not effective or any prospectus contained therein is not available for use) (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any Option or right to purchase, or otherwise dispose of, or announce any issuance, offer, sale, grant of any Option or right to purchase, or other disposition of, any equity security or any equity-linked or related security, including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), any stock or other security (other than Options) that is, at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock (collectively, “Convertible Securities”), any debt, any preferred stock or any purchase rights, and including any issuances or sales of Common Stock made on or following the Subscription Date pursuant to the terms of that certain Common Stock Purchase Agreement, by and between the Company and [___] (to be entered into by such parties subsequent to the date hereof) (any such issuance, offer, sale, grant, disposition or announcement, whether occurring during the Restricted Period or at any time thereafter, is referred to as a “Subsequent Placement”). Notwithstanding the foregoing, this Section 4(k) shall not apply in respect of the issuance of (i) shares of Common Stock or standard Options to purchase Common Stock to directors, officers or employees of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below), provided that (A) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such Options) after the Subscription Date pursuant to this clause do not, in the aggregate, exceed ten percent (10%) of the Common Stock issued and outstanding immediately prior to the Subscription Date, and (B) the exercise price of any such Options is not lowered, none of such Options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Options are otherwise materially changed in any manner that adversely affects any of the Buyers; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities or Options (other than standard Options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Subscription Date, provided that the conversion, exercise, or other method of issuance (as the case may be) of any such Convertible Security or Option is made solely pursuant to the conversion, exercise, or other method of issuance (as the case may be) provisions of such Convertible Security or Option that were in effect on the date immediately prior to the Subscription Date, the conversion, exercise, or issuance price of any such Convertible Securities or Options (other than standard Options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities or Options (other than standard Options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder, and none of the terms or conditions of any such Convertible Securities or Options (other than standard Options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (iii) the Conversion Shares; (iv) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations, or strategic transactions approved by the Company’s board of directors or a majority of the members of a committee of directors established for such purpose, which acquisitions, divestitures, licenses, partnerships, collaborations, or strategic transactions can have a Variable Rate Transaction (as defined below) component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (v) convertible preferred securities of the Company which, by their terms, would not be convertible into Common Stock, prior to the date that is the later of (1) twelve (12) months from the Closing Date and (2) the date on which all of the Notes are no longer outstanding, in respect of which the Company has received net proceeds of less than $3,000,000.00, provided that (A) any such issuance shall not have a Variable Rate Transaction component (other than standard price adjustments for future capital raises), (B) any such issuance shall be subject to the Buyers’ rights set forth in the Notes, including without limitation, those set forth in Sections 6 and 7, and, provided such issuance of convertible preferred securities occurs no less than sixty (60) days from the Closing Date, Section 8 thereto, (C) any such issuance shall be subject to the Buyers’ rights set forth in the Warrants, including, without limitation, those set forth in Section 2 thereto) and (D)

so long as any Purchased Securities remain outstanding, (1) the Company shall not make any cash payments in respect of such convertible preferred securities, (2) any such convertible preferred securities shall not mature or convert (each of the foregoing in clauses (i) through (v), collectively the “Excluded Securities”). “Approved Stock Plan” means any stock incentive plan or other employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the Subscription Date, which provides for the grant of equity awards to any employee, officer or director for services provided to the Company in their capacity as such. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (A) issues or sells any Convertible Securities or Options either (1) at a conversion, exercise, or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities or Options, or (2) with a conversion, exercise, or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or Options or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary anti-dilution provision, or (B) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Each Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(l) Reservation of Shares. So long as any of the Purchased Securities remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the Required Reserve Amount; provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4(l) be reduced other than proportionally in connection with any conversion and/or redemption, as applicable, of Notes or exercise of the Warrants. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company shall promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares of Common Stock is sufficient to meet the Required Reserve Amount.

(m) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(n) Variable Securities. So long as any Purchased Securities remain outstanding, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to affect any Subsequent Placement involving a Variable Rate Transaction.

(o) Participation Right. At any time on or prior to the second (2nd) anniversary of the Closing Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(o). The Company acknowledges and agrees that the right set forth in this Section 4(o) is a right granted by the Company, separately, to each Buyer.

(i) At least three (3) Trading Days prior to any proposed or intended Subsequent Placement, the Company shall deliver to each Buyer a written notice (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Offer Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Buyer is willing to accept material non-public information or (B) if the proposed Offer Notice does not constitute or contain material, non-public information, (x) a statement that the Company proposes or intends to effect a Subsequent Placement, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing such Buyer that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of a Buyer within one (1) Trading Day after the Company’s delivery to such Buyer of such Pre-Notice, and only upon a written request by such Buyer, the

Company shall promptly, but no later than one (1) Trading Day after such request, deliver to such Buyer an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell to or exchange with such Buyer in accordance with the terms of the Offer such Buyer’s pro rata portion of fifty percent (50%) of the Offered Securities, provided that the number of Offered Securities which such Buyer shall have the right to subscribe for under this Section 4(o) shall be (x) based on such Buyer’s pro rata portion of the aggregate original principal amount of the Purchased Securities purchased hereunder by all Buyers (the “Basic Amount”), and (y) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it shall purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until each Buyer shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(ii) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the first (1st) Business Day after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to each Buyer a new Offer Notice and the Offer Period shall expire on the first (1st) Business Day after such Buyer’s receipt of such new Offer Notice.

(iii) The Company shall have five (5) Business Days from the expiration of the Offer Period above (A) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Buyer (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (B) to publicly announce (x) the execution of such Subsequent Placement Agreement, and (y) either (I) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (II) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(iv) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(o)(iii) above), then each Buyer may, at its sole option and in its sole discretion, withdraw its Notice of Acceptance or reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(o)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to this Section 4(o) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(o)(i) above.

(v) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Buyer shall acquire from the Company, and the Company shall issue to such Buyer, the number or amount of Offered Securities specified in its Notice of Acceptance, as reduced pursuant to Section 4(o)(iv) above if such Buyer has so elected, upon the terms and conditions specified in the Offer. The purchase by such Buyer of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Buyer of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Buyer and its counsel.

(vi) Any Offered Securities not acquired by a Buyer or other Persons in accordance with this Section 4(o) may not be issued, sold or exchanged until they are again offered to such Buyer under the procedures specified in this Agreement

(vii) The Company and each Buyer agree that if any Buyer elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby such Buyer shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company, and (y) any registration rights set forth in such Subsequent Placement Documents shall be similar in all material respects to the registration rights contained in the Registration Rights Agreement.

(viii) Notwithstanding anything to the contrary in this Section 4(o) and unless otherwise agreed to by such Buyer, the Company shall either confirm in writing to such Buyer that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that such Buyer will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offer Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Buyer, such transaction shall be deemed to have been abandoned and such Buyer shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide such Buyer with another Offer Notice and such Buyer shall again have the right of participation set forth in this Section 4(o). The Company shall not be permitted to deliver more than one such Offer Notice to such Buyer in any sixty (60) day period, except as expressly contemplated by the last sentence of Section 4(o)(ii).

(ix) The restrictions contained in this Section 4(o) shall not apply in connection with the issuance of any Excluded Securities. The Company shall not circumvent the provisions of this Section 4(o) by providing terms or conditions to one Buyer that are not provided to all.

(p) Dilutive Issuances. So long as any Purchased Securities are outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Notes or exercise of any Warrants any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes or exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Trading Market.

(q) Passive Foreign Investment Company. The Company shall conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

(r) Restriction on Redemption and Cash Dividends. So long as any Purchased Securities are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Buyers.

(s) Corporate Existence. So long as any Buyer beneficially owns any Purchased Securities, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes.

(t) Stock Splits. Until the Purchased Securities and all Conversion Shares issued pursuant to the terms thereof are no longer outstanding, the Company shall not effect any stock combination, reverse stock split or other similar transaction (or make any public announcement or disclosure with respect to any of the foregoing) without the prior written consent of the Required Holders.

(u) Conversion Procedures. The form of Conversion Notice (as defined in the Notes) included in the Purchased Securities sets forth the totality of the procedures required of the Buyers in order to convert or exercise the Purchased Securities. Except as provided in Section 5(d), no additional legal opinion, other information or instructions shall be required of the Buyers to convert or exercise their Purchased Securities. The Company shall honor conversions or exercises of the Purchased Securities and shall deliver the Conversion Shares in accordance with the terms, conditions and time periods set forth in the Purchased Securities.

(v) Regulation M. The Company shall not take any action prohibited by Regulation M under the Exchange Act, in connection with the distribution of the Securities contemplated hereby.

(w) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on behalf of the Company or such affiliate shall solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(x) Integration. None of the Company, its Subsidiaries, or any of their respective Affiliates, nor any Person acting on their behalf shall sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which shall be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the Securities Act or require stockholder approval under the rules and regulations of the Trading Market and the Company shall take all action that is appropriate or necessary to assure that its offerings of other securities shall not be integrated for purposes of the Securities Act or the rules and regulations of the Trading Market, with the issuance of Securities contemplated hereby.

(y) Notice of Disqualification Events. The Company shall notify the Buyers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(z) Compliance with Rules of Trading Market.

(i) Exchange Cap. Subject to Section 4(z)(ii) and (iii), the Company shall not issue or sell any shares of Common Stock to the Buyers upon conversion or exercise of any Purchased Security if, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby would exceed 2,861,206 (such number of shares equal to 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the Subscription Date), which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the

Trading Market (such maximum number of shares, the “Exchange Cap” and such limitation on the Company’s issuance of shares to the Buyers, the “Exchange Cap Limitation”).

(ii) Exchange Cap Allocation. Until Stockholder Approval (as defined below) is obtained, the Company shall issue the Buyers in the aggregate, upon conversion or exercise of any of the Purchased Securities, Conversion Shares in an amount no greater than the product of (A) the Exchange Cap as of the Subscription Date multiplied by (B) the quotient of (1) the aggregate number of shares of Common Stock initially exercisable pursuant to the Purchased Securities held by such Buyer without regard for any limitations on exercise set forth therein (as measured as of the Closing Date) divided by (2) the aggregate number of shares of Common Stock initially exercisable pursuant to the Purchased Securities held by all Buyers without regard to any limitations on exercise set forth therein (as measured as of the Closing Date) (with respect to each Buyer, the “Exchange Cap Allocation”). In the event that any Buyer shall sell or otherwise transfer any of such Buyer’s Purchased Securities, the transferee shall be allocated a pro rata portion of such Buyer’s Exchange Cap Allocation with respect to such portion of such Purchased Securities so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion or exercise in full of the Purchased Securities, the difference (if any) between such Buyer’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Buyer upon such Buyer’s conversion or exercise in full of such Purchased Securities shall be allocated to the respective Exchange Cap Allocations of the remaining Buyers on a pro rata basis in proportion to the shares of Common Stock underlying the Purchased Securities then held by each such Buyer.

(iii) Stockholder Approval. As soon as practicable after the Subscription Date, but in any event no later than seventy-five (75) days thereafter, the Company shall hold a meeting of its stockholders to seek approval of a waiver of the Exchange Cap and, if needed, an increase in the authorized number of shares of Common Stock to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount (approval of all such proposals, the “Stockholder Approval”). In connection with such meeting, the Company shall provide each stockholder of the Company with a proxy statement in compliance with applicable SEC rules and regulations and shall use its best efforts to solicit the Stockholder Approval and to cause its board of directors to recommend to the Company’s stockholders that they approve such proposal(s). In the event the Company is prohibited from issuing shares of Common Stock pursuant to the conversion of the Notes and/or the exercise of the Warrants due to the Exchange Cap Limitation and the Company fails to obtain Stockholder Approval as required by this Section 4(z)(iii), then, in lieu of issuing and delivering to each Buyer seeking to exchange or convert its Purchased Securities such number of shares of Common Stock that is determined to be unavailable for issuance upon the conversion or exercise of Purchased Securities (the “Exchange Cap Excess Shares”), the Company shall pay cash to each such Buyer the sum of (x) the product of (A) such number of Exchange Cap Excess Shares and (B) the greatest Closing Sale Price (as defined in the Notes) of the Common Stock on any Trading Day during the period commencing on the date the Buyer delivers the applicable Redemption Notice (as defined in the Notes) with respect to such Exchange Cap Shares to the Company and ending on the date of such payment under this paragraph and (y) to the extent the Buyer purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Buyer of Exchange Cap Excess Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Buyer incurred in connection therewith. For the avoidance of doubt, if the Company is required to and fails to obtain Stockholder Approval, the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement.

(iv) At-Market Transaction. Notwithstanding Section 4(z)(i) and (iii) above, the Exchange Cap Limitation shall not apply for any purposes of this Agreement and the transactions contemplated hereby to the extent that (and only for so long as) the Average Price (as defined below) shall equal or exceed the Minimum Price (as defined below) (it being hereby acknowledged and agreed that the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all other times during the term of this Agreement, unless Stockholder Approval is obtained). “Average Price” means a price per share of Common Stock (rounded to the nearest tenth of a cent) equal to the quotient obtained by dividing (A) the aggregate gross purchase price paid by the Buyers for the Purchased Securities purchased pursuant to this Agreement, by (B) the aggregate number of Conversion Shares issued pursuant to this Agreement. “Minimum Price” means $1.00, representing the lower of (1) the Nasdaq official closing price of the Common Stock on the Trading Market (as reflected on Nasdaq.com) on the Trading Day immediately prior to the Subscription Date, or (2) the average Nasdaq official closing price of the Common Stock on the Trading Market (as reflected on Nasdaq.com) for the five (5) consecutive Trading Days ending on the Trading Day immediately prior to the Subscription Date (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the Subscription Date).

(v) General. The Company shall not issue or sell any shares of Common Stock pursuant to this Agreement if such issuance or sale would reasonably be expected to result in (A) violation of the Securities Act or (B) breach of the rules of the Trading Market. The provisions of this Section 4(z) shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 4(z) only if necessary to ensure compliance with the Securities Act and the applicable rules of the Trading Market. The limitations contained in this Section 4(z) may not be waived by the Company or any Buyer.

(aa) Closing Documents. On or prior to fourteen (14) calendar days after the Closing Date, the Company shall deliver, or cause to be delivered, to each Buyer and Stradling a complete closing set of the executed Transaction Documents, Securities and any other document required to be delivered to any party pursuant to Section 7 hereof or otherwise.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Purchased Securities in which the Company shall record the name and address of the Person in whose name the Purchased Securities have been issued (including the name and address of each transferee), the principal amount of the Purchased Securities held by such Person and the number of Conversion Shares issuable pursuant to the terms of the Purchased Securities. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable, the “Transfer Agent”) in a form acceptable to each of the Buyers (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion or exercise of the Purchased Securities. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, shall be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to such Buyer, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(d). The Company acknowledges that a breach by it of its obligations hereunder shall cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) shall be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company’s transfer agent on each Subscription Date (as defined in the Registration Rights

Agreement). Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

(c) Legends. Each Buyer understands that the Securities have been issued (or shall be issued in the case of the Conversion Shares) pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d) Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(c) above or any other legend (i) while a Registration Statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that a Buyer provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of Buyer’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Buyer provides the Company with an opinion of counsel to such Buyer, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date such Buyer delivers such legended certificate representing such Securities to the Company) following the delivery by a Buyer to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Buyer as may be required above in this Section 5(d), as directed by such Buyer, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program (“FAST”) and such Securities are Conversion Shares, credit the aggregate number of shares of Common Stock to which such Buyer shall be entitled to such Buyer’s or its designee’s balance account with DTC through its DWAC system or (B) if the Company’s transfer agent is not participating in FAST, issue and deliver (via reputable overnight courier) to such Buyer, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Buyer or its designee (the date by which such credit is so required to be made to the balance account of such Buyer’s or such Buyer’s designee with DTC or such certificate is required to be delivered to such Buyer pursuant to the foregoing is referred to herein as the “Required Delivery Date,” and the date such shares of Common Stock are actually delivered without restrictive legend to such Buyer or such Buyer’s designee with DTC, as applicable, the “Share Delivery Date”). The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

(e) Failure to Timely Deliver; Buy-In. If the Company fails, for any reason or for no reason, to issue and deliver (or cause to be delivered) to a Buyer (or its designee) by the Required Delivery Date, either (i) if the Transfer Agent is not participating in FAST, a certificate for the number of Conversion Shares to which such Buyer is entitled and register such Conversion Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of such Buyer or such Buyer’s designee with DTC for such number of Conversion Shares submitted for legend removal by such Buyer pursuant to Section 5(d) above, or (ii) if the Registration Statement covering the resale of the Conversion Shares submitted for legend removal by such Buyer pursuant to Section 5(d) above (the “Unavailable Shares”) is not available for the resale of such Unavailable Shares and the Company fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement, to notify such Buyer and deliver the Conversion Shares electronically without any restrictive legend by crediting such aggregate number of Conversion Shares submitted for legend removal by such Buyer pursuant to Section 5(d) above to such Buyer’s or its designee’s balance account with DTC through its DWAC system (the event described in the immediately foregoing clause (ii) is hereinafter referred as a “Notice Failure” and together with the event described in clause (i) above, a “Delivery Failure”), then, in addition to all other remedies available to such Buyer, the Company shall pay in cash to such Buyer on each day after the Share Delivery Date and during such Delivery Failure an amount equal to two percent (2%) of the product of (A) the sum of the number of shares of Common Stock not issued to such Buyer on or prior to the Required Delivery Date and to which such Buyer is entitled, and (B) any trading price of the Common Stock selected by such Buyer in writing as in effect at any time during the period beginning on the date of the delivery by such Buyer to the Company of the applicable Conversion Shares and ending on the applicable Share Delivery Date. In addition to the foregoing, if on or prior to the Required Delivery Date either (I) if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver a certificate to a Buyer and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in FAST, credit the balance account of such Buyer or such Buyer’s designee with DTC for the number of shares of Common Stock to which such Buyer submitted for legend removal by such Buyer pursuant to Section 5(d) above (ii) below or (II) a Notice Failure occurs, and if on or after such Trading Day such Buyer purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Buyer of shares of Common Stock submitted for legend removal by such Buyer pursuant to Section 5(d) above that such Buyer is entitled to receive from the Company (a “Buy-In”), then the Company shall, within two (2) Trading Days after such Buyer’s request and in such Buyer’s discretion, either (i) pay cash to such Buyer in an amount equal to such Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any, for the shares of Common Stock so purchased) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit such Buyer’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to such Buyer a certificate or certificates or credit the balance account of such Buyer or such Buyer’s designee with DTC representing such number of shares of Common Stock that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to such Buyer in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Conversion Shares that the Company was required to deliver to such Buyer by the Required Delivery Date multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Buyer to the Company of the applicable Conversion Shares and ending on the date of such delivery and payment under this clause (ii). Nothing shall limit such Buyer’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) as required pursuant to the terms hereof. Notwithstanding anything herein to the contrary, with respect to any given Notice Failure and/or Delivery Failure, this Section 5(e) shall not apply to the applicable Buyer the extent the Company has already paid such amounts in full to such Buyer with respect to such Notice Failure and/or Delivery Failure, as applicable, pursuant to the analogous sections of the Note held by such Buyer.

(f) FAST Compliance. While any Purchased Securities remain outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Purchased Securities to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a) Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(b) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of any Buyer, the amounts withheld pursuant to Section 4(g)) for the Purchased Securities being purchased by such Buyer at the Closing by wire transfer of immediately available funds in accordance with the Flow of Funds Letter.

(c) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase its Purchased Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer a Note in such original principal amount as is set forth across from such Buyer’s name in column (3) of the Schedule of Buyers attached hereto.

(b) Such Buyer shall have received the opinion of Lucosky Brookman, LLP, the Company’s counsel, dated as of the Closing Date, in the form acceptable to such Buyer.

(c) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(c) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date.

(d) The Company shall have delivered to such Buyer a certificate evidencing the Company’s and each Subsidiary’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company and each Subsidiary conducts business and is required to so qualify, as of a date within ten (10) days of the Closing Date where failure to so qualify would result in a Material Adverse Effect.

(f) The Company shall have delivered to such Buyer a certified copy of the Charter as certified by the Delaware Secretary of State within ten (10) days of the Closing Date.

(g) Each Subsidiary shall have delivered to such Buyer a certified copy of its Certificate of Incorporation (or such equivalent organizational document) as certified by the Secretary of State (or comparable office) of such Subsidiary’s jurisdiction of incorporation within ten (10) days of the Closing Date.

(h) The Company and each Subsidiary shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and each Subsidiary and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s and each Subsidiary’s board of directors in a form reasonably acceptable to such Buyer, (ii) the Charter of the Company and the organizational documents of each Subsidiary and (iii) the Bylaws of the Company and the bylaws of each Subsidiary, each as in effect at the Closing.

(i) Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer.

(j) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding on the Closing Date immediately prior to the Closing.

(k) The Common Stock (i) shall be designated for quotation or listed (as applicable) on the Trading Market, and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Trading Market from trading on the Trading Market nor shall suspension by the SEC or the Trading Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Trading Market except as set forth on Schedule 3(ff), or (B) by falling below the minimum maintenance requirements of the Trading Market except as set forth on Schedule 3(ff).

(l) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Trading Market, if any.

(m) The Company shall have delivered to such Buyer a voting agreement executed by block.one Investments 1, Bradley J. Wickens, Alta-Gateway SIVAC PLC Global Equities Impact Fund, Apeiron Investment Group Ltd., Trent A. Ward, and Jollas Ltd. (the “Voting Agreement”), each of whom, as of the Subscription Date, is a beneficial owner of at least ten percent (10%) of the Company’s outstanding voting equity securities, calculated on the basis of voting power, pursuant to which each such beneficial owner shall agree to vote in favor of each proposal included by the Company in a proxy statement which seeks (i) a waiver of the Exchange Cap, or (ii) approval any related increase in the authorized number of shares of Common Stock to ensure the number of authorized shares of Common Stock is sufficient to meet the Required Reserve Amount.

(n) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(o) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(p) The Company shall have obtained approval of the Trading Market to list or designate for quotation (as the case may be) the Conversion Shares.

(q) Such Buyer shall have received a letter on the letterhead of the Company, duly executed by the Chief Executive Officer of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company (the “Flow of Funds Letter”).

(r) The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8.	TERMINATION.

In the event that the Closing shall not have occurred with respect to a Buyer within five (5) days of the Subscription Date, then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided that (i) the right to terminate this Agreement under this Section 8 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Purchased Securities shall be applicable only to such Buyer providing such written notice, provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(g) above. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. The Company (on behalf of itself and each of its Subsidiaries) hereby appoints Lucosky Brookman LLP, legal counsel to the Company, as its agent for service of process in New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the Parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Parties or the practical realization of the benefits that would otherwise be conferred upon the Parties. The Parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the Parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Buyer with respect to Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the Parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company or any of its Subsidiaries prior to the Subscription Date with respect to any prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the Subscription Date between or among the Company and/or any of its Subsidiaries and any Buyer, or any instruments any Buyer received from the Company and/or any of its Subsidiaries prior to the Subscription Date, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion). No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, all holders of the Purchased Securities. From the Subscription Date and while any Purchased Securities are outstanding, the

Company shall not be permitted to receive any consideration from a Buyer or a holder of Purchased Securities that is not otherwise contemplated by the Transaction Documents in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat such Buyer or holder of Purchased Securities in a manner that is more favorable than to other similarly situated Buyers or holders of Purchased Securities, as applicable, or (ii) to treat any Buyer(s) or holder(s) of Purchased Securities in a manner that is less favorable than the Buyer or holder of Purchased Securities that is paying such consideration; provided, however, that the determination of whether a Buyer has been treated more or less favorably than another Buyer shall disregard any securities of the Company purchased or sold by any Buyer. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document, nothing contained in any of the SEC Documents shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document. “Required Holders” means (I) prior to the Closing Date, each Buyer entitled to purchase Purchased Securities at the Closing and (II) on or after the Closing Date, holders of a majority of the Registrable Securities as of such time (excluding any Registrable Securities held by the Company or any of its Subsidiaries as of such time) issued or issuable hereunder or pursuant to the Purchased Securities.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and shall be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, telephone numbers and e-mail addresses for such communications shall be:

If to the Company:

Interactive Strength Inc.

1005 Congress Avenue, Suite 925

Austin, Texas 78701

Telephone Number: (310) 697-8655

Attention: Trent Ward

Email: trent@formelife.com

With a copy (which shall not constitute notice) to:

Lucosky Brookman LLP

101 Wood Avenue South

Fifth Floor

Woodbridge, NJ

Telephone: (732) 395-4400

Email: sbrookman@lucbro.com

Attention: Seth Brookman, Esq.

If to the Transfer Agent:

Equiniti Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219
Attention: Cynthia Armeni

Email: cynthia.armenia@equiniti.com

If to a Buyer, to its address and e-mail address set forth on the Schedule of Buyers, with a copy of any notice sent to the lead Buyer (which copy shall not constitute notice) to:

Stradling Yocca Carlson & Rauth,

A Professional Corporation

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660
Telephone Number: (949) 725-4015

Attention: Ryan C. Wilkins, Esq.

Email: rwilkins@stradlinglaw.com

or to such other address or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender’s e-mail containing the time, date, and recipient email address, or (C) provided by an overnight courier service shall be rebuttable evidence of personal service.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, including any purchasers of any of the Purchased Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including, without limitation, by way of a Fundamental Transaction (as defined in the Notes) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes). A Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).

(i) Survival. The representations, warranties, agreements and covenants shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (unless such action is solely based upon a material breach of such Indemnitee’s representations, warranties, or covenants under the Transaction Documents or any agreements or understandings such Indemnitee may have with any such stockholder or any violations by such Indemnitee of state or federal securities laws or any conduct by such Indemnitee which is finally judicially determined to constitute fraud, gross negligence, or willful misconduct) (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (C) any disclosure properly made by such Buyer pursuant to Section 4(i), or (D) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(l) Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the Subscription Date.

(m) Remedies. Each Buyer and in the event of assignment by Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law would inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(n) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into

U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(p) Judgment Currency.

(i) If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(p) referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(A)
the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that shall give effect to such conversion being made on such date: or

(B)
the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(p)(i)(B) being hereinafter referred to as the “Judgment Conversion Date”).

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(p)(i)(B) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, shall produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.

(q) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer shall be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Buyer confirms that each Buyer has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Buyer. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the

Company, each Subsidiary and a Buyer, solely, and not between the Company, its Subsidiaries and the Buyers collectively and not between and among the Buyers.

[Signature pages follow.]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the Subscription Date.

COMPANY:

INTERACTIVE STRENGTH INC.

By:	/s/ Trent A. Ward
Name:	Trent Ward
Title:	Chief Executive Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the Subscription Date.

BUYER:

___

By:
Name:
Title:

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)
Buyer	Address and Facsimile Number	Original Principal Amount of Notes	Purchase Price	Warrant Shares	Exercise Price
___		$2,160,000	$2,000,000	924,480	$1.25

SCHEDULE 3(c)

CAPITALIZATION

[See attached.]

SCHEDULE 3(q)

INDEBTEDNESS

[See attached.]

SCHEDULE 3(ff)

LISTING AND MAINTENANCE REQUIREMENTS; DTC ELIGIBILITY

[See attached.]

EXHIBIT A

FORM OF NOTE

[See attached.]

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

[See attached.]

Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 7, 2023, is by and among Interactive Strength Inc. (doing business as Forme), a Delaware corporation (the “Company”), and each of the investors listed on the Schedule of Buyers attached to the Securities Purchase Agreement (as defined below) (collectively, the “Buyers” and, together with the Company, the “Parties” and each, a “Party”). Certain capitalized terms used herein are defined in Section 1. Except as otherwise defined herein, capitalized terms have the meanings given to them in the Securities Purchase Agreement.

RECITALS

A.
The Company and the Buyers have entered into that certain Securities Purchase Agreement, dated as of the date hereof (the “Securities Purchase Agreement”), pursuant to which, among other things, the Buyers have agreed to purchase, and the Company has agreed to issue and sell, (a) senior convertible notes in the aggregate original principal amount of up to $2,160,000, which are being issued with an eight percent (8.0%) original issue discount, in substantially the form attached as Exhibit A to the Securities Purchase Agreement (collectively, the “Notes”), and (b) common stock purchase warrants, which shall initially be exercisable for an aggregate 924,480 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), in substantially the form attached as Exhibit B to the Securities Purchase Agreement (collectively, the “Warrants,” and together with the Notes, the “Purchased Securities”).
B.
The Purchased Securities are being offered and sold in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D as promulgated by the SEC under the Securities Act.
C.
The Notes shall be convertible into shares of Common Stock in certain circumstances in accordance with the terms of the Notes at an initial Conversion Price of $1.25, subject to adjustment as set forth in the Notes (the shares of Common Stock issuable pursuant to the terms of the Notes, the “Note Conversion Shares”).
D.
The Warrants shall initially be exercisable for an aggregate of 924,480 shares of Common Stock (the “Warrant Shares” and, together with the Note Conversion Shares, the “Conversion Shares”) in accordance with the terms of the Warrants at an initial Exercise Price of $1.25, subject to adjustment as set forth in the Warrants. The Notes, the Warrants, and the Conversion Shares shall sometimes be collectively referred to herein as the “Securities.”
E.
Pursuant to the terms of, and in consideration for the Buyers entering into, the Securities Purchase Agreement, and to induce the Buyers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide the Buyers with certain resale registration rights with respect to the Registrable Securities (as defined herein) upon the terms and subject to the conditions as set forth herein.
F.
Pursuant to the Securities Purchase Agreement, the Company has agreed not to issue Conversion Shares in an aggregate amount in excess of the Exchange Cap without obtaining Stockholder Approval.
G.
The Company and certain of its stockholders (the “Key Holders”) have entered into that certain Voting Agreement, dated as of or about the date hereof, pursuant to which, among other things, the Key Holders have agreed, in the event the Company seeks to obtain Stockholder Approval, to waive the Exchange Cap such that the Company may issue Conversion Shares in excess of the Exchange Cap in connection with the purchase and sale of the Purchased Securities.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and in the Securities Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Company and the Buyers hereby agree as follows:

1

1. DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

(a)
“Closing Date” shall mean the date of this Agreement.
(b)
“Effective Date” means the date that the applicable Registration Statement has been declared effective by the SEC.
(c)
“Effectiveness Deadline” means: (i) with respect to the Initial Registration Statement required to be filed pursuant to Section 2(a), February 14, 2024; and (ii) with respect to any Subsequent Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the earlier of the (A) sixtieth (60th) calendar day following the date on which such Subsequent Registration Statement was initially filed by the Company (or the ninetieth (90th) calendar day following the filing thereof if the SEC notifies the Company that the SEC shall “review” such Subsequent Registration Statement), and (B) the fifth (5th) Business Day after the date on which the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Subsequent Registration Statement shall not be reviewed or shall not be subject to further review.
(d)
“Filing Deadline” means: (i) with respect to the Initial Registration Statement required to be filed pursuant to Section 2(a), the thirtieth (30th) calendar day after the Closing Date; and (ii) with respect to any Subsequent Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the later of (A) the thirtieth (30th) calendar day following the receipt of written notice by the Company from the Buyers that substantially all of the Registrable Securities included in the Initial Registration Statement or the most recent prior Subsequent Registration Statement, as applicable, have been sold by the Buyers in non-exempt transactions under the Securities Act, or (B) the earliest date permitted by the SEC.
(e)
“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.
(f)
“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the Securities Act.
(g)
“Prospectus Supplement” means any prospectus supplement to a Prospectus filed with the SEC from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.
(h)
“register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the SEC.
(i)
“Registrable Securities” means the Conversion Shares and any other securities issued or issuable with respect to or in exchange for Registrable Securities, whether by merger, charter amendment, or as a result of a stock split, stock dividend, recapitalization, exchange or similar event or otherwise, provided that, a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144, or (B) such security becoming eligible for sale without restriction on the Buyers pursuant to Rule 144.
(j)
“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the resale by the Buyers of Registrable Securities, as such registration statement or registration statements may be amended and supplemented from time to time, including all documents filed as part

2

thereof or incorporated by reference therein. Registration Statement includes the Initial Registration Statement and any Subsequent Registration Statement that may be filed pursuant to the terms of this Agreement.
(k)
“Required Registration Amount” means 12,480,480 shares of Common Stock, which number of shares is equal to (i) 11,556,000 shares of Common Stock, or one hundred percent (100%) of the maximum number of Conversion Shares issuable upon conversion of the Notes (assuming for purposes hereof that (A) the Notes are convertible at the Conversion Price Floor (as defined in the Notes) assuming an Alternate Conversion Date (as defined in the Notes) as of the Subscription Date, (B) interest on the Notes shall accrue through the first (1st) anniversary of the Closing Date and shall be converted in shares of Common Stock at a conversion price equal to the Conversion Price Floor assuming an Alternate Conversion Date as of the Subscription Date, and (C) any such conversion shall not take into account any limitations on the conversion of the Notes as set forth in the Notes), plus (ii) 924,480 Warrant Shares.
(l)
“Rule 415” means Rule 415 promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC providing for offering securities on a delayed or continuous basis.
(m)
“Subsequent Registration Statement” means any Registration Statement filed subsequent to the Initial Registration Statement that relates to the registration of the Registrable Securities.

2. REGISTRATION.

(a) Mandatory Registration. The Company shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC an initial Registration Statement on Form S-1 (or any successor form) registering the Required Registration Amount and covering the resale by the Buyers of the Conversion Shares registered thereunder (the “Initial Registration Statement”). The Initial Registration Statement shall also cover, to the extent allowable under the Securities Act, such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends, reclassifications, or similar transactions with respect to the Registrable Securities. The Initial Registration Statement shall not include any shares of Common Stock for the account of any Person other than the Buyers without the prior written consent of the Buyers. The Initial Registration Statement shall contain the “Selling Stockholder” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B. The Initial Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided, prior to its filing or submission, to the Buyers in accordance with Section 3(d). The Company shall use its commercially reasonable efforts to have the Initial Registration Statement declared effective by the SEC as soon as reasonably practicable following the filing thereof with the SEC, but in no event later than the Effectiveness Deadline.

(b) Filing and Effectiveness Failures. If (i) the Initial Registration Statement is not filed on or prior to its Filing Deadline or the Company files the Initial Registration Statement without affording the Buyers the opportunity to review and comment on the same as required by Section 3(d) herein, or (ii) the Company fails to file with the SEC a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the SEC pursuant to the Securities Act within five (5) Trading Days of the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement shall not be “reviewed” or shall not be subject to further review, or (iii) prior to the Effective Date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within twenty (20) calendar days after the receipt of comments by or notice from the SEC that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the SEC by the Effectiveness Deadline, or (v) after the Effective Date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Buyers are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any twelve (12)-month period (any such failure or breach being referred to as an “Event,” and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five

3

(5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such twenty (20) calendar period is exceeded, and for purpose of clause (v) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Buyers may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Buyer an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of two percent (2.0%) multiplied by the aggregate Subscription Amount paid by such Buyer pursuant to the Securities Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven (7) days after the date payable, the Company shall pay interest thereon at a rate of ten percent (10%) per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Buyer, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

(c) Offering. If the Staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Buyers on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices), or if after the filing of any Registration Statement pursuant to Section 2(a), the Company is otherwise required by the Staff or the SEC to reduce the number of Registrable Securities included in such Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such Registration Statement (after consultation with the Buyers as to the specific Registrable Securities to be removed therefrom) until such time as the Staff and the SEC shall so permit such Registration Statement to become effective and be used as aforesaid. Notwithstanding anything in this Agreement to the contrary, if after giving effect to the actions referred to in the immediately preceding sentence, the Staff or the SEC does not permit such Registration Statement to become effective and be used for resales by the Buyers on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices), the Company shall not request acceleration of the Effective Date of such Registration Statement, the Company shall promptly (but in no event later than 48 hours) request the withdrawal of such Registration Statement pursuant to Rule 477 under the Securities Act, and the Effectiveness Deadline shall automatically be deemed to have elapsed with respect to such Registration Statement at such time as the Staff or the SEC has made a final and non-appealable determination that the SEC shall not permit such Registration Statement to be so utilized (unless prior to such time the Company has received assurances from the Staff or the SEC that a Subsequent Registration Statement filed by the Company with the SEC promptly thereafter may be so utilized). In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall use its commercially reasonable efforts to file one or more Subsequent Registration Statements with the SEC until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the Prospectuses contained therein are available for use by the Buyers. Notwithstanding any provision herein or in the Securities Purchase Agreement to the contrary, the Company’s obligations to register Registrable Securities (and any related conditions to the Buyers’ obligations) shall be qualified as necessary to comport with any requirement of the Staff or the SEC as addressed in this Section 2(c).

(d) Registrable Securities. Any Registrable Security shall cease to be a “Registrable Security” at the earliest of the following: (i) when a Registration Statement covering such Registrable Security becomes or has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement; (ii) when such Registrable Security is held by the Company or one of its subsidiaries; and (iii) the date that is the later of (A) the first (1st) anniversary of the date of termination of the Securities Purchase Agreement in accordance with Article VIII of the Securities Purchase Agreement and (B) the first (1st) anniversary of the date of the last sale of any Registrable Securities by the Company to the Buyers pursuant to the Securities Purchase Agreement.

3. COMPANY OBLIGATIONS AND PROCEDURES.

The Company shall use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, the Company shall have the following obligations:

4

(a)
The Company shall promptly prepare and file with the SEC the Initial Registration Statement pursuant to Section 2(a) with respect to the Required Registration Amount, and any Subsequent Registration Statement required hereunder, but in each case no event later than the applicable Filing Deadline therefor, and the Company shall use its commercially reasonable efforts to cause each such Registration Statement to become effective as soon as practicable after such filing, but in no event later than the applicable Effectiveness Deadline therefor. The Company shall keep each Registration Statement effective (and the Prospectus contained therein available for use) pursuant to Rule 415 for resales by the Buyers on a continuous basis at then-prevailing market prices (and not fixed prices) at all times until the earlier of (i) the date on which the Buyers shall have sold all of the Registrable Securities covered by such Registration Statement and (ii) the date of termination of the Securities Purchase Agreement if, as of such termination date, the Buyers holds no Registrable Securities (or, if applicable, the date on which such Securities cease to be Registrable Securities after the date of termination of the Securities Purchase Agreement) (the “Registration Period”).
(b)
The Company shall ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the Prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading and disclose (whether directly or through incorporation by reference to other SEC filings to the extent permitted) all material information regarding the Company and its Securities.
(c)
The Company shall use its commercially reasonable efforts to prepare and file with the SEC such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the Prospectus used in connection with each such Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each such Registration Statement effective (and the Prospectus contained therein current and available for use) at all times during the Registration Period for such Registration Statement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company required to be covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Buyers as set forth in such Registration Statement. Without limiting the generality of the foregoing, the Company covenants and agrees that at or before 8:30 a.m. (New York City time) on the Trading Day immediately following the Effective Date of the Initial Registration Statement and any Subsequent Registration Statement (or any post-effective amendment thereto), the Company shall file with the SEC in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (or post-effective amendment thereto). In the case of amendments and supplements to any Registration Statement on Form S-1 or Prospectus related thereto which are required to be filed pursuant to this Agreement (including, without limitation, pursuant to this Section 3(c)) by reason of the Company filing a report on Form 8-K, Form 10-Q, or Form 10-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement and Prospectus, if applicable, or shall file such amendments or supplements to the Registration Statement or Prospectus with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement or Prospectus, for the purpose of including or incorporating such report into such Registration Statement and Prospectus. The Company consents to the use of the Prospectus (including, without limitation, any supplement thereto) included in each Registration Statement in accordance with the provisions of the Securities Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Registrable Securities may be sold by the Buyers, in connection with the resale of the Registrable Securities and for such period of time thereafter as such Prospectus (including, without limitation, any supplement thereto) (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with resales of Registrable Securities.
(d)
The Company shall (i) permit the Buyers an opportunity to review and comment upon (A) each Registration Statement at least two (2) Business Days prior to its filing with the SEC and (B) all amendments and supplements to each Registration Statement (including, without limitation, the Prospectus contained therein) (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports or Prospectus Supplements the contents of which is limited to that set forth in such reports) within

5

a reasonable number of days prior to their filing with the SEC, and (ii) shall reasonably consider any comments of the Buyers on any such Registration Statement or amendment or supplement thereto or to any Prospectus contained therein.
(e)
Without limiting any obligation of the Company under the Securities Purchase Agreement, the Company shall promptly furnish to the Buyers, without charge, (i) after the same is prepared and filed with the SEC, at least one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Buyers, all exhibits thereto (or such other number of copies as the Buyers may reasonably request from time to time), (ii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Buyers may reasonably request from time to time), (iii) electronic or digital copies of any correspondence from the SEC or the Staff to the Company or its representatives relating to each Registration Statement (which correspondence shall be redacted to exclude any material, non-public information regarding the Company or any of its Subsidiaries), and (iv) such other documents, including, without limitation, copies of any final Prospectus and any Prospectus Supplement thereto, as the Buyers may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Buyers; provided, however, the Company shall not be required to furnish any document to the Buyers to the extent such document is available on EDGAR).
(f)
The Company shall submit to the SEC, within two (2) Business Days after the date that the Company learns that no review of a particular Registration Statement shall be made by the Staff or that the Staff has no further comments on a particular Registration Statement (as the case may be), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than three (3) Business Days after the submission of such request.
(g)
Promptly after each Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause its legal counsel to deliver, to the transfer agent for such Registrable Securities (with copies to the Buyers) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A, or in such other form as requested by the Company’s transfer agent.
(h)
The Company shall take such action as is reasonably necessary to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Buyers of the Registrable Securities covered by a Registration Statement under such other securities or “Blue Sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including, without limitation, post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(h), (B) subject itself to general taxation in any such jurisdiction, or (C) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Buyers of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “Blue Sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.
(i)
The Company shall notify the Buyers in writing of the happening of any event, as promptly as reasonably practicable after becoming aware of such event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its Subsidiaries), and promptly prepare a supplement or amendment to such Registration Statement and such Prospectus contained therein to correct such untrue statement or omission and

6

deliver one (1) electronic copy of such supplement or amendment to the Buyers (or such other number of copies as the Buyers may reasonably request). The Company shall also promptly notify the Buyers in writing (i) when a Prospectus or any Prospectus Supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Buyers by e-mail on the same day of such effectiveness, and by overnight delivery), and when the Company receives written notice from the SEC that a Registration Statement or any post-effective amendment shall be reviewed by the SEC, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate and (iv) of the receipt of any request by the SEC or any other federal or state governmental authority for any additional information relating to the Buyers or the transactions contemplated by the Transaction Documents in the Registration Statement or any amendment or supplement thereto or any related Prospectus. The Company shall respond in writing to any comments received from the SEC with respect to a Registration Statement or any amendment thereto as promptly as reasonably practicable, but in no event later than ten (10) calendar days after the receipt of such comments by or notice from the SEC that an amendment is required in order for a Registration Statement to be declared effective. Nothing in this Section 3(i) shall limit any obligation of the Company under the Securities Purchase Agreement.
(j)
The Company shall (i) use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement or the use of any Prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible time, and (ii) notify the Buyers of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding.
(k)
The Company shall hold in confidence and not make any disclosure of information concerning the Buyers provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required to be disclosed in such Registration Statement pursuant to the Securities Act, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. The Company agrees that it shall, upon learning that disclosure of such information concerning the Buyers is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice (email being sufficient) to the Buyers and allow the Buyers, at the Buyers’ expense, to undertake appropriate action to seek prevention of disclosure of, or to seek a protective order for, such information.
(l)
Without limiting any obligation of the Company under the Securities Purchase Agreement, the Company shall use its commercially reasonable efforts either to (i) cause all of the Registrable Securities covered by each Registration Statement to be listed on the Trading Market or other market on which the Common Stock is then listed, (ii) secure designation and quotation of all of the Registrable Securities covered by each Registration Statement on another Eligible Market, or (iii) if, despite the Company’s commercially reasonable efforts to satisfy the preceding clauses (i) or (ii), the Company is unsuccessful in satisfying the preceding clauses (i) or (ii), without limiting the generality of the foregoing, use its commercially reasonable efforts to arrange for at least two (2) market makers to register with the Financial Industry Regulatory Authority (“FINRA”) as such with respect to such Registrable Securities. In addition, the Company shall reasonably cooperate with the Buyers and any Broker-Dealer through which a Buyer proposes to sell its Registrable Securities in effecting a filing with the FINRA pursuant to FINRA Rule 5110 as requested by the Buyer. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(l).
(m)
The Company shall cooperate with the Buyers and, to the extent applicable, facilitate the timely preparation and delivery of Registrable Securities, as DWAC Shares, to be offered pursuant to a Registration Statement and enable such DWAC Shares to be in such denominations or amounts (as the case may be) as the Buyer may reasonably request from time to time and registered in such names as the Buyer may request. Each Buyer hereby agrees that it shall cooperate with the Company, its counsel and transfer agent in connection with any issuances of the DWAC Shares, and hereby represents, warrants and covenants to the Company that that it shall resell such shares only

7

pursuant to the Registration Statement in which such DWAC Shares are included, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations, including, without limitation, any applicable prospectus delivery requirements of the Securities Act. DWAC Shares shall be free from all restrictive legends may be transmitted by the transfer agent to the Buyer by crediting an account at DTC as directed in writing by the Buyer.
(n)
Upon the written request of any Buyer, the Company shall as soon as reasonably practicable after receipt of notice from the Buyer, (i) incorporate in a Prospectus Supplement or post-effective amendment such information as the Buyer reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such Prospectus Supplement or post-effective amendment after being notified of the matters to be incorporated in such Prospectus Supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement or Prospectus contained therein if reasonably requested by the Buyer.
(o)
The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to consummate the disposition of such Registrable Securities.
(p)
The Company shall make generally available to its security holders (which may be satisfied by making such information available on EDGAR) as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve (12)-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of each Registration Statement.
(q)
The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

4. OBLIGATIONS OF THE BUYERS.

(a) At least five (5) Business Days prior to the first anticipated filing date of each Registration Statement (or such shorter period to which the Parties agree), the Company shall notify the Buyers in writing of the information the Company requires from the Buyers with respect to such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Buyers that each Buyer shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) Each Buyer, by acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless the Buyer has notified the Company in writing of the Buyer’s election to exclude all of the Registrable Securities from such Registration Statement.

(c) Each Buyer agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(i), the Buyer shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Buyer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary in this Section 4(c), the Company shall cause its transfer agent to deliver DWAC Shares to a transferee of such Buyer in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Buyer has entered into a contract for sale prior to the Buyer’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(i) and for which the Buyer has not yet settled.

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(d) Each Buyer covenants and agrees that it shall comply with the prospectus delivery and other requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

5. EXPENSES OF REGISTRATION.

The Company shall pay all expenses associated with the registration of the Registrable Securities, including costs to prepare the Registration Statements, filing and printing fees, fees and expenses of the Company’s counsel, accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, fees and expenses of one counsel to the lead Buyer, and such lead Buyer’s reasonable expenses. All registration, listing and qualification fees, printers and accounting fees incurred by the Company, and fees and disbursements of counsel for the Company, shall be paid by the Company.

6. INDEMNIFICATION.

(a) In the event any Registrable Securities are included in any Registration Statement under this Agreement, to the fullest extent permitted by law, the Company shall, and hereby does, indemnify, hold harmless and defend each Buyer, each of its respective directors, officers, shareholders, members, partners, employees, and authorized representatives, agents and financial, accounting and legal advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), and each Person, if any, who controls the Buyer within the meaning of the Securities Act or the Exchange Act and each of the directors, officers, shareholders, members, partners, employees, and authorized representatives, agents and financial, accounting and legal advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, a “Buyer Party” and collectively, the “Buyer Parties”), against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, attorneys’ fees, costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an Buyer Party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “Blue Sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented) or in any Prospectus Supplement or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Buyer Parties, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Buyer Party arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Buyer Party for such Buyer Party expressly for use in connection with the preparation of such Registration Statement, Prospectus or Prospectus Supplement or any such amendment thereof or supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit B attached hereto is the only written information furnished to the Company by or on behalf of the Buyer expressly for use in any Registration Statement, Prospectus or Prospectus Supplement); (ii) shall not be available to the Buyer to the extent such Claim is based on a failure of the Buyer to deliver or to cause to be delivered the Prospectus (as amended or supplemented) made available by the Company (to the extent applicable), including, without limitation, a corrected Prospectus, if such Prospectus (as amended or supplemented) or corrected Prospectus was timely made available by the Company pursuant to Section 3(d) and then only if, and to the extent that, following the receipt of the corrected Prospectus no grounds for such Claim would have existed; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the

9

prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Buyer Party and shall survive the transfer of any of the Registrable Securities by the Buyer pursuant to Section 9.

(b) In connection with any Registration Statement in which the Buyers are participating, each Buyer agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, a “Company Party” and collectively, the “Company Parties”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information relating to the Buyer furnished to the Company by the Buyer expressly for use in connection with such Registration Statement, the Prospectus included therein or any Prospectus Supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit B attached hereto is the only written information furnished to the Company by or on behalf of the Buyer expressly for use in any Registration Statement, Prospectus or Prospectus Supplement); and, subject to Section 6(c) and the below provisos in this Section 6(b), the Buyer shall reimburse a Company Party any legal or other expenses reasonably incurred by such Company Party in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Buyer, which consent shall not be unreasonably withheld or delayed; and provided, further that the Buyer shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Buyer as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement, Prospectus or Prospectus Supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Party and shall survive the transfer of any of the Registrable Securities by the Buyer pursuant to Section 9 hereof.

(c) Promptly after receipt by an Buyer Party or Company Party (as the case may be) under this Section 6 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Buyer Party or Company Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Buyer Party or the Company Party (as the case may be); provided, however, an Buyer Party or Company Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Buyer Party or Company Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Buyer Party or Company Party (as the case may be) and the indemnifying party, and such Buyer Party or such Company Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Buyer Party or such Company Party and the indemnifying party (in which case, if such Buyer Party or such Company Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof on behalf of the indemnified party and such counsel shall be at the expense of the indemnifying party, provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for all Buyer Parties or Company Parties (as the case may be). The Company Party or Buyer Party (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Company Party or Buyer Party (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Company Party or Buyer Party (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its

10

consent. No indemnifying party shall, without the prior written consent of the Company Party or Buyer Party (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Party or Buyer Party (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Company Party. For the avoidance of doubt, the immediately preceding sentence shall apply to Sections 6(a) and 6(b). Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Company Party or Buyer Party (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Buyer Party or Company Party (as the case may be) under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

(d) No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred; provided that any Person receiving any payment pursuant to this Section 6 shall promptly reimburse the Person making such payment for the amount of such payment to the extent a court of competent jurisdiction determines that such Person receiving such payment was not entitled to such payment.

(f) The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Company Party or Buyer Party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited, limited by law, or unavailable to an indemnified party or insufficient to hold it harmless, then the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to such Registration Statement. Notwithstanding the provisions of this Section 7, a Buyer shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Buyer from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages the Buyer has otherwise been required to pay, or would otherwise be required to pay under Section 6(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.

8. EXCHANGE ACT REPORTS.

With a view to making available to the Buyers the benefits of Rule 144 (or its successor rule), the Company agrees to:

(a) use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (i) six (6) months after such date as all of the Registrable

11

Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect, or (ii) such date as all of the Registrable Securities shall have been resold;

(b) use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit any of the Company’s obligations under the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

(c) furnish to the Buyers (so long as the Buyers owns Registrable Securities), promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting, submission, and posting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit the Buyers to sell such Securities pursuant to Rule 144 without registration; and

(d) take such additional action as is reasonably requested by the Buyers to enable the Buyers to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s Transfer Agent as may be reasonably requested from time to time by the Buyers and otherwise fully cooperate with the Buyers and any broker of a Buyer to effect such sale of Securities pursuant to Rule 144.

9. ASSIGNMENT OF REGISTRATION RIGHTS.

Each Buyer may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Buyer to such person, provided that the Buyer complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Buyers, provided that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another entity, from and after the effective time of such transaction, such entity shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such entity and the term “Registrable Securities” shall be deemed to include the securities received by the Buyers in connection with such transaction unless such securities are otherwise freely tradable by the Buyers after giving effect to such transaction. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person, other than the Parties, their respective successors and permitted assigns.

10. AMENDMENT OR WAIVER.

No provision of this Agreement may be amended or waived by the Parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is filed with the SEC. Subject to the immediately preceding sentence, no provision of this Agreement may be (a) amended other than by a written instrument signed by the Parties or (b) waived other than in a written instrument signed by the Party against whom enforcement of such waiver is sought. Failure of any Party to exercise any right or remedy under this Agreement or otherwise, or delay by a Party in exercising such right or remedy, shall not operate as a waiver thereof.

11. MISCELLANEOUS.

(a) Solely for purposes of this Agreement, a Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two (2) or more Persons with respect to the same Registrable

12

Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be given in accordance with Section 9(f) of the Securities Purchase Agreement.

(c) Failure of any Party to exercise any right or remedy under this Agreement or otherwise, or delay by a Party in exercising such right or remedy, shall not operate as a waiver thereof. The Company and the Buyers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either Party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other Party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either Party may be entitled by law or equity.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in The City and State of New York, New York County, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) The Transaction Documents set forth the entire agreement and understanding of the Parties solely with respect to the subject matter thereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the Parties, both oral and written, solely with respect to such matters. There are no promises, undertakings, representations or warranties by either Party relative to the subject matter hereof not expressly set forth in the Transaction Documents. Notwithstanding anything in this Agreement to the contrary and without implication that the contrary would otherwise be true, nothing contained in this Agreement shall limit, modify or affect in any manner whatsoever any of the Company’s obligations under the Securities Purchase Agreement.

(f) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(g) This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” or comparable commercially recognized electronic or digital format, including any electronic signature complying with

13

the U.S. Electronic Signatures in Global and National Commerce Act of 2000 shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(h) Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rules of strict construction shall be applied against any Party.

[Signature Page Follows]

14

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first above written.

COMPANY:

INTERACTIVE STRENGTH INC.

By:	/s/ Trent A. Ward
Name:	Trent A. Ward
Title:	CEO

[Signature page to Registration Rights Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first above written.

BUYER:

____

By:
Name:
Title:

[Signature page to Registration Rights Agreement]

Exhibit A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[Company Transfer Agent]

Re: Interactive Strength Inc. (doing business as Forme)

Ladies and Gentlemen:

We are counsel to Interactive Strength Inc. (doing business as Forme), a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of December 7, 2023 (the “Securities Purchase Agreement”), entered into by and among the Company and [BUYER], (the “Buyer”), pursuant to which the Company may issue to the Buyer from time to time shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement, dated as of December 7, 2023, with the Buyer (the “Registration Rights Agreement”), pursuant to which the Company agreed, among other things, to register the resale by the Buyer of the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on [●], 202[●], the Company filed a Registration Statement on Form S-1 (File No. 333-[●]) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names the Buyer as a selling stockholder thereunder.

In connection with the foregoing, based solely on our review of the SEC’s EDGAR website, we advise you that the Registration Statement became effective under the Securities Act on [●], 202[●]. In addition, based solely on our review of the information made available by the SEC at http://www.sec.gov/litigation/stoporders.shtml, we confirm that the SEC has not issued any stop order suspending the effectiveness of the Registration Statement. To our knowledge, based solely on our participation in the conferences mentioned above regarding the Registration Statement and our review of the information made available by the SEC at http://www.sec.gov/litigation/stoporders.shtml, no proceedings for that purpose are pending or have been instituted or threatened by the SEC.

This letter shall serve as our standing opinion to you that the shares of Common Stock are freely transferable by the Buyer pursuant to the Registration Statement, provided the Registration Statement remains effective.

This opinion letter is limited to the federal securities laws of the United States of America. We express no opinion as to matters relating to state securities laws or Blue Sky laws.

We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinion and statements expressed above, including any changes in applicable law that may hereafter occur.

A-1

This opinion letter is being delivered solely for the benefit of the person to whom it is addressed; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any purposes without our prior written consent.

Very truly yours,

[COMPANY counsel]

Cc: [BUYER]

A-2

Exhibit B

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by [BUYER], or [BUYER], of any or all of the shares of common stock that may be issued by us to [BUYER] under the Securities Purchase Agreement. For additional information regarding the issuance of common stock covered by this prospectus, see the section titled “The [BUYER] Financing” above. We are registering the shares of common stock pursuant to the provisions of the Registration Rights Agreement we entered into with [BUYER] on December 7, 2023, in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Securities Purchase Agreement and the Registration Rights Agreement, [BUYER] has not had any material relationship with us within the past three years. As used in this prospectus, the term “selling stockholder” means [BUYER].

The table below presents information regarding the selling stockholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of [●], 202[●]. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares in this offering.

We do not know how long the selling stockholder will hold the shares before selling them, and we are not currently aware of any existing agreements, arrangements or understandings between the selling stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus by the selling stockholder.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of [●] shares of our common stock outstanding on [●], 202[●]. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

B-1

Exhibit B

	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Maximum Number of Shares of Common Stock Owned After Offering
Name of Selling Stockholder	Number(1)	Percent(2)		Number(3)	Percent(2)
[BUYER](4)	[●]	*	[●]	[●]	[●]%

* Represents less than 1.0%.

(1) In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that [BUYER], or [BUYER], may be required to purchase under the Securities Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Securities Purchase Agreement, the satisfaction of which are entirely outside of [BUYER]’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the issuances of common stock are subject to certain agreed upon maximum amount limitations set forth in the Securities Purchase Agreement. Also, the Securities Purchase Agreement prohibits us from issuing and selling any shares of our common stock to [BUYER] to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by [BUYER], would cause [BUYER]’s beneficial ownership of our common stock to exceed the 4.99% Beneficial Ownership Cap. The Securities Purchase Agreement also prohibits us from issuing or selling shares of our common stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless sales of common stock are made at a price equal to or greater than $1.00 per share, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq rules) may be amended or waived under the Securities Purchase Agreement.

(2) Applicable percentage ownership is based on [●] shares of our common stock outstanding as of [●], 202[●].

(3) Assumes the sale of all shares being offered pursuant to this prospectus.

(4) The business address of [BUYER] is [______]. [BUYER]’s principal business is that of a private investor. [_____] is the manager of [_____], the general partner of [BUYER], and has sole voting control and investment discretion over securities beneficially owned directly by [BUYER] and indirectly by [BUYER]. We have been advised that none of [_____], or [BUYER] is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by [_____] as to beneficial ownership of the securities beneficially owned directly by BUYER and indirectly by [_____].

B-2

Exhibit B

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus are being offered by the selling stockholder, [BUYER], or [BUYER]. The shares may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the ordinary shares offered by this prospectus could be effected in one or more of the following methods:

•
ordinary brokers’ transactions;
•
transactions involving cross or block trades;
•
through brokers, dealers, or underwriters who may act solely as agents;
•
“at the market” into an existing market for the ordinary shares;
•
in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•
in privately negotiated transactions; or
•
any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

[BUYER] has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Securities Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. [BUYER] has informed us that each such broker-dealer will receive commissions from [BUYER] that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by the selling stockholder may be less than or in excess of customary commissions. Neither we nor the selling stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by the selling stockholder.

We know of no existing arrangements between the selling stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the selling stockholder, any compensation paid by the selling stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

B-3

Exhibit B

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by the selling stockholder, and have agreed to reimburse [BUYER] for the fees and disbursements of its counsel incurred in connection therewith. We also have agreed to reimburse [BUYER] for the fees and disbursements of its counsel in connection with the offering, payable upon execution of the Securities Purchase Agreement.

We also have agreed to indemnify [BUYER] and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. [BUYER] has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by [BUYER] specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

The total expenses for the offering were approximately $300,000.

[BUYER] has represented to us that at no time prior to the date of the Securities Purchase Agreement has [BUYER] or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. [BUYER] has agreed that during the term of the Purchase Agreement, neither [BUYER], nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our common stock offered by this prospectus have been sold by the selling stockholder.

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “TRNR.”

B-4

Exhibit 10.3

COMMON STOCK PURCHASE AGREEMENT

dated as of December [●], 2023

by and between

InTERACTIVE STRENGTH Inc.

and

[INVESTOR]

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

Annex I Definitions

Exhibit A Registration Rights Agreement

Exhibit B Form of Closing Certificate

Exhibit C Form of Compliance Certificate

-v-

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December [●], 2023, by and between [Investor], a Delaware limited liability company (the “Investor”), and Interactive Strength Inc. (doing business as Forme), a Delaware corporation with offices located at 1005 Congress Avenue, Suite 925, Austin, TX 78701 (the “Company” and, together with the Investor, the “Parties”).

RECITALS

WHEREAS, the Parties desire that, upon the terms and subject to the conditions and limitations set forth herein, the Company may issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to the lesser of: (a) $20,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”); and (b) the Exchange Cap (to the extent applicable under Section 3.3 hereof);

WHEREAS, such sales of Common Stock by the Company to the Investor shall be made in reliance upon the provisions of Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) or Rule 506(b) of Regulation D promulgated by the SEC under the Securities Act (“Regulation D”), and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the sales of Common Stock to the Investor to be made hereunder;

WHEREAS, the Parties are concurrently entering into a Registration Rights Agreement in the form attached as Exhibit A hereto (the “Registration Rights Agreement”), pursuant to which the Company shall agree to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), upon the terms and subject to the conditions set forth therein; and

WHEREAS, in consideration for the Investor’s execution and delivery of this Agreement and its obligation to purchase shares of Common Stock from the Company upon the terms and subject to the conditions set forth in this Agreement, the Company will cause its transfer agent to issue to the Investor the Commitment Shares and/or the Commitment Fee pursuant to and in accordance with Section 2.4 and Section 10.1(b), as applicable and, in each case, upon the terms and subject to the conditions set forth herein and therein.

NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in Annex I hereto.

Article II
PURCHASE AND SALE OF COMMON STOCK

Section 2.1 Purchase and Sale of Stock. Upon the terms and subject to the conditions of this Agreement, during the Investment Period, the Company, in its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Company, up to the lesser of: (a) $20,000,000 in aggregate gross purchase price of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (the amount thereof, the “Total Commitment”); and (b) the Exchange Cap, to the extent applicable under Section 3.3 (such lesser amount of shares of Common Stock, the “Aggregate Limit”), by the delivery to the Investor of VWAP Purchase Notices as provided in Article III.

Section 2.2 Closing Date; Settlement Dates. This Agreement shall become effective and binding (the “Closing”) upon: (a) the payment of the Investor Expense Reimbursement to the Investor at or prior to the Closing pursuant to Sections 7.1 and 10.1(a); (b) the delivery of counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the Parties; and (c) the delivery of all other documents, instruments and writings required to be delivered at the Closing, in each case as provided in Section 7.1, to the offices of Stradling Yocca Carlson & Rauth, P.C., 660 Newport Center Drive, Newport Beach, California 92660, at 4:00 p.m., New York City time, or at such other time as the Parties may agree, on the Closing Date. In consideration of and in express reliance upon the representations, warranties and covenants contained in, and upon the terms and subject to the conditions of, this Agreement, during the Investment Period the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the Shares in respect of each VWAP Purchase. The payment for, against simultaneous delivery of, the Shares in respect of each VWAP Purchase shall occur in accordance with Section 3.2, provided that all of the conditions precedent in Article VII shall have been fulfilled at the applicable times set forth in Article VII.

Section 2.3 Initial Public Announcement and Required Filings. The Company shall, within the time period required under the Exchange Act, file with the SEC a Current Report on Form 8-K describing the material terms of the transactions contemplated by the Transaction Documents, including, without limitation, attaching as exhibits thereto copies of each of this Agreement, the Registration Rights Agreement and, if applicable, any press release issued by the Company disclosing the execution of this Agreement by the Company (including all exhibits thereto, the “Current Report”). The Company shall provide the Investor a reasonable opportunity to comment on a draft of the Current Report prior to filing the Current Report with the SEC and shall give due consideration to all such comments. From and after the filing of the Current Report with the SEC, the Company shall have publicly disclosed all material, nonpublic information delivered to the Investor (or the Investor’s representatives or agents) by the Company, or any of its officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 2.3, the Investor shall maintain the confidentiality of all disclosures made to it in connection with the transactions contemplated by the Transaction Documents (including the existence and terms of the transactions), except that the Investor may disclose the terms of such transactions to its financial, accounting, legal and other advisors (provided that the Investor directs such Persons to maintain the confidentiality of such information). Not later than fifteen (15) calendar days following the Closing Date, the Company shall file a Form D with respect to the issuance and sale of the Securities in accordance with Regulation D and shall provide a copy thereof to the Investor promptly after such filing. The Company shall use its commercially reasonable efforts to prepare and, as soon as practicable, but in no event later than the applicable Filing Deadline, file with the SEC the Initial Registration Statement and any Subsequent Registration Statement covering only the resale by the Investor of the Registrable Securities in accordance with the Securities Act and the Registration Rights Agreement. At or before 5:30 p.m. New York City time on the second (2nd) Trading Day immediately following the Effective Date of the Initial Registration Statement and any Subsequent Registration Statement (or any post-effective amendment thereto), the Company shall file with the SEC in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (or post-effective amendment thereto).

Section 2.4 Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement and its obligation to purchase shares of Common Stock from the Company on the terms and subject to the conditions set forth in this Agreement, concurrently with the execution and delivery of this Agreement on the Closing Date, the Company shall deliver irrevocable instructions to its Transfer Agent to electronically issue to the Investor or its designee(s) the Commitment Shares as DWAC Shares, such that the Commitment Shares are credited to the Investor’s or its designee’s specified DWAC account with DTC under its Fast Automated Securities Transfer (FAST) Program not later than 4:00 p.m. New York City time on the Trading Day immediately following the Effective Date, all of which Commitment Shares shall be registered for resale under the Securities Act pursuant to the Initial Registration Statement and the Investor shall be permitted to utilize the Prospectus therein to resell the Shares, including but not limited to the Commitment Shares, included in such Prospectus, all of which shall be freely tradable and transferable and without restriction on resale, without restrictive legend, and without any stop transfer instructions maintained against the transfer thereof; provided, however, that (a) if (i) the Initial Registration Statement is not filed by the Company with the SEC on or before the Filing Deadline in accordance with the Company’s obligations under Section 2(a) of the Registration Rights Agreement; or (ii) the Initial Registration Statement is not declared effective under the Securities Act by the SEC on or before the Effectiveness Deadline, then effective immediately following the first to occur of the events described in the forgoing clauses (i) and (ii) (each, a “Registration Failure”), or (b) this Agreement shall be earlier terminated pursuant to Section 8.1 or Section 8.2 hereof, then, in either of the cases described in the forgoing clauses (a) and (b), and effective immediately following the occurrence thereof, the obligations of the Company with respect to the issuance of the Commitment

Shares to the Investor pursuant to the forgoing provisions of this Section 2.4 shall terminate and the Company shall become obligated to pay to the Investor the Commitment Fee pursuant to and in accordance with Section 10.1(b). For the avoidance of doubt, the Company shall become obligated to issue all of the Commitment Shares (or pay the full Commitment Fee in lieu thereof, as applicable) pursuant to the terms of this Agreement upon the consummation of the Closing and effective as of the Closing Date, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement.

Article III
PURCHASE TERMS

Subject to the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Article VII, the Parties agree (unless otherwise mutually agreed upon by the parties in writing) as follows:

Section 3.1 VWAP Purchases. Upon the initial satisfaction of all of the conditions set forth in Section 7.2 (such event, the “Commencement” and the date of initial satisfaction of all of such conditions, the “Commencement Date”) and from time to time thereafter, subject to the satisfaction of all of the conditions set forth in Section 7.3 and in this Section 3.1, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a VWAP Purchase Notice on a VWAP Purchase Exercise Date to purchase the applicable VWAP Purchase Share Amount, not to exceed the applicable VWAP Purchase Maximum Amount, at the applicable VWAP Purchase Price therefor (as confirmed in the applicable VWAP Purchase Confirmation) in accordance with this Agreement (each such purchase, a “VWAP Purchase”). The Company may deliver to the Investor a VWAP Purchase Notice on a VWAP Purchase Exercise Date, provided that: (a) the Company may not deliver more than one VWAP Purchase Notice to the Investor on any single Trading Day; (b) at least three (3) Trading Days has elapsed since the Trading Day on which most recent prior VWAP Purchase Notice was delivered by the Company to the Investor, in each case pursuant to and in accordance with this Agreement; (c) all Shares subject to all prior VWAP Purchase Notices (as applicable) delivered by the Company to the Investor pursuant to this Agreement (if any) have theretofore been received by the Investor or its Broker-Dealer as DWAC Shares; and (d) the Closing Sale Price of the Common Stock on such VWAP Purchase Exercise Date is not less than the Threshold Price. The Investor is obligated to accept each VWAP Purchase Notice prepared and delivered by the Company in accordance with the terms of and subject to the satisfaction of the conditions contained in this Agreement. If the Company delivers any VWAP Purchase Notice directing the Investor to purchase a VWAP Purchase Share Amount in excess of the applicable VWAP Purchase Maximum Amount that the Company is then permitted to include in such VWAP Purchase Notice, such VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the VWAP Purchase Share Amount set forth in such VWAP Purchase Notice exceeds such applicable VWAP Purchase Maximum Amount, and the Investor shall have no obligation to purchase such excess Shares in respect of such VWAP Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the applicable VWAP Purchase Maximum Amount in such VWAP Purchase. At or prior to 9:30 a.m., New York City time, on the Trading Day immediately following the VWAP Purchase Valuation Period for each VWAP Purchase (the “VWAP Purchase Date”), the Investor shall provide to the Company a written confirmation for such VWAP Purchase setting forth the applicable VWAP Purchase Share Amount and the applicable VWAP Purchase Price (both on a per Share basis and the total aggregate VWAP Purchase Price to be paid by the Investor for such applicable VWAP Purchase Share Amount) for such VWAP Purchase (each, a “VWAP Purchase Confirmation”). Notwithstanding the foregoing, the Company shall not deliver any VWAP Purchase Notices to the Investor during the PEA Period.

Section 3.2 Settlement. The payment for, against simultaneous delivery of, Shares in respect of each VWAP Purchase shall be settled on the applicable VWAP Purchase Date for such VWAP Purchase. For each VWAP Purchase, the Investor shall pay to the Company an amount in cash equal to the product of: (a) the total number of Shares purchased by the Investor in such VWAP Purchase (as confirmed in the applicable VWAP Purchase Confirmation); and (b) the applicable VWAP Purchase Price for such Shares (as confirmed in the applicable VWAP Purchase Confirmation), in each case as full payment for such Shares, via wire transfer of immediately available funds on the same Trading Day that the Investor receives such Shares as DWAC Shares in accordance with this Agreement, if all of such Shares are so received by the Investor before 1:00 p.m., New York City time, or, if such Shares are received by the Investor after 1:00 p.m., New York City time, then payment therefor shall be made on the Trading Day immediately following the Trading Day on which the Investor has received all of such Shares as DWAC Shares. If the Company or the Transfer Agent shall fail for any reason, other than a failure of the Investor or its Broker-Dealer to set up a DWAC and required instructions, to electronically transfer any Shares as DWAC Shares in respect of a VWAP Purchase within two (2) Trading Days following the receipt by the Company of the applicable purchase price therefor in compliance with this Section 3.2, and if on or after such Trading Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Shares that the Investor anticipated receiving from the Company in respect of such VWAP Purchase, then the Company shall, within two (2) Trading Days after the Investor’s request, either: (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Shares as DWAC Shares shall terminate; or (ii) promptly honor its obligation to deliver to the Investor such Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total purchase price paid by the Investor pursuant to this Agreement for all of the Shares to be purchased by the Investor in connection with such VWAP Purchase. The Company shall not issue any fraction of a share of Common Stock upon any VWAP Purchase. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Trading Day, the same shall instead be due on the next succeeding day that is a Trading Day.

Section 3.3 Compliance with Rules of Trading Market.

(a) Exchange Cap. Subject to Section 3.3(c), and until Stockholder Approval (as defined below) is obtained, the Company shall not issue or sell any shares of Common Stock pursuant to this Agreement, and the Investor shall not purchase or acquire any shares of Common Stock pursuant to this Agreement, to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to this Agreement and the transactions contemplated hereby would exceed 2,861,206 (representing 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the execution of this Agreement), which number of shares shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Trading Market (such maximum number of shares, the “Exchange Cap”).

(b) Stockholder Approval. As soon as practicable after the Closing Date, but in any event no later than seventy-five (75) days thereafter, the Company shall hold a meeting of its stockholders to seek approval of a waiver of the Exchange Cap and, if needed, an increase in the authorized number of shares of Common Stock to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount (approval of all such proposals, the “Stockholder Approval”). In connection with such meeting, the Company shall provide each stockholder of the Company with a proxy statement in compliance with applicable SEC rules and regulations and shall use its best efforts to solicit the Stockholder Approval and to cause its board of directors to recommend to the Company’s stockholders that they approve such proposal(s). For the avoidance of doubt, if the Company fails to obtain Stockholder Approval, the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all times during the term of this Agreement.

(c) At-Market Transaction. Notwithstanding Section 3.3(a) above, the Exchange Cap shall not be applicable for any purposes of this Agreement and the transactions contemplated hereby, solely to the extent that (and only for so long as) the Average Price shall equal or exceed the Minimum Price (it being hereby acknowledged and agreed that the Exchange Cap shall be applicable for all purposes of this Agreement and the transactions contemplated hereby at all other times during the term of this Agreement, unless Stockholder Approval is obtained).

(d) General. The Company shall not issue or sell any shares of Common Stock pursuant to this Agreement if such issuance or sale would reasonably be expected to result in: (i) a violation of the Securities Act; or (ii) a breach of the rules of the Trading Market. The provisions of this Section 3.3 shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 3.3 only if necessary to ensure compliance with the Securities Act and the applicable rules of the Trading Market. The limitations contained in this Section 3.3 may not be waived by the Company or the Investor.

Section 3.4 Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor of more than 4.99% of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). If the Company issues a VWAP Purchase Notice with respect to any VWAP Purchase that would cause the aggregate number of shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates to exceed the Beneficial Ownership Limitation, such VWAP Purchase Notice shall be void ab initio to the extent of the amount by which the number of shares of Common Stock otherwise issuable pursuant to such VWAP Purchase Notice, together with all shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates, would exceed the Beneficial Ownership Limitation. Upon the written or oral request of the Investor, the Company shall promptly (but not later than the next Trading Day) confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required under this Section 3.4 and the application of this Section 3.4. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error. Upon delivery of a written notice to the Company, the Investor may from time to time increase or decrease the Beneficial Ownership Limitation to any other amount of Common Stock not in excess of 9.99% of the then issued and outstanding shares of Common Stock as specified in such notice; provided that any such increase in the Beneficial Ownership Limitation shall not be effective until the sixty-first (61st) day after such written notice is delivered to the Company. The provisions of this Section 3.4 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.4 to the extent necessary to correct this Section 3.4 (or any portion of this Section 3.4) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained in this Section 3.4 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 3.4 may not be waived by the Company or the Investor, except as expressly provided for in this Section 3.4.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby makes the following representations, warranties and covenants to the Company:

Section 4.1 Organization and Standing of the Investor. The Investor is a limited liability company duly organized and validly existing under the laws of the State of Delaware.

Section 4.2 Authorization and Power. The Investor has the requisite limited liability company power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement, and to purchase the Securities in accordance with the terms hereof. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary limited liability company action, and no further consent or authorization of the Investor, its board of directors or its members is required. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Investor, and constitutes a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 4.3 No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement, and the consummation by the Investor of the transactions contemplated hereby and thereby, do not and shall not: (a) result in a violation of such Investor’s certificate of formation, limited liability company agreement or other applicable organizational instruments; (b) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Investor is a party or is bound; (c) create or impose any lien, charge or encumbrance on any property of the Investor under any agreement or any commitment to which the Investor is party or under which the Investor is bound or under which any of its properties or assets are bound; or (d) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (b), (c) and (d) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of the Investor to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The Investor is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement, or to purchase the Securities in accordance with the terms hereof; provided, however, that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and warranties and the compliance with the relevant covenants and agreements of the Company in the Transaction Documents to which it is a party.

Section 4.4 Investment Purpose. The Investor is acquiring the Securities for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement filed pursuant to the Registration Rights Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Securities.

Section 4.5 Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 4.6 Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

Section 4.7 Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor have been furnished or otherwise made available to the Investor or its advisors, including, without limitation, the SEC Documents. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor is able to bear the economic risk of an investment in the Securities and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a proposed investment in the Securities. The Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the financial condition and business of the Company and other matters relating to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or in any other Transaction Document to which the Company is a party or the Investor’s right to rely on any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby (including, without limitation, the opinions of the Company’s counsel delivered pursuant to Section 7.1(d) and Section 7.2(p)). The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

Section 4.8 No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 4.9 No General Solicitation. The Investor is not purchasing or acquiring the Securities as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 4.10 Not an Affiliate. The Investor is not an officer, director or an Affiliate of the Company. As of the date of this Agreement, the Investor does not beneficially own any shares of Common Stock or securities exercisable for or convertible into shares of Common Stock, and during the Restricted Period, Investor shall not acquire beneficial ownership of any shares of the Company’s capital stock (including shares of Common Stock or securities exercisable for or convertible into shares of Common Stock) other than pursuant to this Agreement; provided, however, that nothing in this Agreement shall prohibit or be deemed to prohibit the Investor from purchasing, in an open market transaction or otherwise, shares of Common Stock necessary to make delivery by the Investor in satisfaction of a sale by the Investor of Securities that the Investor anticipated receiving from the Company in connection with the settlement of a VWAP Purchase, as applicable, if the Company or its Transfer Agent shall have failed for any reason (other than a failure of Investor or its Broker-Dealer to set up a DWAC and required instructions) to electronically transfer all of the Shares subject to such VWAP Purchase, as applicable, to the Investor on the applicable Settlement Date by crediting the Investor’s or its designated Broker-Dealer’s account at DTC through its DWAC delivery system in compliance with Section 3.2 of this Agreement.

Section 4.11 No Prior Short Sales. At no time prior to the date of this Agreement has any of the Investor, its agents, representatives or Affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any: (a) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock; or (b) hedging transaction, which establishes a net short position with respect to the Common Stock.

Section 4.12 Statutory Underwriter Status. The Investor acknowledges that it shall be disclosed as a “selling stockholder” in each Registration Statement and in any Prospectus contained therein to the extent required by applicable law and to the extent the Prospectus is related to the resale of Registrable Securities.

Section 4.13 Resales of Securities. The Investor represents, warrants and covenants that it shall resell such Securities only pursuant to the Registration Statement in which the resale of such Securities is registered under the Securities Act, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations, including, without limitation, any applicable prospectus delivery requirements of the Securities Act.

Article V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedule delivered by the Company to the Investor (which is hereby incorporated by reference in, and constitutes an integral part of, this Agreement) (the “Disclosure Schedule”), the Company hereby makes the following representations, warranties and covenants to the Investor:

Section 5.1 Organization, Good Standing and Power. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 5.2 Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party and to issue the Securities in accordance with the terms hereof and thereof. Except for approvals of the Company’s board of directors or a committee thereof as may be required in connection with any issuance and sale of Shares to the Investor hereunder (which approvals shall be obtained prior to the delivery of any VWAP Purchase Notice), the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its board of directors or its stockholders is required. Each of the Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

Section 5.3 Capitalization. The authorized capital stock of the Company and the shares thereof issued and outstanding were as set forth in the SEC Documents as of the dates reflected therein. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the SEC Documents, this Agreement, and the Registration Rights Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in the SEC Documents, no shares of Common Stock are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities, the Company is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any outstanding shares of the capital stock of the Company. Except as set forth in the SEC Documents, there are no securities or instruments containing anti-dilution or similar provisions that shall be triggered by this Agreement or any of the other Transaction Documents or the consummation of the transactions described herein or therein. The Company has filed with the SEC true and correct copies of the Company’s articles of incorporation as in effect on the Closing Date (the “Charter”), and the Company’s bylaws as in effect on the Closing Date (the “Bylaws”).

Section 5.4 Issuance of Securities. The Commitment Shares, if any, to be issued in consideration for the Investor’s execution and delivery of this Agreement, and the Shares to be issued pursuant to VWAP Purchases under this Agreement have been, or with respect to Shares to be purchased by the Investor pursuant to a particular VWAP Purchase Notice, shall be, prior to the delivery to the Investor hereunder of such VWAP Purchase Notice, duly authorized by all necessary corporate action on the part of the Company. The Commitment Shares, if any, when issued and sold to the Investor in accordance with this Agreement, and the Shares, when issued and sold against payment therefor in accordance with this Agreement, shall, in each case, be validly issued and outstanding, fully paid and non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof, and the Investor shall be entitled to all rights accorded to a holder of Common Stock with respect thereto. An aggregate of [●] of shares of Common Stock have been duly authorized and reserved by the Company for issuance and sale to the Investor as Shares pursuant to VWAP Purchases under this Agreement.

Section 5.5 No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not: (a) result in a violation of any provision of the Charter or Bylaws; (b) result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or is bound; (c) create or impose a lien, charge or encumbrance on any property or assets of the Company or any of its

Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject; or (d) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected (including federal and state securities laws and regulations and the rules and regulations of the Trading Market or applicable Eligible Market), except, in the case of clauses (b), (c) and (d) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement, the Registration Rights Agreement, the SEC Documents and as required under the Securities Act and any applicable state securities laws or rules of the Trading Market, the Company is not required under any federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents to which it is a party, or to issue the Securities to the Investor in accordance with the terms hereof and thereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the Closing Date); provided, however, that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the representations and warranties of the Investor in this Agreement and the compliance by it with its covenants and agreements contained in this Agreement and the Registration Rights Agreement.

Section 5.6 SEC Documents, Financial Statements; Disclosure Controls and Procedures; Internal Controls Over Financial Reporting; Accountants.

(a) Except as set forth in the SEC Documents, the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all SEC Documents for the twelve months preceding the date of this Agreement. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of the SEC Documents filed with or furnished to the SEC prior to the Closing Date (including, without limitation, the IPO Registration Statement). No Subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the SEC. As of its filing date, each SEC Document filed with or furnished to the SEC prior to the Closing Date (including, without limitation, the IPO Registration Statement) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the Closing Date, on the date of such amended or superseded filing). Each Registration Statement, on the date it is filed with the SEC, on the date it is declared effective by the SEC, on each VWAP Purchase Exercise Date shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from such Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Prospectus and each Prospectus Supplement required to be filed pursuant to this Agreement or the Registration Rights Agreement after the Closing Date, when taken together, on its date, on each VWAP Purchase Exercise Date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. Each SEC Document (other than the Initial Registration Statement or any Subsequent Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto) to be filed with or furnished to the SEC after the Closing Date and incorporated by reference in the Initial Registration Statement or any Subsequent Registration Statement, or the Prospectus included therein or any Prospectus Supplement thereto required to be filed pursuant to this Agreement or the Registration Rights Agreement (including, without limitation, the Current Report), when such document is filed with or furnished to the SEC and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it. The Company has delivered or made available to the Investor via EDGAR or otherwise true and complete copies of all comment letters and substantive correspondence received by the Company from the SEC relating to the SEC Documents filed with or furnished to the SEC as of the Closing Date, together with all written responses of the Company thereto in the form such responses were filed via EDGAR. There are no outstanding or unresolved comments or undertakings in such comment letters received by the Company from the SEC. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

(b) The financial statements of the Company included or incorporated by reference in the SEC Documents, together with the related notes and schedules, comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved; all non-GAAP financial information included or incorporated by reference in the SEC Documents complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act, to the extent applicable; and, except as disclosed in the SEC Documents, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Securities Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s Knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included in the SEC Documents.

(c) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially adversely affected, or is reasonably likely to materially adversely affect, the internal control over financial reporting of the Company and its Subsidiaries.

(d) To the Company’s Knowledge, Deloitte & Touche LLP (the “Auditor”), which has expressed its opinion with respect to the consolidated financial statements and schedule as of December 31, 2022 and 2021, and for each of the years ended December 31, 2022 and December 31, 2021, is: (i) an independent public accounting firm within the meaning of the Securities Act; (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)); and (iii) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(e) There is no failure on the part of the Company or, to the Knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith that are applicable to the Company or its directors or officers in their capacities as directors or officers of the Company.

Section 5.7 Subsidiaries. The SEC Documents set forth each Subsidiary of the Company as of the Closing Date, other than those that may be omitted pursuant to Item 601 of Regulation S-K, showing its jurisdiction of incorporation or organization, and the Company does not have any other Subsidiaries as of the Closing Date. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the SEC Documents or as would not reasonably be expected to have a Material Adverse Effect.

Section 5.8 No Material Adverse Effect or Material Adverse Change. Except as otherwise disclosed or incorporated by reference in the SEC Documents, since November 14, 2023: (a) the Company has not experienced or suffered any Material Adverse Effect, and there exists no current state of facts, condition or event which would have a Material Adverse Effect; (b) there has not occurred any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that disclosed or incorporated by reference in the SEC Documents; (c) neither the Company nor any of its Subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (d) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (e) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company.

Section 5.9 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed or incorporated by reference in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses since November 14, 2023 and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (a) would be required to be disclosed by the Company under applicable securities laws in the SEC Documents, which has not been disclosed or incorporated by reference in the SEC Documents, or (b) would reasonably be expected to have a Material Adverse Effect.

Section 5.10 No Undisclosed Events or Circumstances. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company at or before the Closing but which has not been so publicly announced or disclosed, except for events or circumstances which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.11 Indebtedness; Solvency. Schedule 5.11 attached hereto sets forth, as of the Closing Date, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments through such date. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth on Schedule 5.11, there is no existing or continuing default or event of default in respect of any Indebtedness of the Company or any of its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law or law for the relief of debtors, nor does the Company have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any Bankruptcy Law or any law for the relief of debtors. The Company is financially solvent and is generally able to pay its debts as they become due.

Section 5.12 Title To Assets. The Company and each of its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the SEC Documents.

Section 5.13 Actions Pending. There are no legal or governmental proceedings pending or, to the Knowledge of the Company, threatened to which the Company or any of its Subsidiaries are a party or to which any of the properties of the Company or any of its Subsidiaries is subject: (a) other than proceedings accurately described in all material respects in the SEC Documents and proceedings that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under this Agreement and the Registration Rights Agreement or to consummate the transactions contemplated by the Transaction Documents; or (b) that are required to be described in the SEC Documents and are not so described. There are no statutes, regulations, contracts or other documents that are required to be described in the SEC Documents or to be filed as exhibits to the SEC Documents that are not described or filed as required.

Section 5.14 Compliance With Law; Compliance with Continued Listing Standards. The business of the Company and the Subsidiaries has been and is presently being conducted in compliance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except as set forth in the SEC Documents and except for such non-compliance which, individually or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries shall conduct its business in violation of any of the foregoing, except in all cases for any such violations which could not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the SEC Documents, the Company has not received any notice of any continuing failure to maintain requirements for continued listing or quotation of its Common Stock on an applicable Trading Market or in violation of any of the rules, regulations or requirements of any applicable Trading Market, other than as disclosed to the Investor (including any intended changes with respect to another applicable Trading Market in connection with any failure to maintain such requirements).

Section 5.15 Certain Fees. Except as provided in this Agreement and the other Transaction Documents, no brokerage or finder’s fees or commissions are or shall be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 5.15 incurred by the Company or its Subsidiaries that may be due or payable in connection with the transactions contemplated by the Transaction Documents.

Section 5.16 Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by the Transaction Documents. The Company understands and confirms that the Investor shall rely on the foregoing representations in effecting resales of Securities under the Registration Statement. All disclosure provided to Investor regarding the Company and its Subsidiaries, their businesses and the transactions contemplated by the Transaction Documents (including, without limitation, the representations and warranties of the Company contained in the Transaction Documents to which it is a party (as modified by the Disclosure Schedule)) furnished in writing by or on behalf of the Company or any of its Subsidiaries for purposes of or in connection with the Transaction Documents (other than forward-looking information and projections and information of a general economic nature and general information about the Company’s industry), taken together, is true and correct in all material respects on the date on which such information is dated or certified, and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at such time.

Section 5.17 Operation of Business.

(a) The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as described in the SEC Documents. This Section 5.17(a) does not relate to environmental matters, such items being the subject of Section 5.18.

(b) The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Documents and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except where such action would not reasonably be expected to have a Material Adverse Effect. Other than as specifically described in the SEC Documents, neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Documents, a written notice of a claim or otherwise has any Knowledge that the Company’s products or planned products as described in the SEC Documents violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.18 Environmental Compliance. The Company and its Subsidiaries: (a) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (b) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (c) are in compliance with all terms and conditions of any such permit, license or approval where, in each of clause (a), (b) and (c) above, the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.19 Material Agreements. Except as set forth in the SEC Documents, neither the Company nor any Subsidiary of the Company is a party to any written or oral contract, instrument, agreement commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to an Annual Report on Form 10-K (collectively, “Material Agreements”). Each of the Material Agreements described in the SEC Documents conform in all material respects to the descriptions thereof contained or incorporated by reference therein. Except as set forth in the SEC Documents, the Company and each of its Subsidiaries have performed in all material respects all the obligations then required to be performed by them under the Material Agreements, have received no notice of default or an event of default by the Company or any of its Subsidiaries thereunder and are not aware of any basis for the assertion thereof, and neither the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any other contracting party thereto are in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect. Except as set forth in the SEC Documents, each of the Material Agreements is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against the Company and/or any of its Subsidiaries and, to the Knowledge of the Company, each other contracting party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

Section 5.20 Transactions With Affiliates. Except as set forth in the SEC Documents, there are no loans, leases, agreements, contracts, royalty agreements, management contracts, service arrangements or other continuing transactions exceeding $120,000 between: (a) the Company or any Subsidiary, on the one hand; and (b) any person or entity who would be covered by Item 404(a) of Regulation S-K, on the other hand. Except as disclosed in the SEC Documents, there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a creditor of or debtor to, any beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, or any director, employee or Affiliate of the Company or any of its Subsidiaries, other than: (i) reimbursement for reasonable expenses incurred on behalf of the Company or any of its Subsidiaries; or (ii) as part of the normal and customary terms of such person’s employment or service as a director with the Company or any of its Subsidiaries.

Section 5.21 Employees; Labor Laws. No material labor dispute with the employees of the Company exists, except as described in the SEC Documents, or, to the Knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

Section 5.22 Investment Company Act Status. The Company is not and, as a result of the consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds from the sale of the Securities as shall be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to the Registration Rights Agreement, the Company shall not, be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.23 ERISA. The Company is not a party to an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which: (a) is subject to any provision of ERISA; and (b) is or was at any time maintained, administered or contributed to by the Company or any of its ERISA Affiliates (as defined hereafter). These plans are referred to collectively herein as the “Employee Plans.” An “ERISA Affiliate” of any person or entity means any other person or entity which, together with that person or entity, could be treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”). Each Employee Plan has been maintained in material compliance with its terms and the requirements of applicable law. No Employee Plan is subject to Title IV of ERISA. The SEC Documents identify each employment, severance or other similar agreement, arrangement or policy and each material plan or arrangement required to be disclosed pursuant to the rules and regulations providing for insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, or deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation, or post-retirement insurance, compensation or benefits, which: (i) is not an Employee Plan; (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its ERISA Affiliates; and (iii) covers any officer or director or former officer or director of the Company or any of its ERISA Affiliates. These agreements, arrangements, policies or plans are referred to collectively as “Benefit Arrangements.” Each Benefit Arrangement has been maintained in material compliance with its terms and with the requirements of applicable law. Except as disclosed in the SEC Documents, there is no liability in respect of post-retirement health and medical benefits for retired employees of the Company or any of its ERISA Affiliates, other than medical benefits required to be continued under applicable law. No “prohibited transaction” (as defined in either Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Plan; and each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

Section 5.24 Taxes. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each: (a) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject; (b) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations; and (c) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the SEC Documents are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

Section 5.25 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it shall not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

Section 5.26 Exemption from Registration. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the offer and sale of the Securities in accordance with the terms and conditions of this Agreement is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D; provided, however, that at the request of and with the express agreements of the Investor (including, without limitation, the representations, warranties and covenants of Investor set forth in Section 4.9 through Section 4.13), the Securities to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued to the Investor or its designee only as DWAC Shares and shall not bear legends noting restrictions as to resale of such securities under federal or state securities laws, nor shall any such securities be subject to stop transfer instructions.

Section 5.27 No General Solicitation or Advertising. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

Section 5.28 No Integrated Offering. None of the Company, its Subsidiaries, or any of their respective Affiliates, nor any Person acting on their behalf has, directly or indirectly, sold, offered for sale, or solicited any offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which shall be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the Securities Act or under any applicable stockholder approval provisions, including, without limitation, under the listing rules of the Trading Market. Except in accordance with the requirements of the Registration Rights Agreement, none of the Company, its Subsidiaries, their Affiliates, nor any Person acting on their behalf shall take any action or steps that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

Section 5.29 Dilutive Effect. The Company is aware and acknowledges that issuance of the Securities could cause dilution to existing stockholders and could significantly increase the outstanding number of shares of Common Stock. The Company further acknowledges that its obligation to issue the Commitment Shares and to issue the Shares pursuant to the terms of a VWAP Purchase in accordance with this Agreement is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

Section 5.30 Manipulation of Price. Neither the Company nor any of its officers, directors or Affiliates has, and, to the Knowledge of the Company, no Person acting on their behalf has: (a) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Securities; (b) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities; or (c) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company. Neither the Company nor any of its officers, directors or Affiliates shall during the term of this Agreement, and, to the Knowledge of the Company, no Person acting on their behalf shall during the term of this Agreement, take any of the actions referred to in the immediately preceding sentence.

Section 5.31 Securities Act. The Company has complied and shall comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder, including, without limitation, the applicable requirements of the Securities Act. Each Registration Statement, upon filing with the SEC and at the time it is declared effective by the SEC, shall satisfy all of the requirements of the Securities Act to register the resale of the Registrable Securities included therein by the Investor in accordance with the Registration Rights Agreement on a delayed or continuous basis under Rule 415 under the Securities Act at then-prevailing market prices, and not fixed prices. The Company is not, and has not previously been at any time, an issuer identified in, or subject to, Rule 144(i).

Section 5.32 Listing and Maintenance Requirements; DTC Eligibility. As of the Closing Date, the Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as set forth in the SEC Documents, the Company has not received notice from the Trading Market or any Eligible Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market or Eligible Market, as applicable. Except as set forth in the SEC Documents, the Company is in compliance with all such listing and maintenance requirements. The Common Stock is eligible for participation in the DTC book entry system and has shares on deposit at DTC for transferred electronically to third parties via DTC through its Deposit/Withdrawal at Custodian (“DWAC”) delivery system. The Company has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated.

Section 5.33 Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Documents (as applicable), including, without limitation, as a result of the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

Section 5.34 No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor any director or officer, nor, to the Knowledge of the Company, any employee, agent, representative or Affiliate of the Company, has taken within the past five years any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage (to the extent acting on behalf of or providing services to the Company); and the Company and its Subsidiaries have conducted their businesses within the past five years in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions,

signed December 17, 1997, the U.K. Bribery Act 2010 and other applicable anti-corruption, anti-money laundering and anti-bribery laws, and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

Section 5.35 Money Laundering Laws. The operations of the Company are and have been conducted at all times within the past five years in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder, of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

Section 5.36 OFAC. Neither the Company nor any of its Subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s Knowledge, any agent, Affiliate or representative of the Company, is a Person that is, or is owned or controlled by a Person that is: (a) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); nor (b) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria). Neither the Company nor any of its Subsidiaries shall, directly or indirectly, use the proceeds from the sale of Securities under this Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (ii) in any other manner that shall result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). For the past five (5) years, neither the Company nor any of its Subsidiaries have knowingly engaged in, or are now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

Section 5.37 U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by the Investor, shall become a U.S. real property holding corporation within the meaning of Section 897 of the Code.

Section 5.38 Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

Section 5.39 Information Technology; Compliance With Data Privacy Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries’ information technology equipment, computers, systems, networks, hardware, software, websites, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as reasonably required to operate the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other malicious code. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards designed to protect their material confidential information and the integrity, continuous operation, and security of all IT Systems and Personal Data used in connection with their businesses. “Personal Data” means any information about an individual person that would enable the Company, either alone or in combination with other information, to identify a natural person. Within the past five years, neither the Company nor its Subsidiaries have experienced a material information security incident except for those that have been remedied without causing a Material Adverse Effect or a legal obligation to notify any other Person. The Company and its Subsidiaries are in material compliance with all applicable state and federal data privacy and security laws of jurisdictions where the Company and its Subsidiaries conduct business.

Section 5.40 No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

Section 5.41 Accuracy of Certain Summaries and Statements. The statements to be set forth or incorporated by reference, as applicable, in (a) each Registration Statement (and each post-effective amendment thereto) and the Prospectus included therein under the captions “Description of Capital Stock” and “Certain Relationships and Related Transactions,” and (b) in the IPO Registration Statement under the caption “Certain Relationships and Related Transactions,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

Section 5.42 Acknowledgement Regarding Investor’s Acquisition of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement and the transactions contemplated by the Transaction Documents. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Investor or any of its representatives or agents in connection therewith is merely incidental to the Investor’s acquisition of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation of the transactions contemplated thereby by the Company and its representatives. The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Article IV.

Article VI
COVENANTS

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one Party are for the benefit of the other Party, that during the period commencing on the Closing Date and expiring on the date this Agreement is terminated pursuant to Article VIII or such other period as may be expressly set forth below with respect to a particular covenant (and, with respect to the Company, for the period following the termination of this Agreement specified in Section 8.3 pursuant to and in accordance with Section 8.3):

Section 6.1 Securities Compliance. The Company shall notify the SEC and the Trading Market, if and as applicable, in accordance with their respective rules and regulations, of the transactions contemplated by the Transaction Documents, and shall take all necessary action, undertake all proceedings and obtain all registrations, permits, consents and approvals for the legal and valid issuance of the Securities to the Investor in accordance with the terms of the Transaction Documents, as applicable.

Section 6.2 Reservation of Common Stock. The Company has available and the Company shall reserve and keep available at all times, free of preemptive and other similar rights of stockholders, the requisite aggregate number of authorized but unissued shares of Common Stock to enable the Company to timely effect (a) the issuance and delivery of all Commitment Shares to be issued and delivered to the Investor under Section 2.4 hereof within the time period specified in Section 2.4; and (b) the issuance, sale and delivery of all Shares to be issued, sold and delivered in respect of each VWAP Purchase effected under this Agreement, in the case of this clause (b), at least prior to the delivery by the Company to the Investor of each VWAP Purchase Notice in connection with such VWAP Purchase (collectively, the “Required Reserve Amount”). Without limiting the generality of the foregoing: (a) as of the Trading Day on which the Initial Registration Statement is initially filed by the Company with the SEC (and in no event later than the Filing Deadline with respect to the Initial Registration Statement as set forth in the Registration Rights Agreement), the Company shall have reserved, out of its authorized and unissued Common Stock, a sufficient number of shares of Common Stock solely for the purpose of issuing all of the Commitment Shares under this Agreement to be issued and delivered to the Investor under Section 2.4 hereof within the time period specified in Section 2.4 hereof, and (ii) as of the Closing Date the Company shall have reserved, and as of the Commencement Date shall have continued to reserve, out of its authorized and unissued Common Stock, [●] shares of Common Stock solely for the purpose of effecting VWAP Purchases under this Agreement. The number of shares of Common Stock so reserved for the purpose of effecting VWAP Purchases under this Agreement may be increased from time to time by the Company from and after the Commencement Date, and such number of reserved shares may be reduced from and after the Commencement Date only by the number of Shares actually issued, sold and delivered to the Investor pursuant to any VWAP Purchase effected from and after the Commencement Date pursuant to this Agreement. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company shall promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares of Common Stock is sufficient to meet the Required Reserve Amount.

Section 6.3 Registration and Listing. During the Investment Period, the Company shall use its commercially reasonable efforts to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) or 12(g) of the Exchange Act, and to comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company shall use its commercially reasonable efforts to continue the listing and trading of its Common Stock and the listing of the Securities purchased by the Investor hereunder on the Trading Market and to comply with the Company’s reporting, filing and other obligations under the b rules and regulations of the Trading Market. The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on the Trading Market. If the Company receives any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain, the Company shall promptly (and in any case within twenty-four (24) hours) notify the Investor of such fact in writing and shall use its commercially reasonable efforts to cause the Common Stock to be listed or quoted on another Eligible Market.

Section 6.4 Compliance with Laws.

(a) During the Investment Period, the Company: (i) shall comply, and cause each Subsidiary (if any) to comply, with all laws, rules, regulations and orders applicable to the business and operations of the Company and its Subsidiaries, except as would not have a Material Adverse Effect; and (ii) with applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, applicable state securities or “Blue Sky” laws, and applicable listing rules of the Trading Market or Eligible Market, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement in any material respect or for Investor to conduct resales of Securities under the Registration Statement in any material respect. Without limiting the foregoing, neither the Company, nor to the Knowledge of the Company, any of their respective directors, officers, agents, employees or any other Persons acting on their behalf shall, in connection with the operation of the Company’s businesses: (a) use any corporate funds for unlawful contributions, payments, gifts or entertainment or to make any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations; (b) pay, accept or receive any unlawful contributions, payments, expenditures or gifts; or (c) violate or operate in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, including, without limitation, the FCPA and the Money Laundering Laws.

(b) The Investor shall comply with all laws, rules, regulations and orders applicable to the performance by it of its obligations under this Agreement and its investment in the Securities, except as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Investor to enter into and perform its obligations under this Agreement in any material respect. Without limiting the foregoing, the Investor shall comply with all applicable provisions of the Securities Act and the Exchange Act, including Regulation M thereunder, and all applicable state securities or “Blue Sky” laws.

Section 6.5 Keeping of Records and Books of Account; Due Diligence.

(a) During the Investment Period: (i) the Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries shall be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made; and (ii) the Company shall maintain a system of internal accounting controls that: (a) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements (it being acknowledged and agreed that the identification by the Company and/or its independent registered public accounting firm of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in the Company’s internal controls over its financial reporting shall not, in and of itself, constitute a breach of this Section 6.5(a)).

(b) Subject to the requirements of Section 6.12, from time to time from and after the Closing Date, the Company shall make available for inspection and review by the Investor during normal business hours and after reasonable notice, customary documentation reasonably requested by the Investor and/or its appointed counsel or advisors to conduct due diligence; provided, however, that after the Closing Date, the Investor’s continued due diligence shall not be a condition precedent to the Company’s right to deliver to the Investor any VWAP Purchase Notice or the settlement thereof

Section 6.6 No Frustration; No Variable Rate Transactions.

(a) No Frustration. During the period commencing on the Closing Date and expiring on the twenty-four (24)-month anniversary of the Closing Date (it being hereby acknowledged and agreed that such term may not be extended by the Parties and notwithstanding any earlier termination of this Agreement pursuant to Article VIII), the Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to deliver (i) the Commitment Shares to the Investor not later than 4:00 p.m. New York City time on the Trading Day on which the Initial Registration Statement is initially filed by the Company with the SEC (and in no event later than 4:00 p.m. New York City time on the Filing Deadline for the Initial Registration Statement as set forth in the Registration Rights Agreement) the Shares to the Investor in respect of a VWAP Purchase not later than the applicable VWAP Purchase Date. For the avoidance of doubt, nothing in this Section 6.6(a) shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

(b) No Variable Rate Transactions. During the period commencing on the Closing Date and expiring on the twenty-four (24)-month anniversary of the Closing Date (it being hereby acknowledged and agreed that such term may not be extended by the Parties and notwithstanding any earlier termination of this Agreement pursuant to Article VIII), the Company shall not effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, other than in connection with an Exempt Issuance or as set forth in the SEC Documents as of the date of this Agreement. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required

Section 6.7 Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company; provided, however, that, except as provided in Section 6.8, nothing in this Agreement shall be deemed to prohibit the Company from engaging in any Fundamental Transaction with another Person. For the avoidance of doubt, nothing in this Section 6.7 shall in any way limit the Company’s right to terminate this Agreement in accordance with Section 8.2 (subject in all cases to Section 8.3).

Section 6.8 Fundamental Transaction. If a VWAP Purchase Notice has been delivered to the Investor and the transactions contemplated therein have not yet been fully settled in accordance with the terms and conditions of this Agreement, the Company shall not effect any Fundamental Transaction until the expiration of five (5) Trading Days following the date of full settlement thereof and the issuance to the Investor of all of the Shares issuable pursuant to the VWAP Purchase to which such VWAP Purchase Notice, respectively, relates.

Section 6.9 Selling Restrictions.

(a) Except as expressly set forth below, the Investor covenants that from and after the Closing Date through and including the Trading Day next following the expiration or termination of this Agreement (the “Restricted Period”), neither the Investor nor any of its Affiliates nor any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly: (i) engage in any Short Sales involving the Company’s securities; or (ii) grant any option to purchase, or acquire any right to dispose of or otherwise dispose for value of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock, or enter into any swap, hedge or other similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (a) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Securities; or (b) selling a number of shares of Common Stock equal to the number of Shares that such Restricted Person is or may be obligated to purchase under a pending VWAP Purchase Notice but has not yet taken possession of so long as such Restricted Person (or the Broker-Dealer, as applicable) delivers the Shares purchased pursuant to such VWAP Purchase Notice (as applicable) to the purchaser thereof or the applicable Broker-Dealer.

(b) In addition to the foregoing, in connection with any sale of Securities (including any sale permitted by Section 6.9(a)), the Investor shall comply in all respects with all applicable laws, rules, regulations and orders, including, without limitation, the requirements of the Securities Act and the Exchange Act

Section 6.10 Effective Registration Statement. During the Investment Period, the Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Initial Registration Statement and each Subsequent Registration Statement filed with the SEC under the Securities Act for the applicable Registration Period pursuant to and in accordance with the Registration Rights Agreement.

Section 6.11 Blue Sky. The Company shall take such action, if any, as is necessary by the Company in order to obtain an exemption for or to qualify the Securities for sale by the Company to the Investor pursuant to the Transaction Documents, and at the request of the Investor, the subsequent resale of Registrable Securities by the Investor, in each case, under applicable state securities or “Blue Sky” laws and shall provide evidence of any such action so taken to the Investor from time to time following the Closing Date; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to: (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.11; (b) subject itself to general taxation in any such jurisdiction; or (c) file a general consent to service of process in any such jurisdiction.

Section 6.12 Non-Public Information. Neither the Company or any of its Subsidiaries, nor any of their respective directors, officers, employees or agents shall disclose any material non-public information about the Company to the Investor, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any of its Subsidiaries, or any of their respective directors, officers, employees and agents (as determined in the reasonable good faith judgment of the Investor): (a) the Investor shall promptly provide written notice of such breach to the Company; and (b) after such notice has been provided to the Company and, provided that the Company shall have failed to publicly disclose such material, non-public information within twenty-four (24) hours following demand therefor by the Investor, in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or agents. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure.

Section 6.13 Broker/Dealer. The Investor shall use one or more broker-dealers to effectuate all sales, if any, of the Securities that it may purchase or otherwise acquire from the Company pursuant to the Transaction Documents, as applicable, which (or whom) shall be unaffiliated with the Investor and not then currently engaged or used by the Company, and a DTC participant (collectively, the “Broker-Dealer”). The Investor shall, from time to time, provide the Company and its Transfer Agent with all information regarding the Broker-Dealer reasonably requested by the Company. The Investor shall be solely responsible for all fees and commissions of the Broker-Dealer, which shall not exceed customary brokerage fees and commissions and shall be responsible for designating only a DTC participant eligible to receive DWAC Shares.

Section 6.14 Disclosure Schedule.

(a) The Company may, from time to time, update the Disclosure Schedule as may be required to satisfy the conditions set forth in Section 7.2(a) and Section 7.3(a) (to the extent such condition set forth in Section 7.3(a) relates to the condition in Section 7.2(a) as of a specific VWAP Exercise Purchase Date). For purposes of this Section 6.14, any disclosure made in a schedule to the Compliance Certificate shall be deemed to be an update of the Disclosure Schedule. Notwithstanding anything in this Agreement to the contrary, no update to the Disclosure Schedule pursuant to this Section 6.14 shall cure any breach of a representation or warranty of the Company contained in this Agreement and made prior to the update and shall not affect any of the Investor’s rights or remedies with respect thereto.

(b) Notwithstanding anything to the contrary contained in the Disclosure Schedule or in this Agreement, the information and disclosure contained in any Schedule of the Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Schedule of the Disclosure Schedule as though fully set forth in such Schedule for which applicability of such information and disclosure is readily apparent on its face. The fact that any item of information is disclosed in the Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Except as expressly set forth in this Agreement, such information and the thresholds (whether based on quantity, qualitative characterization, dollar amounts or otherwise) set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

Section 6.15 Delivery of Bring-Down Opinions and Compliance Certificates Upon Occurrence of Certain Events. Within three (3) Trading Days immediately following: (a) the end of each PEA Period, if the Company is required under the Securities Act to file with the SEC (i) a post-effective amendment to the Initial Registration Statement required to be filed by the Company with the SEC pursuant to Section 2(a) of the Registration Rights Agreement; (ii) a Subsequent Registration Statement required to be filed by the Company with the SEC pursuant to Section 2(c) of the Registration Rights Agreement; or (iii) a post-effective amendment to a Subsequent Registration Statement required to be filed by the Company with the SEC pursuant to Section 2(c) of the Registration Rights Agreement, in each case with respect to a fiscal year ending after the Commencement Date, to register the resale of Securities by the Investor under the Securities Act pursuant to this Agreement and the Registration Rights Agreement; and (b) the date the Company files with the SEC (i) a Prospectus Supplement to the Prospectus contained in the Initial Registration Statement or any Subsequent Registration Statement under the Securities Act; (ii) an

Annual Report on Form 10-K under the Exchange Act with respect to a fiscal year ending after the Commencement Date; (iii) an amendment on Form 10-K/A to an Annual Report on Form 10-K under the Exchange Act with respect to a fiscal year ending after the Commencement Date, which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained in a previously filed Form 10-K; and (iv) a SEC Document under the Exchange Act (other than those referred to in clauses (b)(i) and (b)(ii) of this Section 6.15), which contains amended material financial information (or a restatement of material financial information) or an amendment to other material information contained or incorporated by reference in the Initial Registration Statement, any Subsequent Registration Statement, or the Prospectus or any Prospectus Supplement contained in the Initial Registration Statement or any Subsequent Registration Statement (it being hereby acknowledged and agreed that the filing by the Company with the SEC of a Quarterly Report on Form 10-Q that includes only updated financial information as of the end of the Company’s most recent fiscal quarter shall not, in and of itself, constitute an “amendment” or “restatement” for purposes of the foregoing clause (b)), in each case of the foregoing clause (b), if the Company is not also then required under the Securities Act to file a post-effective amendment to the Initial Registration Statement, any Subsequent Registration Statement or a post-effective amendment to any Subsequent Registration Statement, in each case with respect to a fiscal year ending after the Commencement Date, to register the resale of Securities by the Investor under the Securities Act pursuant to this Agreement and the Registration Rights Agreement, and in any case of the foregoing clause (b), not more than once per calendar quarter, the Company shall: (A) deliver to the Investor a Compliance Certificate, dated such date; and (B) cause to be furnished to the Investor an opinion “bring down” from outside counsel to the Company substantially in the form mutually agreed to by the Company and the Investor prior to the date of this Agreement, modified, as necessary, to relate to such Registration Statement or post-effective amendment, or the Prospectus contained therein as then amended or supplemented by such Prospectus Supplement, as applicable (each such opinion, a “Bring-Down Opinion”).

Article VII
CONDITIONS TO CLOSING AND CONDITIONS to the SALE AND PURCHASE OF THE SHARES

Section 7.1 Conditions to Closing. The Closing is subject to the satisfaction of each of the conditions set forth in this Section 7.1 on the Closing Date:

(a) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor contained in this Agreement: (i) that are not qualified by “materiality” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date; and (ii) that are qualified by “materiality” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(b) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement: (i) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date; and (ii) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct as of the Closing Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(c) Payment of Investor Expense Reimbursement; Acknowledgement of Obligation to Issue Commitment Shares or Pay Commitment Fee. On or prior to the Closing Date, the Company shall have paid by wire transfer of immediately available funds to an account designated by the Investor on or prior to the date hereof, the Investor Expense Reimbursement in accordance with Section 10.1(a). The Investor Expense Reimbursement and Commitment Fee shall be fully earned and non-refundable as of the Closing Date, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. Effective as of the Closing Date, the Company shall be obligated to (i) deliver, not later than 4:00 p.m. New York City time on the Trading Day immediately following the Effective Date, a certificate or book-entry statement representing the Commitment Shares in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company not later than two (2) Trading Days prior to the Effective Date), in consideration for the Investor’s execution and delivery of this Agreement, which certificate or book-entry statement shall be delivered to the Investor by overnight courier at its address set forth in Section 10.4 hereof, or (ii) in the event of a Registration Failure or upon the earlier termination of this Agreement pursuant to Section 8.1 or Section 8.2 hereof, then, effective immediately following the occurrence of either of the events described in this clause (ii), the obligations of the Company to deliver the Commitment Shares to the Investor pursuant to the forgoing provisions of this Section 7.1(c) shall terminate and the entire Commitment Fee shall become immediately due and payable by the Company to the Investor in accordance with Section 10.1(b). For the avoidance of doubt, all Commitment Shares (or the entire Commitment Fee, as applicable) shall be fully earned by the Investor upon the consummation of the Closing and effective as of the Closing Date, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. The Company shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Securities pursuant hereto.

(d) Closing Deliverables. At the Closing, counterpart signature pages of this Agreement and the Registration Rights Agreement executed by each of the Parties shall be delivered as provided in Section 2.2. Simultaneously with the execution and delivery of this Agreement and the Registration Rights Agreement, the Investor’s counsel shall have received: (i) the opinions of outside counsel to the Company, dated the Closing Date, in the forms mutually agreed to by the Company and the Investor prior to the date of this Agreement; (ii) a customary “comfort letter” provided by the Auditor or a successor independent registered public accounting firm for the Company, as applicable, dated the Closing Date and addressed to the Investor, in the form mutually agreed to by the Company and the Investor prior to the date of this Agreement (the “Initial Comfort Letter”); and (iii) the closing certificate from the Company, dated the Closing Date, in the form of Exhibit B hereto.

Section 7.2 Conditions Precedent to Commencement. The right of the Company to commence delivering VWAP Purchase Notices under this Agreement, and the obligation of the Investor to accept VWAP Purchase Notices delivered to the Investor by the Company under this Agreement, are subject to the initial satisfaction, at Commencement, of each of the conditions set forth in this Section 7.2.

(a) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company contained in this Agreement: (i) that are not qualified by “materiality” or “Material Adverse Effect” shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date; and (ii) that are qualified by “materiality” or “Material Adverse Effect” shall have been true and correct when made and shall be true and correct as of the Commencement Date with the same force and effect as if made on such date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(b) Performance of the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Commencement. The Company shall deliver to the Investor on the Commencement Date the compliance certificate substantially in the form attached hereto as Exhibit C (the “Compliance Certificate”).

(c) Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein required to be filed by the Company with the SEC pursuant to Section 2(a) of the Registration Rights Agreement shall have been declared effective under the Securities Act by the SEC, and the Investor shall be permitted to utilize the Prospectus therein to resell (i) all of the Commitment Shares, if any, and (ii) all of the Shares included in such Prospectus.

(d) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt of any request by the SEC or any other federal or state governmental authority for any additional information relating to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Initial Registration Statement or prohibiting or suspending the use of the Prospectus contained therein or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (iii) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement, the Prospectus contained therein or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or a supplement to the Prospectus contained therein or any Prospectus Supplement thereto to comply with the Securities Act or any other law. The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or the prohibition or suspension of the use of the Prospectus contained therein or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(e) Other SEC Filings. The Current Report and the Form D shall have been filed with the SEC as required pursuant to Section 2.3. The final Prospectus included in the Initial Registration Statement shall have been filed with the SEC prior to Commencement in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, prior to Commencement shall have been filed with the SEC.

(f) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the SEC, the Trading Market or the FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Commencement Date), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(g) Compliance with Laws. The Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the Company shall have obtained all permits and qualifications required by any applicable state securities or “Blue Sky” laws for the offer and sale of the Securities by the Company to the Investor and the subsequent resale of the Registrable Securities by the Investor (or shall have the availability of exemptions therefrom).

(h) No Injunction. No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents.

(i) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any court or governmental authority shall have been commenced, and no inquiry or investigation by any governmental authority shall have been commenced, against the Company or any Subsidiary, or any of the officers, directors or Affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

(j) Listing of Securities. All of the Securities that have been and may be issued pursuant to this Agreement shall have been approved for listing or quotation on the Trading Market as of the Commencement Date, subject only to notice of issuance.

(k) No Material Adverse Effect. No condition, occurrence, state of facts or event constituting a Material Adverse Effect shall have occurred and be continuing.

(l) No Bankruptcy Proceedings. No Person shall have commenced a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law. The Company shall not have, pursuant to or within the meaning of any Bankruptcy Law: (i) commenced a voluntary case; (ii) consented to the entry of an order for relief against it in an involuntary case; (iii) consented to the appointment of a Custodian of the Company or for all or substantially all of its property; or (iv) made a general assignment for the benefit of its creditors. A court of competent jurisdiction shall not have entered an order or decree under any Bankruptcy Law that: (a) is for relief against the Company in an involuntary case; (b) appoints a Custodian of the Company or for all or substantially all of its property; or (c) orders the liquidation of the Company or any of its Subsidiaries.

(m) Commitment Shares Issued. The Company shall have caused its Transfer Agent to issue and deliver to the Investor, not later than 4:00 p.m. New York City time on the Trading Day immediately following the Effective Date, a certificate or book-entry statement representing the Commitment Shares in the name of the Investor or its designee (in which case such designee name shall have been provided to the Company not later than two (2) Trading Days prior to the Effective Date), in consideration for the Investor’s execution and delivery of this Agreement, which certificate or book-entry statement shall be delivered to the Investor by overnight courier at its address set forth in Section 10.4 hereof.

(n) Delivery of Commencement Irrevocable Transfer Agent Instructions and Notice of Effectiveness. The Commencement Irrevocable Transfer Agent Instructions shall have been executed by the Company and delivered to acknowledged in writing by the Transfer Agent, and the Notice of Effectiveness relating to the Initial Registration Statement shall have been executed by the Company’s outside counsel and delivered to the Transfer Agent, in each case directing the Transfer Agent to issue to the Investor or its designated Broker-Dealer all of the Commitment Shares and Shares included in the Initial Registration Statement as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement.

(o) Reservation of Shares. As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock [●] shares of Common Stock solely for the purpose of effecting VWAP Purchases under this Agreement.

(p) Opinions and Bring-Down Opinions of Company Counsel. On the Commencement Date, the Investor shall have received the opinions, bring-down opinions and negative assurances from outside counsel to the Company, and a bring-down comfort letter from the Auditor or a successor independent registered public accounting firm for the Company, as applicable, in each case, dated the Commencement Date and in the respective forms thereof mutually agreed to by the Company and the Investor prior to the date of this Agreement.

Section 7.3 Conditions Precedent to VWAP Purchases after Commencement Date. The right of the Company to deliver VWAP Purchase Notices under this Agreement after the Commencement Date, and the obligation of the Investor to accept VWAP Purchase Notices under this Agreement after the Commencement Date, are subject to the satisfaction of each of the conditions set forth in this Section 7.3 at each VWAP Purchase Exercise Date after the Commencement Date.

(a) Satisfaction of Certain Prior Conditions. Each of the conditions set forth in Sections 7.2(a) and (b), and Sections 7.2(g) through (m), shall be satisfied on each VWAP Purchase Exercise Date after the Commencement Date (with the terms “Commencement” and “Commencement Date” in the conditions set forth in Sections 7.2(a) and (b) replaced with “applicable VWAP Purchase Exercise Date”); provided, however, that the Company shall not be required to deliver the Compliance Certificate after the Commencement Date, except as provided in Section 6.15 and Section 7.3(e).

(b) Initial Registration Statement Effective. The Initial Registration Statement covering the resale by the Investor of the Registrable Securities included therein filed by the Company with the SEC pursuant to Section 2(a) of the Registration Rights Agreement, and any post-effective amendment thereto required to be filed by the Company with the SEC after the Commencement Date and prior to the applicable VWAP Purchase Exercise Date (as applicable) pursuant to the Registration Rights Agreement, in each case shall have been declared effective under the Securities Act by the SEC and shall remain effective for the applicable Registration Period (as defined in the Registration Rights Agreement), and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell: (i) all of the Commitment Shares, if any; (ii) all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices (as applicable) delivered by the Company to the Investor prior to such applicable VWAP Purchase Exercise Date (as applicable), respectively; and (iii) all of the Shares included in the Initial Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice (as applicable) delivered by the Company to the Investor with respect to a VWAP Purchase to be effected hereunder on such applicable VWAP Purchase Exercise Date.

(c) Any Required Subsequent Registration Statement Effective. Any Subsequent Registration Statement covering the resale by the Investor of the Registrable Securities included therein, and any post-effective amendment thereto, required to be filed by the Company with the SEC pursuant to the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Exercise Date, in each case shall have been declared effective under the Securities Act by the SEC and shall remain effective for the applicable Registration Period, and the Investor shall be permitted to utilize the Prospectus therein, and any Prospectus Supplement thereto, to resell: (i) all of the Commitment Shares, if any, included in such Subsequent Registration Statement; (ii) all of the Shares included in such Subsequent Registration Statement, and any post-effective amendment thereto, that have been issued and sold to the Investor hereunder pursuant to all VWAP Purchase Notices delivered by the Company to the Investor prior to such applicable VWAP Purchase Exercise Date (as applicable), respectively; and (iii) all of the Shares included in such Subsequent Registration Statement, and any post-effective amendment thereto, that are issuable pursuant to the applicable VWAP Purchase Notice delivered by the Company to the Investor with respect to a VWAP Purchase, respectively, to be effected hereunder on such applicable VWAP Purchase Exercise Date.

(d) Delivery of Subsequent Irrevocable Transfer Agent Instructions and Notice of Effectiveness. With respect to any post-effective amendment to the Initial Registration Statement, any Subsequent Registration Statement or any post-effective amendment to any Subsequent Registration Statement, in each case declared effective by the SEC after the Commencement Date, the Company shall have delivered or caused to be delivered to its Transfer Agent: (i) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by the Transfer Agent; and (ii) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement.

(e) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt of any request by the SEC or any other federal or state governmental authority for any additional information relating to the Initial Registration Statement or any post-effective amendment thereto, any Subsequent Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or for any amendment of or supplement to the Initial Registration Statement or any post-effective amendment thereto, any Subsequent Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any Subsequent Registration Statement or any post-effective amendment thereto, or prohibiting or suspending the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto, or of the suspension of qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction, or the initiation or contemplated initiation of any proceeding for such purpose; or (iii) the occurrence of any event or the existence of any condition or state of facts, which makes any statement of a material fact made in the Initial Registration Statement or any post-effective amendment thereto, any Subsequent Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto untrue or which requires the making of any additions to or changes to the statements then made in the Initial Registration Statement or any post-effective amendment thereto, any

Subsequent Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or which requires an amendment to the Initial Registration Statement or any post-effective amendment thereto, any Subsequent Registration Statement or any post-effective amendment thereto, or the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto to comply with the Securities Act or any other law (other than the transactions contemplated by the applicable VWAP Purchase Notice, delivered by the Company to the Investor with respect to a VWAP Purchase, to be effected hereunder on such applicable VWAP Purchase Exercise Date, as applicable, and the settlement thereof). The Company shall have no Knowledge of any event that could reasonably be expected to have the effect of causing the suspension of the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, any Subsequent Registration Statement or any post-effective amendment thereto, or the prohibition or suspension of the use of the Prospectus contained in any of the foregoing or any Prospectus Supplement thereto in connection with the resale of the Registrable Securities by the Investor.

(f) Other SEC Filings. The final Prospectus included in any post-effective amendment to the Initial Registration Statement, and any Prospectus Supplement thereto, required to be filed by the Company with the SEC pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Exercise Date (as applicable), shall have been filed with the SEC in accordance with Section 2.3 and the Registration Rights Agreement. The final Prospectus included in any Subsequent Registration Statement and in any post-effective amendment thereto, and any Prospectus Supplement thereto, required to be filed by the Company with the SEC pursuant to Section 2.3 and the Registration Rights Agreement after the Commencement Date and prior to the applicable VWAP Purchase Exercise Date, shall have been filed with the SEC in accordance with Section 2.3 and the Registration Rights Agreement. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act, after the Commencement Date and prior to the applicable VWAP Purchase Exercise Date, shall have been filed with the SEC and, if any Registrable Securities are covered by a Registration Statement on Form S-3, such filings shall have been made within the applicable time period prescribed for such filing under the Exchange Act.

(g) No Suspension of Trading in or Notice of Delisting of Common Stock. Trading in the Common Stock shall not have been suspended by the SEC, the Trading Market or the FINRA (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the applicable VWAP Purchase Exercise Date, as applicable), the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Trading Market shall be terminated on a date certain (unless, prior to such date certain, the Common Stock is listed or quoted on any other Eligible Market), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock that is continuing, the Company shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock is being imposed or is contemplated (unless, prior to such suspension or restriction, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction).

(h) Certain Limitations. The issuance and sale of the Shares issuable pursuant to the applicable VWAP Purchase Notice shall not: (i) exceed the VWAP Purchase Maximum Amount; (ii) cause the Aggregate Limit or the Beneficial Ownership Limitation to be exceeded; or (iii) cause the Exchange Cap (to the extent applicable under Section 3.3) to be exceeded, unless in the case of this clause (iii), the Company’s stockholders have theretofore approved the issuance of Common Stock under this Agreement in excess of the Exchange Cap in accordance with the applicable rules of the Trading Market.

(i) Shares Authorized and Delivered. All of the Shares issuable pursuant to the applicable VWAP Purchase Notice shall have been duly authorized by all necessary corporate action of the Company. The Company shall have delivered all Shares relating to all prior VWAP Purchase Notices as DWAC Shares.

(j) Opinions and Bring-Down Opinions of Company Counsel. The Investor shall have received: (i) all Bring-Down Opinions from the Company’s outside counsel for which the Company was obligated to instruct its outside counsel to deliver to the Investor prior to the applicable VWAP Purchase Exercise Date; and (ii) all Compliance Certificates from the Company that the Company was obligated to deliver to the Investor prior to the applicable VWAP Purchase Exercise Date, in each case in accordance with Section 6.15.

Article VIII
TERMINATION

Section 8.1 Automatic Termination. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest to occur of: (a) the first day of the calendar month immediately following the twenty-four (24)-month anniversary of the Effective Date (it being hereby acknowledged and agreed that such term may not be extended by the Parties); (b) the date on which the Investor shall have purchased the Total Commitment worth of Shares pursuant to this Agreement; (c) the date on which the Common Stock shall have failed to be listed or quoted on the Trading Market or any other Eligible Market; and (d) the date on which, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors.

Section 8.2 Other Termination. Subject to Section 8.3, the Company may terminate this Agreement after the Commencement Date effective upon ten (10) Trading Days’ prior written notice to the Investor in accordance with Section 10.4; provided, however, that: (a) the Company shall have paid all fees and amounts to the Investor’s counsel required to be paid pursuant to Section 10.1(a) prior to such termination; (b) if this Agreement is terminated by a Party prior to the Effective Date, then, prior to such termination, the Company shall have paid the Commitment Fee to the Investor pursuant to Section 10.1(b); (c) if this Agreement is terminated by a Party after the Effective Date, then, prior to such termination, the Company shall have issued all Commitment Shares to the Investor pursuant to Section 2.4 of this Agreement; and (d) prior to issuing any press release, or making any public statement or announcement, with respect to such termination, the Company shall consult with the Investor and its counsel on the form and substance of such press release or other disclosure. Subject to Section 8.3, this Agreement may be terminated at any time by the mutual written consent of the Parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. Subject to Section 8.3, the Investor shall have the right to terminate this Agreement effective upon ten (10) Trading Days’ prior written notice to the Company in accordance with Section 10.4, if: (i) any condition, occurrence, state of facts or event constituting a Material Adverse Effect has occurred and is continuing; (ii) a Fundamental Transaction shall have occurred; (iii) the Initial Registration Statement and any Subsequent Registration Statement is not filed by the applicable Filing Deadline therefor or declared effective by the SEC by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement) therefor, or the Company is otherwise in breach or default in any material respect under any of the other provisions of the Registration Rights Agreement, and, if such failure, breach or default is capable of being cured, such failure, breach or default is not cured within ten (10) Trading Days after notice of such failure, breach or default is delivered to the Company pursuant to Section 10.4; (iv) while a Registration Statement, or any post-effective amendment thereto, is required to be maintained effective pursuant to the terms of the Registration Rights Agreement and the Investor holds any Registrable Securities, the effectiveness of such Registration Statement, or any post-effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the SEC) or such Registration Statement or any post-effective amendment thereto, the Prospectus contained therein or any Prospectus Supplement thereto otherwise becomes unavailable to the Investor for the resale of all of the Registrable Securities included therein in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of twenty (20) consecutive Trading Days or for more than an aggregate of sixty (60) Trading Days in any 365-day period, other than due to acts of the Investor; (v) trading in the Common Stock on the Trading Market (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) shall have been suspended and such suspension continues for a period of three (3) consecutive Trading Days; or (vi) the Company is in material breach or default of this Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within ten (10) Trading Days after notice of such breach or default is delivered to the Company pursuant to Section 10.4. Unless notification thereof is required elsewhere in this Agreement (in which case such notification shall be provided in accordance with such other provision), the Company shall promptly (but in no event later than twenty-four (24) hours) notify the Investor (and, if required under applicable law, including, without limitation, Regulation FD promulgated by the SEC, or under the applicable rules and regulations of the Trading Market, the Company shall publicly disclose such information in accordance with Regulation FD and the applicable rules and regulations of the Trading Market) upon becoming aware of any of the events set forth in the immediately preceding sentence.

Section 8.3 Effect of Termination. In the event of termination by the Company or the Investor (other than by mutual termination) pursuant to Section 8.2, written notice thereof shall forthwith be given to the other Party as provided in Section 10.4 and the transactions contemplated by this Agreement shall be terminated without further action by either Party. If this Agreement is terminated as provided in Section 8.1 or Section 8.2, this Agreement shall become void and of no further force and effect, except that: (a) the provisions of Article V (Representations and Warranties of the Company), Article IX (Indemnification), Article X (Miscellaneous) and this Article VIII (Termination) shall remain in full force and effect indefinitely notwithstanding such termination; and (b) so long as the Investor owns any Shares, the covenants and agreements of the Company contained in Article VI (Covenants) shall remain in full force and effect notwithstanding such termination for a period of six (6) months following such termination. Notwithstanding anything in this Agreement to the contrary, no termination of this Agreement by any Party shall: (i) become effective prior to the first Trading Day immediately following the settlement date related to any pending VWAP Purchase Notice that has not been fully settled in accordance with the terms and conditions of this Agreement (it being hereby acknowledged and agreed that no termination of this Agreement shall limit, alter, modify, change or otherwise affect any of the Company’s or the Investor’s rights or obligations under the Transaction Documents with respect to any pending VWAP Purchase, and that the Parties shall fully perform their respective obligations with respect to any such pending VWAP Purchase under the Transaction Documents, provided all of the conditions to the settlement thereof set forth in Article VII are timely satisfied); (ii) limit, alter, modify, change or otherwise affect the Company’s or the Investor’s rights or obligations under the Registration Rights Agreement, all of which shall survive any such termination; (iii) affect the Investor Expenses Reimbursement payable to the Investor, all of which fees and expenses shall be non-refundable when paid on the Closing Date pursuant to Section 10.1(a), regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement; (iv) affect the Commitment Fee payable to the Investor pursuant to Section 10.1(b) or the issuance of the Commitment Shares to the Investor pursuant to Section 2.4, which Commitment Fee or Commitment Shares, as the case may be, shall be fully earned and non-refundable as of the Closing Date, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement. Nothing in this Section 8.3 shall be deemed to release the Company or the Investor from any liability for any breach or default under this Agreement or any of the other Transaction Documents to which it is a party, or to impair the rights of the Company and the Investor to compel specific performance by the other Party of its obligations under the Transaction Documents to which it is a party.

Article IX
INDEMNIFICATION

Section 9.1 Indemnification of Investor. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents to which it is a party, subject to the provisions of this Section 9.1, the Company shall indemnify and hold harmless the Investor, each of its directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), and the respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, an “Investor Party”), from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) that any Investor Party may suffer or incur as a result of or relating to: (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents to which it is a party; or (b) any action, suit, claim or proceeding (including for these purposes a derivative action brought on behalf of the Company) instituted against such Investor Party arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents, other than claims for indemnification within the scope of Section 6 of the Registration Rights Agreement; provided, however, that: (i) the foregoing indemnity shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from a breach of any of the Investor’s representations, warranties, covenants or agreements contained in this Agreement or the Registration Rights Agreement; and (ii) the Company shall not be liable under the foregoing clause (b) to the extent, but only to the extent, that a court of competent jurisdiction shall have determined by a final judgment (from which no further appeals are available) that such Damages resulted directly and primarily from any acts or failures to act, undertaken or omitted to be taken by such Investor Party through its fraud, bad faith, gross negligence, or willful or reckless misconduct.

The Company shall reimburse any Investor Party promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by such Investor Party in connection with: (a) any action, suit, claim or proceeding, whether at law or in equity, to enforce compliance by the Company with any provision of the Transaction Documents; or (b) any other any action, suit, claim or proceeding, whether at law or in equity, with respect to which it is entitled to indemnification under this Section 9.1; provided that the Investor shall promptly reimburse the Company for all such legal and other costs and expenses to the extent a court of competent jurisdiction determines that any Investor Party was not entitled to such reimbursement.

An Investor Party’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of the Company set forth in the Transaction Documents shall not in any way be affected by any investigation or knowledge of such Investor Party. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that an Investor Party knew or should have known that any representation or warranty might be inaccurate or that the Company failed to comply with any agreement or covenant. Any investigation by such Investor Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

To the extent that the foregoing undertakings by the Company set forth in this Section 9.1 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under applicable law.

Section 9.2 Indemnification Procedures. Promptly after an Investor Party receives notice of a claim or the commencement of an action for which the Investor Party intends to seek indemnification under Section 9.1, the Investor Party shall notify the Company in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the Company shall not relieve the Company from liability under Section 9.1, except to the extent it has been materially prejudiced by the failure to give notice. The Company shall be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the Company acknowledges in writing the obligation to indemnify the Investor Party against whom the claim or action is brought, the Company may (but shall not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After the Company notifies the Investor Party that the Company wishes to assume the defense of a claim, action, suit or proceeding, the Company shall not be liable for any further legal or other expenses incurred by the Investor Party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the Investor Party, it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and such Investor Party. In such event, the Company shall pay the reasonable fees and expenses of no more than one separate counsel for all such Investor Parties promptly as such fees and expenses are incurred. Each Investor Party, as a condition to receiving indemnification as provided in Section 9.1, shall cooperate in all reasonable respects with the Company in the defense of any action or claim as to which indemnification is sought. The Company shall not be liable for any settlement of any action effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Company shall not, without the prior written consent of the Investor Party, effect any settlement of a pending or threatened action with respect to which an Investor Party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the Investor Party from all liability and claims which are the subject matter of the pending or threatened action.

The remedies provided for in this Article IX are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Investor Party at law or in equity.

Article X
MISCELLANEOUS

Section 10.1 Certain Fees and Expenses; Commitment Fee; Commencement Irrevocable Transfer Agent Instructions.

(a) Certain Fees and Expenses. Each Party shall bear its own fees and expenses related to the transactions contemplated by this Agreement; provided, however, that the Company shall pay, on or prior to the Closing Date, by wire transfer of immediately available funds to an account designated by the Investor on or prior to the date of this Agreement, all costs and expenses incurred by the Investor or its Affiliates in connection with the preparation, structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents (including, without limitation, as applicable, all reasonable legal fees of Stradling Yocca Carlson & Rauth, P.C. (“Stradling”), counsel to the Investor, any other reasonable and documented fees and expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) (collectively, the “Transaction Expenses”), less any amount previously paid by the Company to the lead Investor for Transaction Expenses; provided, that the Company shall promptly reimburse Stradling on demand for all Transaction Expenses not so reimbursed through such withholding at the Closing. The Company shall be responsible for the payment of fees or commissions payable to Aegis Capital Corp., which is the Company’s sole placement agent in connection with the transactions contemplated by this Agreement, financial advisory fees, transfer agent fees, DTC (as defined below) fees or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

(b) Commitment Fee; Commitment Shares. In consideration of the Investor’s execution and delivery of this Agreement on the Closing Date, effective as of the Closing Date, the Company shall become obligated to issue to the Investor the Commitment Shares (or pay to the Investor the Commitment Fee, as applicable), in either case in accordance with the applicable provisions of this Agreement relating thereto. For the avoidance of doubt, the Company shall become obligated to issue all of the Commitment Shares (or pay to the Investor the Commitment Fee, as applicable), upon the consummation of the Closing and effective as of the Closing Date, regardless of whether any VWAP Purchases are made or settled hereunder or any subsequent termination of this Agreement.

(c) Irrevocable Transfer Agent Instructions; Notice of Effectiveness. On the Effective Date of the Initial Registration Statement and prior to Commencement, the Company shall deliver or cause to be delivered to its transfer agent (and thereafter, shall deliver or cause to be delivered to any subsequent transfer agent of the Company) (as applicable the “Transfer Agent”): (i) irrevocable instructions executed by the Company and acknowledged in writing by the Transfer Agent (the “Commencement Irrevocable Transfer Agent Instructions”); and (ii) the notice of effectiveness in the form attached as an exhibit to the Registration Rights Agreement (the “Notice of Effectiveness”) relating to the Initial Registration Statement executed by the Company’s outside counsel, in each case directing the Transfer Agent to issue to the Investor or its designee all of the Securities included in the Initial Registration Statement as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement. With respect to any post-effective amendment to the Initial Registration Statement, any Subsequent Registration Statement or any post-effective amendment to any Subsequent Registration Statement, in each case declared effective by the SEC after the Commencement Date, the Company shall deliver or cause to be delivered to its Transfer Agent: (a) irrevocable instructions in the form substantially similar to the Commencement Irrevocable Transfer Agent Instructions executed by the Company and acknowledged in writing by the Transfer Agent; and (b) the Notice of Effectiveness, in each case modified as necessary to refer to such Registration Statement or post-effective amendment and the Registrable Securities included therein, to issue the Registrable Securities included therein as DWAC Shares in accordance with the terms of this Agreement and the Registration Rights Agreement. For the avoidance of doubt, all Securities to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued to the Investor or its designee only as DWAC Shares. The Company represents and warrants to the Investor that, while this Agreement is effective, no instruction other than those referred to in this Section 10.1(c) shall be given by the Company to its Transfer Agent with respect to the Securities from and after Commencement, and the Securities covered by the Initial Registration Statement or any post-effective amendment thereof, or any Subsequent Registration Statement or post-effective amendment thereof, as applicable, shall otherwise be freely transferable on the books and records of the Company and no stop transfer instructions shall be maintained against the transfer thereof.

Section 10.2 Specific Enforcement, Consent to Jurisdiction, Waiver of Jury Trial.

(a) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either Party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either Party may be entitled by law or equity.

(b) Each of the Company and the Investor: (i) hereby irrevocably submits to the jurisdiction of the U.S. District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement; and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 10.2 shall affect or limit any right to serve process in any other manner permitted by law.

(c) EACH OF THE COMPANY AND THE INVESTOR HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE COMPANY AND THE INVESTOR: (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.2.

Section 10.3 Entire Agreement. The Transaction Documents set forth the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the Parties, both oral and written, with respect to such matters. There are no promises, undertakings, representations or warranties by either Party relative to subject matter hereof not expressly set forth in the Transaction Documents. The Disclosure Schedule and all exhibits to this Agreement are hereby incorporated by reference in, and made a part of, this Agreement as if set forth in full herein.

Section 10.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective: (a) upon hand delivery or electronic mail delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received); or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Company:

Interactive Strength Inc.

1005 Congress Avenue, Suite 925

Austin, Texas 78701

Telephone Number: (310) 697-8655

Attention: Trent Ward

Email: trent@formelife.com

with a copy (which shall not constitute notice) to:

Lucosky Brookman LLP

101 Wood Avenue South

Fifth Floor

Woodbridge, NJ

Telephone: (732) 395-4400

Email: sbrookman@lucbro.com

Attention: Seth Brookman, Esq.

If to the Investor:

[Investor]

with a copy (which shall not constitute notice) to:

Stradling Yocca Carlson & Rauth, P.C.
660 Newport Center Drive, Suite 1600

Newport Beach, California 92660-6422
Telephone Number: (949) 725-4000

Email: rwilkins@stradlinglaw.com
Attention: Ryan C. Wilkins, Esq.

Either Party may from time to time change its address for notices by giving at least five (5) calendar days’ advance written notice of such changed address to the other Party.

Section 10.5 Waivers. No provision of this Agreement may be waived by the Parties from and after the date that is one (1) Trading Day immediately preceding the filing of the Initial Registration Statement with the SEC. Subject to the immediately preceding sentence, no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege.

Section 10.6 Amendments. No provision of this Agreement may be amended by the Parties from and after the date that is one (1) Trading Day immediately preceding the filing of the Initial Registration Statement with the SEC. Subject to the immediately preceding sentence, no provision of this Agreement may be amended other than by a written instrument signed by both Parties.

Section 10.7 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

Section 10.8 Construction. The Parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents. In addition, each and every reference to share prices (including the Threshold Price) and number of shares of Common Stock in any Transaction Document shall, in all cases, be subject to adjustment for any stock splits, stock combinations, stock dividends, recapitalizations, reorganizations and other similar transactions that occur on or after the date of this Agreement. Any reference in this Agreement to “Dollars” or “$” means the lawful currency of the United States of America. Any references to “Section” or “Article” in this Agreement shall, unless otherwise expressly stated herein, refer to the applicable Section or Article of this Agreement.

Section 10.9 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors. Neither the Company nor the Investor may assign this Agreement or any of their respective rights or obligations hereunder to any Person.

Section 10.10 No Third-Party Beneficiaries. Except as expressly provided in the immediately preceding sentence and in Article IX, this Agreement is intended only for the benefit of the Parties and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 10.11 Governing Law. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

Section 10.12 Survival. The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the execution and delivery hereof until the termination of this Agreement; provided, however, that: (a) the provisions of Article V (Representations and Warranties of the Company), Article VIII (Termination), Article IX (Indemnification), and this Article X (Miscellaneous) shall remain in full force and effect indefinitely notwithstanding such termination; and (b) so long as the Investor owns any Shares, the covenants and agreements of the Company and the Investor contained in Article VI (Covenants), shall remain in full force and effect notwithstanding such termination for a period of six months following such termination.

Section 10.13 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

Section 10.14 Publicity. The Company shall afford the Investor and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, SEC filing or any other public disclosure made by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, prior to the issuance, filing or public disclosure thereof. For the avoidance of doubt, the Company shall not be required to submit for review any such disclosure: (a) contained in periodic reports filed with the SEC under the Exchange Act if it shall have previously provided the same disclosure to the Investor or its counsel for review in connection with a previous filing; or (b) any Prospectus Supplement if it contains disclosure that does not reference the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby. The Company agrees and acknowledges that its failure to comply with this provision in all material respects constitutes a Material Adverse Effect for purposes of Section 7.2(k).

Section 10.15 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 10.16 Further Assurances. From and after the Closing Date, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

Company:
INTERACTIVE STRENGTH Inc.

By:
Name: Trent Ward
Title: Chief Executive Officer

INVESTOR:
[INVESTOR]

By:
Name:
Title:

[Signature page to Common Stock Purchase Agreement]

Annex I

DEFINITIONS

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144. With respect to the Investor, without limitation, any Person owning, owned by, or under common ownership with the Investor, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Investor shall be deemed to be an Affiliate.

“Aggregate Limit” shall have the meaning assigned to such term in Section 2.1.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Average Price” means a price per Share (rounded to the nearest tenth of a cent) equal to the quotient obtained by dividing: (a) the aggregate gross purchase price paid by the Investor for all Shares purchased pursuant to this Agreement, by (b) the aggregate number of Shares issued pursuant to this Agreement.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state law for the relief of debtors.

“Beneficial Ownership Limitation” shall have the meaning assigned to such term in Section 3.4.

“BHCA” shall have the meaning assigned to such term in Section 5.38.

“Bloomberg” means Bloomberg, L.P. or its affiliates, successors, and assigns.

“Bring-Down Opinion” shall have the meaning assigned to such term in Section 6.15.

“Broker-Dealer” shall have the meaning assigned to such term in Section 6.13.

“Bylaws” shall have the meaning assigned to such term in Section 5.3.

“Charter” shall have the meaning assigned to such term in Section 5.3.

“Common Stock” shall have the meaning assigned to such term in the recitals of this Agreement.

“Common Stock Equivalents” means any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Closing” shall have the meaning assigned to such term in Section 2.2.

“Closing Date” means the date of this Agreement.

“Closing Sale Price” means, for the Common Stock as of any date, the last closing trade price for the Common Stock on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing trade price for the Common Stock, then the last trade price for the Common Stock prior to 4:00 p.m., New York City time, as reported by Bloomberg, or, if the foregoing do not apply, the last trade price for the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no last trade price is reported for the Common Stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported by OTC Markets Group Inc. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

“Code” shall have the meaning assigned to such term in Section 5.23 hereof.

“Commencement” shall have the meaning assigned to such term in Section 3.1.

“Commencement Date” shall have the meaning assigned to such term in Section 3.1.

“Commencement Irrevocable Transfer Agent Instructions” shall have the meaning assigned to such term in Section 10.1(c).

“Commitment Fee” means an amount in cash equal to $400,000 (or such lesser amount as determined in accordance with the definition of “Commitment Shares), which shall become immediately due and payable by the Company to the Investor upon the occurrence of certain events described in the Agreement any payment thereof shall be made by wire transfer of immediately available funds to an account designated by the Investor to the Company, and, in the event the Commitment Fee becomes due and payable under this Agreement, no such termination of this Agreement shall become effective unless and until such entire cash amount has been paid by the Company to the Investor pursuant to and in accordance with this Agreement.

“Commitment Shares” means such number of shares of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (rounded up or down to the nearest whole share) in book-entry form equal to the quotient obtained by dividing: (i) $400,000, by (ii) the average daily VWAP during the five (5) consecutive Trading Day period ending on (and including) the Trading Day immediately prior to the date on which the Initial Registration Statement is initially filed by the Company with the SEC, which, if issuable to the Investor pursuant to this Agreement, the Company shall cause its Transfer Agent to issue and deliver to the Investor not later than 4:00 p.m. (New York City time) on the Trading Day immediately following the Effective Date in accordance with this Agreement; provided, however, that if the number of Commitment Shares determined in accordance with the foregoing would cause the aggregate number of shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates to exceed the Beneficial Ownership Limitation, then the number of Commitment Shares shall be equal to that number of shares that would cause the aggregate number of shares of Common Stock then beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its Affiliates to equal one (1) share less than the Beneficial Ownership Limitation and the Company shall be obligated to pay the Investor a cash amount equal to (x) $400,000, minus (y) the number of Commitment Shares actually delivered, multiplied by the average daily VWAP during the five (5) consecutive Trading Day period ending on (and including) the Trading Day immediately prior to the date on which the Initial Registration Statement is initially filed by the Company with the SEC.

“Company” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Cover Price” shall have the meaning assigned to such term in Section 3.2.

“Current Report” shall have the meaning assigned to such term in Section 2.3.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Damages” shall have the meaning assigned to such term in Section 9.1.

“Disclosure Schedule” shall have the meaning assigned to such term in the introductory paragraph to Article V.

“Disqualification Event” shall have the meaning assigned to such term in Section 5.40.

“DTC” means The Depository Trust Company, a subsidiary of The Depository Trust & Clearing Corporation, or any successor thereto.

“DWAC” shall have the meaning assigned to such term in Section 5.32.

“DWAC Shares” means shares of Common Stock issued pursuant to this Agreement that are: (a) issued in electronic form; (b) freely tradable and transferable and without restriction on resale and without stop transfer instructions maintained against the transfer thereof; and (c) timely credited by the Company to the Investor’s or its designated Broker-Dealer at which the account or accounts to be credited with the Shares being purchased by Investor are maintained specified DWAC account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System.

“Effective Date” means, with respect to the Initial Registration Statement filed pursuant to Section 2(a) of the Registration Rights Agreement (or any post-effective amendment thereto) or any Subsequent Registration Statement filed pursuant to Section 2(c) of the Registration Rights Agreement (or any post-effective amendment thereto), as applicable, the date on which the Initial Registration Statement (or any post-effective amendment thereto) or any Subsequent Registration Statement (or any post-effective amendment thereto) is declared effective by the SEC.

“Effectiveness Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Eligible Market” means the Trading Market, The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or any nationally recognized successor to any of the foregoing).

“Employee Plans” shall have the meaning assigned to such term in Section 5.23.

“Environmental Laws” shall have the meaning assigned to such term in Section 5.18.

“ERISA” shall have the meaning assigned to such term in Section 5.23.

“ERISA Affiliate” shall have the meaning assigned to such term in Section 5.23.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Evaluation Date” shall have the meaning assigned to such term in Section 5.6(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Exchange Cap” shall have the meaning assigned to such term in Section 3.3 hereof.

“Exempt Issuance” means the issuance of: (a) Common Stock, options or other equity incentive awards to employees, officers, directors or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Company’s board of directors or a majority of the members of a committee of the board of directors established for such purpose; (b) (i) any Commitment Shares and any Shares issued to the Investor pursuant to this Agreement, (ii) any securities issued upon the exercise or exchange of or conversion of any shares of Common Stock or Common Stock Equivalents held by the Investor at any time, or (iii) any securities issued upon the exercise or exchange of or conversion of any Common Stock Equivalents issued and outstanding on the date of this Agreement, provided that such securities referred to in this clause (iii) have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities; or (c) securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Company’s board of directors or a majority of the members of a committee of directors established for such purpose, which acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” shall have the meaning assigned to such term in Section 5.34.

“Federal Reserve” shall have the meaning assigned to such term in Section 5.38.

“Filing Deadline” shall have the meaning assigned to such term in the Registration Rights Agreement.

“FINRA” means the Financial Industry Regulatory Authority.

“Fundamental Transaction” means (a) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) fifty percent (50%) of the outstanding shares of Common Stock, (y) fifty percent (50%) of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least fifty percent (50%) of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least fifty percent (50%) of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least fifty percent (50%) of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (b) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least fifty percent (50%) of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least fifty percent (50%) of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Note calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (c) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

“GAAP” shall have the meaning assigned to such term in Section 5.6(b).

“Hazardous Materials” shall have the meaning assigned to such term in Section 5.18.

“Indebtedness” shall have the meaning assigned to such term in Section 5.11.

“Initial Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Intellectual Property Rights” shall have the meaning assigned to such term in Section 5.17(b).

“Investment Period” means the period commencing on the Effective Date of the Initial Registration Statement and expiring on the date this Agreement is terminated pursuant to Article VIII.

“Investor” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Investor Expense Reimbursement” shall have the meaning assigned to such term in Section 10.1(a) hereof.

“Investor Party” shall have the meaning assigned to such term in Section 9.1.

“Issuer Covered Person” shall have the meaning assigned to such term in Section 5.40.

“IT Systems” shall have the meaning assigned to such term in Section 5.39.

“Knowledge” means the actual knowledge of any of (a) the Company’s Chief Executive Officer, (b) the Company’s Chief Financial Officer, (c) the Company’s Lead Independent Director, and (d) the Company’s General Counsel, in each case after reasonable inquiry of all officers, directors and employees of the Company and its Subsidiaries under such Person’s direct supervision who would reasonably be expected to have knowledge or information with respect to the matter in question.

“Material Adverse Effect” means (a) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of the Transaction Documents or the transactions contemplated thereby, (b) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties, financial condition, or prospects of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and/or (c) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under the Transaction Documents; provided, however, that no facts, circumstances, changes or effects exclusively and directly resulting from, relating to or arising out of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would likely occur: (i) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies; (ii) changes generally affecting the industries in which the Company and its Subsidiaries operate, provided such changes shall not have affected the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner as compared to other similarly situated companies; (iii) any effect of the announcement of, or the consummation of the transactions contemplated by, the Transaction Documents on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees; (iv) changes arising in connection with earthquakes, pandemics, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such pandemic, hostilities, acts of war, sabotage or terrorism or military actions existing as of the Subscription Date; (v) any action taken by the Buyers with respect to the transactions contemplated by this Agreement; and (f) the effect of any changes in applicable laws or accounting rules, provided such changes shall not have affected the Company in a materially disproportionate manner as compared to other similarly situated companies.

“Material Agreements” shall have the meaning assigned to such term in Section 5.19.

“Minimum Price” means $[●], representing the Nasdaq official closing price of the Common Stock on the Trading Market (as reflected on Nasdaq.com) on the Closing Date (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction that occurs on or after the Closing Date).

“Money Laundering Laws” shall have the meaning assigned to such term in Section 5.35.

“Notice of Effectiveness” shall have the meaning assigned to such term in Section 10.1(c).

“PEA Period” means the period commencing at 9:30 a.m., New York City time, on the fifth (5th) Trading Day immediately prior to the filing of any post-effective amendment to the Initial Registration Statement or any Subsequent Registration Statement, and ending at 9:30 a.m., New York City time, on the Trading Day immediately following, the Effective Date of such post-effective amendment.

“Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

“Personal Data” shall have the meaning assigned to such term in Section 5.39.

“Plan” shall have the meaning assigned to such term in Section 5.23.

“Prospectus” means the prospectus in the form included in a Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

“Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the SEC from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

“Registrable Securities” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Registration Failure” shall have the meaning assigned to such term in Section 2.4.

“Registration Rights Agreement” shall have the meaning assigned to such term in the recitals hereof.

“Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Regulation D” shall have the meaning assigned to such term in the recitals of this Agreement.

“Required Reserve Amount” shall have the meaning assigned to such term in Section 6.2.

“Restricted Period” shall have the meaning assigned to such term in Section 6.9(a).

“Restricted Person” shall have the meaning assigned to such term in Section 6.9(a).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect.

“Sale Price” means any trade price for a share of Common Stock on the Trading Market, or if the Common Stock is then traded on an Eligible Market, on such Eligible Market, as reported by Bloomberg.

“Sarbanes-Oxley Act” shall have the meaning assigned to such term in Section 5.6(e).

“SEC” means the U.S. Securities and Exchange SEC or any successor entity.

“SEC Documents” means (a) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the SEC by the Company pursuant to the reporting requirements of the Exchange Act, including all material filed with or furnished to the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including, without limitation, Registration Statement on Form S-1 (File No. 333-269246) filed with the SEC on January 17, 2023, as amended through the date of this Agreement, including financial statements, all exhibits and any information deemed to be included or incorporated by reference therein, and any information deemed to be included therein pursuant to Rule 430A or Rule 430B of the Securities Act (the “IPO Registration Statement”), and which hereafter shall be filed with or furnished to the SEC by the Company, including, without limitation, the Current Report; (b) each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto; and (c) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Section 4(a)(2)” shall have the meaning assigned to such term in the recitals of this Agreement.

“Securities” means, collectively, the Shares and the Commitment Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Shares” means the shares of Common Stock that are and/or may be purchased by the Investor under this Agreement pursuant to one or more VWAP Purchase Notices, but not including the Commitment Shares.

“Short Sales” means “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act.

“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

“Subsequent Registration Statement” shall have the meaning assigned to such term in the Registration Rights Agreement.

“Subsidiary” means any Person in which the Company, directly or indirectly, (a) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (b) controls or operates all or any part of the business, operations, or administration of such Person.

“Threshold Price” means $[●], which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, non-cash dividend, stock split or other similar transaction, the “Threshold Price” means the lower of: (i) such adjusted price; and (ii) $[●].

“Total Commitment” shall have the meaning assigned to such term in Section 2.1.

“Trading Day” means a full trading day (beginning at 9:30:01 a.m., New York City time, and ending at 4:00 p.m., New York City time) on the Trading Market or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market.

“Trading Market” means The Nasdaq Capital Market (or any nationally recognized successor thereto).

“Transaction Documents” means, collectively, this Agreement (as qualified by the Disclosure Schedule) and the exhibits hereto, the Registration Rights Agreement, the Voting Agreement, and each of the other agreements, documents, certificates and instruments entered into or furnished by the Parties in connection with the transactions contemplated hereby and thereby.

“Variable Rate Transaction” means a transaction in which the Company: (a) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock or Common Stock Equivalents either (i) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such equity or debt securities, or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction); (b) issues or sells any equity or debt securities, including without limitation, Common Stock or Common Stock Equivalents, either (i) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) that are subject to or contain any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right, other than in connection with a “fundamental transaction”) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company; or (c) enters into any agreement, including, but not limited to, an “equity line of credit” or “at the market offering” or other continuous offering or similar offering of Common Stock or Common Stock Equivalents, whereby the Company may sell Common Stock or Common Stock Equivalents at a future determined price.

“Voting Agreement” means a voting agreement executed by Apeiron Investment Group Ltd., Apeiron Presight Capital Fund II, L.P., block.one Investments 1, and Bradley J. Wickens, each of whom, as of the Closing Date, is a beneficial owner of at least ten percent (10%) of the Company’s outstanding voting equity securities, calculated on the basis of voting power, pursuant to which each such beneficial owner shall agree to vote in favor of each proposal included by the Company in a proxy statement which seeks (a) a waiver of the Exchange Cap, or (b) approval any related increase in the authorized number of shares of Common Stock to ensure the number of authorized shares of Common Stock is sufficient to meet the Required Reserve Amount.

“VWAP” means, for the Common Stock as of any Trading Day, the dollar volume-weighted average price for the Common Stock on the Trading Market (or, if the Common Stock is then listed on an Eligible Market, on such Eligible Market) during the period beginning at 9:30:01 a.m., New York City time, or such other time publicly announced by the Trading Market (or by such Eligible Market, as applicable) as the official open (or commencement) of trading on the Trading Market (or on such Eligible Market, as applicable) on such Trading Day, and ending at 4:00 p.m., New York City time, or such other time publicly announced by the Trading Market (or by such Eligible Market, as applicable) as the official close of trading on the Trading Market (or on such Eligible Market, as applicable) on such Trading Day, as reported by Bloomberg through its “AQR” function or, if no dollar volume-weighted average price is reported for the Common Stock by Bloomberg through its “AQR” function for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security on such Trading Day as reported by OTC Markets Group Inc. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

“VWAP Purchase” shall have the meaning assigned to such term in Section 3.1.

“VWAP Purchase Confirmation” shall have the meaning assigned to such term in Section 3.1.

“VWAP Purchase Commencement Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, 9:30:01 a.m., New York City time, on the Trading Day immediately following the applicable VWAP Purchase Exercise Date, or such other time publicly announced by the Trading Market as the official open (or commencement) of trading on the Trading Market on such Trading Day.

“VWAP Purchase Date” shall have the meaning assigned to such term in Section 3.1.

“VWAP Purchase Exercise Date” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the Trading Day on which the Investor receives, after 4:00 p.m. New York City time but prior to 6:30 p.m. New York City time on such Trading Day, a valid VWAP Purchase Notice for such VWAP Purchase in accordance with this Agreement.

“VWAP Purchase Maximum Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, such number of shares of Common Stock equal to the lowest of: (a) 100% of the average daily trading volume in the Common Stock on the Trading Market (or, in the event the Common Stock is then listed on an Eligible Market, 100% of the average daily trading volume in the Common Stock on such Eligible Market) for the five (5) consecutive Trading-Day period ending on (and including) the Trading Day immediately preceding the applicable VWAP Purchase Exercise Date for such VWAP Purchase; (b) the product (rounded up or down to the nearest whole number) obtained by multiplying (i) the daily trading volume in the Common Stock on the Trading Market (or an Eligible Market, as applicable) on the applicable VWAP Purchase Exercise Date for such VWAP Purchase by (ii) 0.40; and (c) the quotient (rounded up or down to the nearest whole number) obtained by dividing (i) $2,000,000 by (ii) the VWAP on the Trading Market (or an Eligible Market, as applicable) on the Trading Day immediately preceding the applicable VWAP Purchase Exercise Date for such VWAP Purchase (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period).

“VWAP Purchase Notice” means, with respect to a VWAP Purchase made pursuant to Section 3.1, an irrevocable written notice delivered by the Company to the Investor on a VWAP Purchase Exercise Date directing the Investor to purchase a VWAP Purchase Share Amount (such specified VWAP Purchase Share Amount subject to adjustment as set forth in Section 3.1 as necessary to give effect to the VWAP Purchase Maximum Amount), at the applicable VWAP Purchase Price therefor in accordance with this Agreement.

“VWAP Purchase Price” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the purchase price per Share to be purchased by the Investor in such VWAP Purchase equal to ninety-seven percent (97%) of the lowest daily VWAP during the applicable VWAP Purchase Valuation Period for such VWAP Purchase (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

“VWAP Purchase Share Amount” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the number of Shares to be purchased by the Investor in such VWAP Purchase as specified by the Company in the applicable VWAP Purchase Notice, which number of Shares shall not exceed the applicable VWAP Purchase Maximum Amount.

“VWAP Purchase Termination Time” means, with respect to a VWAP Purchase made pursuant to Section 3.1, 4:00 p.m., New York City time, on the third (3rd) consecutive Trading Day immediately following the applicable VWAP Purchase Exercise Date, or such other time publicly announced by the Trading Market as the official close of trading on the Trading Market on such third (3rd) consecutive Trading Day immediately following the applicable VWAP Purchase Exercise Date.

“VWAP Purchase Valuation Period” means, with respect to a VWAP Purchase made pursuant to Section 3.1, the three (3) consecutive Trading-Day Period immediately following the applicable VWAP Purchase Exercise Date, beginning at the VWAP Purchase Commencement Time for such VWAP Purchase and ending at the applicable VWAP Purchase Termination Time for such VWAP Purchase.

* * * * *

Exhibit A

Registration Rights Agreement

(attached)

A-1

Exhibit B

FORM OF Closing Certificate

[●], 2023

The undersigned, the Chief Executive Officer of Interactive Strength Inc., a Delaware corporation (the “Company”), delivers this certificate in connection with the Common Stock Purchase Agreement, dated as of [●], 2023 (the “Agreement”), by and between the Company and [Investor], a Delaware limited liability company (the “Investor”), and hereby certifies on the date hereof that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1. Attached hereto as Exhibit A is a true, complete and correct copy of the Articles of Incorporation of the Company, as amended through the date hereof, as filed with the Secretary of State of the State of Delaware. The Articles of Incorporation of the Company have not been further amended or restated, and no document with respect to any amendment to the Articles of Incorporation of the Company has been filed in the office of the Secretary of State of the State of Nevada since the date shown on the face of the state certification relating to the Company’s Certificate of Incorporation, which is in full force and effect on the date hereof, and no action has been taken by the Company in contemplation of any such amendment or the dissolution, merger or consolidation of the Company.

2. Attached hereto as Exhibit B is a true and complete copy of the Bylaws of the Company, as amended and restated through, and as in full force and effect on, the date hereof, and no proposal for any amendment, repeal or other modification to the Bylaws of the Company has been taken or is currently pending before the board of directors or stockholders of the Company.

3. The board of directors of the Company has approved the transactions contemplated by the Transaction Documents and such approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof.

4. Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the board of directors of the Company adopted on [●], 2023.

5. Each person who, as an officer of the Company, or as attorney-in-fact of an officer of the Company, signed the Transaction Documents to which the Company is a party, was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

[Signature Page Follows]

B-1

IN WITNESS WHEREOF, I have signed my name as of the date first above written.

InTERACTIVE STRENGTH Inc.

By:
Name: Trent Ward
Title: Chief Executive Officer

B-2

Exhibit C

FORM OF Compliance Certificate

[●], 2023

The undersigned, the Chief Executive Officer of Interactive Strength Inc., a Delaware corporation (the “Company”), delivers this certificate in connection with the Common Stock Purchase Agreement, dated as of [●], 2023 (the “Agreement”), by and between the Company and [Investor], a Delaware limited liability company (the “Investor”), and hereby certifies on the date hereof that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

1. The undersigned is the duly appointed Chief Executive Officer of the Company.

2. Except as set forth in the attached Disclosure Schedule, the representations and warranties of the Company set forth in Article V of the Agreement: (a) that are not qualified by “materiality” or “Material Adverse Effect” are true and correct in all material respects as of [the Commencement Date]/[the date hereof] with the same force and effect as if made on [the Commencement Date]/[the date hereof], except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct in all material respects as of such other date; and (b) that are qualified by “materiality” or “Material Adverse Effect” are true and correct as of [the Commencement Date]/[the date hereof] with the same force and effect as if made on [the Commencement Date]/[the date hereof], except to the extent such representations and warranties are as of another date, in which case, such representations and warranties are true and correct as of such other date.

3. The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company [at or prior to Commencement]/[on or prior to the date hereof].

4. The Shares issuable in respect of each VWAP Purchase Notice effected pursuant to the Agreement shall be delivered to the Investor electronically as DWAC Shares, and shall be freely tradable and transferable and without restriction on resale and without any stop transfer instructions maintained against such Shares. In accordance with Section 2.4 of the Agreement, the Commitment Shares have been delivered to the Investor electronically as DWAC Shares, and the Commitment Shares are freely tradable and transferable and without restriction on resale and without any stop transfer instructions maintained against the Commitment Shares.

5. As of [the Commencement Date]/[the date hereof], the Company does not possess any material non-public information.

6. As of [the Commencement Date]/[the date hereof], the Company has reserved out of its authorized and unissued Common Stock, [●] shares of Common Stock solely for the purpose of effecting VWAP Purchases under the Agreement.

7. No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus under the Securities Act has been issued and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the knowledge of the Company, threatened by the SEC.

[Signature Page Follows]

C-1

IN WITNESS WHEREOF, I have signed my name as of the date first above written.

INTERACTIVE STRENGTH Inc.

By:
Name: Trent Ward
Title: Chief Executive Officer

C-2

DISCLOSURE SCHEDULE

This Disclosure Schedule (this “Disclosure Schedule”) is made and given as of [●], 2023, pursuant to Article V of the Common Stock Purchase Agreement, dated as of December [●], 2023 (the “Agreement”), by and between the Company and [Investor], a Delaware limited liability company (the “Investor”), and Interactive Strength Inc., a Delaware corporation (the “Company”). Unless the context otherwise requires, all capitalized terms are used herein as defined in the Agreement. The numbers below correspond to the section numbers of representations and warranties in the Agreement most directly modified by the below exceptions.

Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December [●], 2023, is by and between [Investor], a Delaware limited liability company (the “Investor”), and Interactive Strength Inc. (doing business as Forme), a Delaware corporation (the “Company” and together with the Investor, the “Parties” and each, a “Party”). Certain capitalized terms used herein are defined in Section 1. Except as otherwise defined herein, capitalized terms have the meanings given to them in the Purchase Agreement.

RECITALS

A.
The Company and the Investor have entered into that certain Common Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which, the Company may issue and sell to the Investor, from time to time as provided therein, and the Investor shall purchase from the Company newly issued shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), up to the lesser of: (i) $20,000,000 in aggregate gross purchase price of Common Stock; and (ii) the Exchange Cap (to the extent applicable under Section 3.3 of the Purchase Agreement), on the terms and subject to the conditions set forth in the Purchase Agreement.
B.
Sales of Common Stock by the Company to the Investor pursuant to the Purchase Agreement shall be made in reliance upon the provisions of Section 4(a)(2) of the Securities Act or Rule 506(b) of Regulation D promulgated by the SEC under the Securities Act, and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the sales of Common Stock to the Investor to be made hereunder.
C.
Pursuant to the terms of, and in consideration for the Investor entering into, the Purchase Agreement, and to induce the Investor to execute and deliver the Purchase Agreement, the Company has agreed to provide the Investor with certain resale registration rights with respect to the Registrable Securities (as defined herein) upon the terms and subject to the conditions as set forth herein.
D.
Pursuant to the Purchase Agreement, the Company has agreed not to issue Shares in an aggregate amount in excess of the Exchange Cap without obtaining Stockholder Approval.
E.
The Company and certain of its stockholders (the “Key Holders”) have entered into that certain Voting Agreement, dated as of or about the date hereof, pursuant to which, among other things, the Key Holders have agreed, in the event the Company seeks to obtain Stockholder Approval, to waive the Exchange Cap such that the Company may issue Shares in excess of the Exchange Cap pursuant to VWAP Purchases.

AGREEMENT

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Company and the Investor hereby agree as follows:

1. DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

(a)
“Closing Date” shall mean the date of this Agreement.
(b)
“Effective Date” means the date that the applicable Registration Statement has been declared effective by the SEC.
(c)
“Effectiveness Deadline” means: (i) with respect to the Initial Registration Statement required to be filed pursuant to Section 2(a), February 14, 2024; and (ii) with respect to any Subsequent Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the earlier of the (A) sixtieth (60th) calendar day

1

following the date on which such Subsequent Registration Statement was initially filed by the Company (or the ninetieth (90th) calendar day following the filing thereof if the SEC notifies the Company that the SEC shall “review” such Subsequent Registration Statement), and (B) the fifth (5th) Business Day after the date on which the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Subsequent Registration Statement shall not be reviewed or shall not be subject to further review.
(d)
“Filing Deadline” means: (i) with respect to the Initial Registration Statement required to be filed pursuant to Section 2(a), the thirtieth (30th) calendar day after the Closing Date; and (ii) with respect to any Subsequent Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the later of (A) the thirtieth (30th) calendar day following the receipt of written notice by the Company from the Investor that substantially all of the Registrable Securities included in the Initial Registration Statement or the most recent prior Subsequent Registration Statement, as applicable, have been sold by the Investor in non-exempt transactions under the Securities Act, or (B) the earliest date permitted by the SEC.
(e)
“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.
(f)
“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the Securities Act.
(g)
“Prospectus Supplement” means any prospectus supplement to a Prospectus filed with the SEC from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.
(h)
“register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration of effectiveness of such Registration Statement(s) by the SEC.
(i)
“Registrable Securities” means: (i) all of the Commitment Shares; (ii) all of the Shares; and (iii) any capital stock of the Company issued or issuable with respect to the Commitment Shares or the Shares, including, without limitation, (A) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, and (B) shares of capital stock of the Company into which the shares of Common Stock are converted or exchanged and shares of capital stock of a successor entity into which the shares of Common Stock are converted or exchanged, in each case until such time as such securities cease to be Registrable Securities pursuant to Section 2(d).
(j)
“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the resale by the Investor of Registrable Securities, as such registration statement or registration statements may be amended and supplemented from time to time, including all documents filed as part thereof or incorporated by reference therein. Registration Statement includes the Initial Registration Statement and any Subsequent Registration Statement that may be filed pursuant to the terms of this Agreement.
(k)
“Rule 415” means Rule 415 promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC providing for offering securities on a delayed or continuous basis.
(l)
“Subsequent Registration Statement” means any Registration Statement filed subsequent to the Initial Registration Statement that relates to the registration of the Registrable Securities.

2. REGISTRATION.

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(a) Mandatory Registration. The Company shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC an initial Registration Statement on Form S-1 (or any successor form) covering the resale by the Investor of (i) all of the Commitment Shares, and (ii) the maximum number of additional Registrable Securities as shall be permitted to be included thereon in accordance with applicable SEC rules, regulations, and interpretations so as to permit the resale of such Commitment Shares and other Registrable Securities by the Investor under Rule 415 under the Securities Act at then-prevailing market prices (and not fixed prices) (the “Initial Registration Statement”). The Initial Registration Statement shall also cover, to the extent allowable under the Securities Act, such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends, reclassifications, or similar transactions with respect to the Registrable Securities. The Initial Registration Statement shall not include any shares of Common Stock for the account of any Person other than the Investor without the prior written consent of the Investor. The Initial Registration Statement shall contain the “Selling Stockholder” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B. The Initial Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided, prior to its filing or submission, to the Investor in accordance with Section 3(d). The Company shall use its commercially reasonable efforts to have the Initial Registration Statement declared effective by the SEC as soon as reasonably practicable following the filing thereof with the SEC, but in no event later than the Effectiveness Deadline.

(b) Filing and Effectiveness Failures. If (i) the Initial Registration Statement is not filed on or prior to its Filing Deadline, or if the Company files the Initial Registration Statement without affording the Investor the opportunity to review and comment on the same as required by Section 3(d) herein, or (ii) the Company fails to file with the SEC a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the SEC pursuant to the Securities Act, within five (5) Trading Days of the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement shall not be “reviewed” or shall not be subject to further review, or (iii) prior to the Effective Date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within twenty (20) calendar days after the receipt of comments by or notice from the SEC that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the SEC by the Effectiveness Deadline, or (v) after the Effective Date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Investor are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any twelve (12)-month period (any such failure or breach being referred to as an “Event,” and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such twenty (20) calendar period is exceeded, and for purpose of clause (v) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Investor may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Investor an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of two percent (2.0%) multiplied by the aggregate Subscription Amount paid by such Investor pursuant to the Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven (7) days after the date payable, the Company shall pay interest thereon at a rate of ten percent (10%) per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Investor, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

(c) Offering. If the Staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices), or if after the filing of any Registration Statement pursuant to Section 2(a), the Company is otherwise required by the Staff or the SEC to reduce the number of Registrable Securities included in such Registration Statement, then the Company shall reduce the number of

3

Registrable Securities to be included in such Registration Statement (after consultation with the Investor as to the specific Registrable Securities to be removed therefrom) until such time as the Staff and the SEC shall so permit such Registration Statement to become effective and be used as aforesaid. Notwithstanding anything in this Agreement to the contrary, if after giving effect to the actions referred to in the immediately preceding sentence, the Staff or the SEC does not permit such Registration Statement to become effective and be used for resales by the Investor on a delayed or continuous basis under Rule 415 at then-prevailing market prices (and not fixed prices), the Company shall not request acceleration of the Effective Date of such Registration Statement, the Company shall promptly (but in no event later than 48 hours) request the withdrawal of such Registration Statement pursuant to Rule 477 under the Securities Act, and the Effectiveness Deadline shall automatically be deemed to have elapsed with respect to such Registration Statement at such time as the Staff or the SEC has made a final and non-appealable determination that the SEC shall not permit such Registration Statement to be so utilized (unless prior to such time the Company has received assurances from the Staff or the SEC that a Subsequent Registration Statement filed by the Company with the SEC promptly thereafter may be so utilized). In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall use its commercially reasonable efforts to file one or more Subsequent Registration Statements with the SEC until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the Prospectuses contained therein are available for use by the Investor. Notwithstanding any provision herein or in the Purchase Agreement to the contrary, the Company’s obligations to register Registrable Securities (and any related conditions to the Investor’s obligations) shall be qualified as necessary to comport with any requirement of the Staff or the SEC as addressed in this Section 2(c).

(d) Registrable Securities. Any Registrable Security shall cease to be a “Registrable Security” at the earliest of the following: (i) when a Registration Statement covering such Registrable Security becomes or has been declared effective by the SEC and such Registrable Security has been sold or disposed of pursuant to such effective Registration Statement; (ii) when such Registrable Security is held by the Company or one of its subsidiaries; and (iii) the date that is the later of (A) the first (1st) anniversary of the date of termination of the Purchase Agreement in accordance with Article VIII of the Purchase Agreement and (B) the first (1st) anniversary of the date of the last sale of any Registrable Securities by the Company to the Investor pursuant to the Purchase Agreement.

3. COMPANY OBLIGATIONS AND PROCEDURES.

The Company shall use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, the Company shall have the following obligations:

(a)
The Company shall promptly prepare and file with the SEC the Initial Registration Statement pursuant to Section 2(a) with respect to the Registrable Securities, but in no event later than the applicable Filing Deadline therefor, and the Company shall use its commercially reasonable efforts to cause each such Registration Statement to become effective as soon as practicable after such filing, but in no event later than the applicable Effectiveness Deadline therefor. The Company shall keep each Registration Statement effective (and the Prospectus contained therein available for use) pursuant to Rule 415 for resales by the Investor on a continuous basis at then-prevailing market prices (and not fixed prices) at all times until the earlier of (i) the date on which the Investor shall have sold all of the Registrable Securities covered by such Registration Statement and (ii) the date of termination of the Purchase Agreement if, as of such termination date, the Investor holds no Registrable Securities (or, if applicable, the date on which such Securities cease to be Registrable Securities after the date of termination of the Purchase Agreement) (the “Registration Period”).
(b)
The Company shall ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the Prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading and disclose (whether directly or through incorporation by reference to other SEC filings to the extent permitted) all material information regarding the Company and its Securities.

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(c)
The Company shall use its commercially reasonable efforts to prepare and file with the SEC such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the Prospectus used in connection with each such Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each such Registration Statement effective (and the Prospectus contained therein current and available for use) at all times during the Registration Period for such Registration Statement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company required to be covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Investor as set forth in such Registration Statement. Without limiting the generality of the foregoing, the Company covenants and agrees that (i) at or before 8:30 a.m. (New York City time) on the Trading Day immediately following the Effective Date of the Initial Registration Statement and any Subsequent Registration Statement (or any post-effective amendment thereto), the Company shall file with the SEC in accordance with Rule 424(b) under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (or post-effective amendment thereto), and (ii) if the transactions contemplated by any VWAP Purchase are material to the Company (individually or collectively with all other prior VWAP Purchases, the consummation of which have not previously been reported in any Prospectus Supplement filed with the SEC under Rule 424(b) under the Securities Act or in any report, statement, or other document filed by the Company with the SEC under the Exchange Act), or if otherwise required under the Securities Act (or the interpretations of the SEC thereof), in each case as reasonably determined by the Parties, then, at or before 8:30 a.m. (New York City time) on the applicable VWAP Purchase Settlement Date, for such VWAP Purchase Notice was properly delivered to the Investor hereunder, the Company shall file with the SEC a Prospectus Supplement pursuant to Rule 424(b) under the Securities Act with respect to the applicable VWAP Purchase(s) disclosing the total number of Shares that are to be (and, if applicable, have been) issued and sold to the Investor pursuant to such VWAP Purchase(s), the total purchase price for the Shares subject to such VWAP Purchase(s), the applicable purchase price(s) for such Shares, and the net proceeds that are to be (and, if applicable, have been) received by the Company from the sale of such Shares. To the extent not previously disclosed in the Prospectus or a Prospectus Supplement, the Company shall disclose in its Quarterly Reports on Form 10-Q and in its Annual Reports on Form 10-K the information described in the immediately preceding sentence relating to all VWAP Purchases consummated during the relevant fiscal quarter and shall file such quarterly and annual reports with the SEC within the applicable time period prescribed for such report under the Exchange Act. In the case of amendments and supplements to any Registration Statement on Form S-1 or Prospectus related thereto which are required to be filed pursuant to this Agreement (including, without limitation, pursuant to this Section 3(c)) by reason of the Company filing a report on Form 8-K, Form 10-Q, or Form 10-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement and Prospectus, if applicable, or shall file such amendments or supplements to the Registration Statement or Prospectus with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement or Prospectus, for the purpose of including or incorporating such report into such Registration Statement and Prospectus. The Company consents to the use of the Prospectus (including, without limitation, any supplement thereto) included in each Registration Statement in accordance with the provisions of the Securities Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Registrable Securities may be sold by the Investor, in connection with the resale of the Registrable Securities and for such period of time thereafter as such Prospectus (including, without limitation, any supplement thereto) (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required by the Securities Act to be delivered in connection with resales of Registrable Securities.
(d)
The Company shall (i) permit the Investor an opportunity to review and comment upon (A) each Registration Statement at least two (2) Business Days prior to its filing with the SEC and (B) all amendments and supplements to each Registration Statement (including, without limitation, the Prospectus contained therein) (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports or Prospectus Supplements the contents of which is limited to that set forth in such reports) within a reasonable number of days prior to their filing with the SEC, and (ii) shall reasonably consider any comments of the Investor on any such Registration Statement or amendment or supplement thereto or to any Prospectus contained therein.
(e)
Without limiting any obligation of the Company under the Purchase Agreement, the Company shall promptly furnish to the Investor, without charge, (i) after the same is prepared and filed with the SEC, at least one (1)

5

electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, all exhibits thereto (or such other number of copies as the Investor may reasonably request from time to time), (ii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request from time to time), (iii) electronic or digital copies of any correspondence from the SEC or the Staff to the Company or its representatives relating to each Registration Statement (which correspondence shall be redacted to exclude any material, non-public information regarding the Company or any of its Subsidiaries), and (iv) such other documents, including, without limitation, copies of any final Prospectus and any Prospectus Supplement thereto, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor; provided, however, the Company shall not be required to furnish any document to the Investor to the extent such document is available on EDGAR).
(f)
The Company shall submit to the SEC, within two (2) Business Days after the date that the Company learns that no review of a particular Registration Statement shall be made by the Staff or that the Staff has no further comments on a particular Registration Statement (as the case may be), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than three (3) Business Days after the submission of such request.
(g)
Promptly after each Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause its legal counsel to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A, or in such other form as requested by the Company’s transfer agent.
(h)
The Company shall take such action as is reasonably necessary to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Investor of the Registrable Securities covered by a Registration Statement under such other securities or “Blue Sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including, without limitation, post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(h), (B) subject itself to general taxation in any such jurisdiction, or (C) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “Blue Sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.
(i)
The Company shall notify the Investor in writing of the happening of any event, as promptly as reasonably practicable after becoming aware of such event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company or any of its Subsidiaries), and promptly prepare a supplement or amendment to such Registration Statement and such Prospectus contained therein to correct such untrue statement or omission and deliver one (1) electronic copy of such supplement or amendment to the Investor (or such other number of copies as the Investor may reasonably request). The Company shall also promptly notify the Investor in writing (i) when a Prospectus or any Prospectus Supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Investor by e-mail on the same day of such effectiveness, and by overnight delivery), and when the Company receives written notice from the SEC that a Registration Statement or any post-effective amendment shall be reviewed by the SEC, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus

6

or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate and (iv) of the receipt of any request by the SEC or any other federal or state governmental authority for any additional information relating to the Investor or the transactions contemplated by the Transaction Documents in the Registration Statement or any amendment or supplement thereto or any related Prospectus. The Company shall respond in writing to any comments received from the SEC with respect to a Registration Statement or any amendment thereto as promptly as reasonably practicable, but in no event later than ten (10) calendar days after the receipt of such comments by or notice from the SEC that an amendment is required in order for a Registration Statement to be declared effective. Nothing in this Section 3(i) shall limit any obligation of the Company under the Purchase Agreement.
(j)
The Company shall (i) use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement or the use of any Prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible time, and (ii) notify the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding.
(k)
The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required to be disclosed in such Registration Statement pursuant to the Securities Act, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice (email being sufficient) to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to seek prevention of disclosure of, or to seek a protective order for, such information.
(l)
Without limiting any obligation of the Company under the Purchase Agreement, the Company shall use its commercially reasonable efforts either to (i) cause all of the Registrable Securities covered by each Registration Statement to be listed on the Trading Market or other market on which the Common Stock is then listed, (ii) secure designation and quotation of all of the Registrable Securities covered by each Registration Statement on another Eligible Market, or (iii) if, despite the Company’s commercially reasonable efforts to satisfy the preceding clauses (i) or (ii), the Company is unsuccessful in satisfying the preceding clauses (i) or (ii), without limiting the generality of the foregoing, use its commercially reasonable efforts to arrange for at least two (2) market makers to register with the Financial Industry Regulatory Authority (“FINRA”) as such with respect to such Registrable Securities. In addition, the Company shall reasonably cooperate with the Investor and any Broker-Dealer through which the Investor proposes to sell its Registrable Securities in effecting a filing with the FINRA pursuant to FINRA Rule 5110 as requested by the Investor. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(l).
(m)
The Company shall cooperate with the Investor and, to the extent applicable, facilitate the timely preparation and delivery of Registrable Securities, as DWAC Shares, to be offered pursuant to a Registration Statement and enable such DWAC Shares to be in such denominations or amounts (as the case may be) as the Investor may reasonably request from time to time and registered in such names as the Investor may request. Each Investor hereby agrees that it shall cooperate with the Company, its counsel and transfer agent in connection with any issuances of the DWAC Shares, and hereby represents, warrants and covenants to the Company that that it shall resell such shares only pursuant to the Registration Statement in which such DWAC Shares are included, in a manner described under the caption “Plan of Distribution” in such Registration Statement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations, including, without limitation, any applicable prospectus delivery requirements of the Securities Act. DWAC Shares shall be free from all restrictive legends may be transmitted by the transfer agent to the Investor by crediting an account at DTC as directed in writing by the Investor.

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(n)
Upon the written request of any Investor, the Company shall as soon as reasonably practicable after receipt of notice from the Investor, (i) incorporate in a Prospectus Supplement or post-effective amendment such information as the Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such Prospectus Supplement or post-effective amendment after being notified of the matters to be incorporated in such Prospectus Supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement or Prospectus contained therein if reasonably requested by the Investor.
(o)
The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to consummate the disposition of such Registrable Securities.
(p)
The Company shall make generally available to its security holders (which may be satisfied by making such information available on EDGAR) as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve (12)-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of each Registration Statement.
(q)
The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

4. OBLIGATIONS OF THE INVESTOR.

(a) At least five (5) Business Days prior to the first anticipated filing date of each Registration Statement (or such shorter period to which the Parties agree), the Company shall notify the Investor in writing of the information the Company requires from the Investor with respect to such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Investor that each Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) Each Investor, by acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless the Investor has notified the Company in writing of the Investor’s election to exclude all of the Registrable Securities from such Registration Statement.

(c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(i), the Investor shall immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary in this Section 4(c), the Company shall cause its transfer agent to deliver DWAC Shares to a transferee of such Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(i) and for which the Investor has not yet settled.

(d) Each Investor covenants and agrees that it shall comply with the prospectus delivery and other requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

5. EXPENSES OF REGISTRATION.

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The Company shall pay all expenses associated with the registration of the Registrable Securities, including costs to prepare the Registration Statements, filing and printing fees, fees and expenses of the Company’s counsel, accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, fees and expenses of one counsel to the lead Investor, and such lead Investor’s reasonable expenses. All registration, listing and qualification fees, printers and accounting fees incurred by the Company, and fees and disbursements of counsel for the Company, shall be paid by the Company.

6. INDEMNIFICATION.

(a) In the event any Registrable Securities are included in any Registration Statement under this Agreement, to the fullest extent permitted by law, the Company shall, and hereby does, indemnify, hold harmless and defend each Investor, each of its respective directors, officers, shareholders, members, partners, employees, and authorized representatives, agents and financial, accounting and legal advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Exchange Act and each of the directors, officers, shareholders, members, partners, employees, and authorized representatives, agents and financial, accounting and legal advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, a “Investor Party” and collectively, the “Investor Parties”), against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, attorneys’ fees, costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an Investor Party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “Blue Sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented) or in any Prospectus Supplement or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Investor Parties, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Investor Party arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Investor Party for such Investor Party expressly for use in connection with the preparation of such Registration Statement, Prospectus or Prospectus Supplement or any such amendment thereof or supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit B attached hereto is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement); (ii) shall not be available to the Investor to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the Prospectus (as amended or supplemented) made available by the Company (to the extent applicable), including, without limitation, a corrected Prospectus, if such Prospectus (as amended or supplemented) or corrected Prospectus was timely made available by the Company pursuant to Section 3(d) and then only if, and to the extent that, following the receipt of the corrected Prospectus no grounds for such Claim would have existed; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9.

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(b) In connection with any Registration Statement in which the Investor are participating, each Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, a “Company Party” and collectively, the “Company Parties”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information relating to the Investor furnished to the Company by the Investor expressly for use in connection with such Registration Statement, the Prospectus included therein or any Prospectus Supplement thereto (it being hereby acknowledged and agreed that the written information set forth on Exhibit B attached hereto is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement, Prospectus or Prospectus Supplement); and, subject to Section 6(c) and the below provisos in this Section 6(b), the Investor shall reimburse a Company Party any legal or other expenses reasonably incurred by such Company Party in connection with investigating or defending any such Claim; provided, however, the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld or delayed; and provided, further that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the applicable sale of Registrable Securities pursuant to such Registration Statement, Prospectus or Prospectus Supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Party and shall survive the transfer of any of the Registrable Securities by the Investor pursuant to Section 9 hereof.

(c) Promptly after receipt by an Investor Party or Company Party (as the case may be) under this Section 6 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, such Investor Party or Company Party (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Investor Party or the Company Party (as the case may be); provided, however, an Investor Party or Company Party (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such Investor Party or Company Party (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both such Investor Party or Company Party (as the case may be) and the indemnifying party, and such Investor Party or such Company Party (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Investor Party or such Company Party and the indemnifying party (in which case, if such Investor Party or such Company Party (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof on behalf of the indemnified party and such counsel shall be at the expense of the indemnifying party, provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for all Investor Parties or Company Parties (as the case may be). The Company Party or Investor Party (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Company Party or Investor Party (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Company Party or Investor Party (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Company Party or Investor Party (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Party or Investor Party (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Company Party. For the

10

avoidance of doubt, the immediately preceding sentence shall apply to Sections 6(a) and 6(b). Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Company Party or Investor Party (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Investor Party or Company Party (as the case may be) under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

(d) No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

(e) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred; provided that any Person receiving any payment pursuant to this Section 6 shall promptly reimburse the Person making such payment for the amount of such payment to the extent a court of competent jurisdiction determines that such Person receiving such payment was not entitled to such payment.

(f) The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Company Party or Investor Party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited, limited by law, or unavailable to an indemnified party or insufficient to hold it harmless, then the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement, (ii) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the applicable sale of such Registrable Securities pursuant to such Registration Statement. Notwithstanding the provisions of this Section 7, the Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by the Investor from the applicable sale of the Registrable Securities subject to the Claim exceeds the amount of any damages the Investor has otherwise been required to pay, or would otherwise be required to pay under Section 6(b), by reason of such untrue or alleged untrue statement or omission or alleged omission.

8. EXCHANGE ACT REPORTS.

With a view to making available to the Investor the benefits of Rule 144 (or its successor rule), the Company agrees to:

(a) use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (i) six (6) months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect, or (ii) such date as all of the Registrable Securities shall have been resold;

(b) use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit any of the Company’s obligations under the

11

Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

(c) furnish to the Investor (so long as the Investor owns Registrable Securities), promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting, submission, and posting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC if such reports are not publicly available via EDGAR, and (iii) such other information as may be reasonably requested to permit the Investor to sell such Securities pursuant to Rule 144 without registration; and

(d) take such additional action as is reasonably requested by the Investor to enable the Investor to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s Transfer Agent as may be reasonably requested from time to time by the Investor and otherwise fully cooperate with the Investor and any broker of the Investor to effect such sale of Securities pursuant to Rule 144.

9. ASSIGNMENT OF REGISTRATION RIGHTS.

Each Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that the Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Investor, provided that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another entity, from and after the effective time of such transaction, such entity shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such entity and the term “Registrable Securities” shall be deemed to include the securities received by the Investor in connection with such transaction unless such securities are otherwise freely tradable by the Investor after giving effect to such transaction. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any Person, other than the Parties, their respective successors and permitted assigns.

10. AMENDMENT OR WAIVER.

No provision of this Agreement may be amended or waived by the Parties from and after the date that is one (1) Trading Day immediately preceding the date on which the Initial Registration Statement is filed with the SEC. Subject to the immediately preceding sentence, no provision of this Agreement may be (a) amended other than by a written instrument signed by the Parties or (b) waived other than in a written instrument signed by the Party against whom enforcement of such waiver is sought. Failure of any Party to exercise any right or remedy under this Agreement or otherwise, or delay by a Party in exercising such right or remedy, shall not operate as a waiver thereof.

11. MISCELLANEOUS.

(a) Solely for purposes of this Agreement, a Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two (2) or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be given in accordance with Section 10.4 of the Purchase Agreement.

(c) Failure of any Party to exercise any right or remedy under this Agreement or otherwise, or delay by a Party in exercising such right or remedy, shall not operate as a waiver thereof. The Company and the Investor

12

acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either Party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other Party and to enforce specifically the terms and provisions hereof (without the necessity of showing economic loss and without any bond or other security being required), this being in addition to any other remedy to which either Party may be entitled by law or equity.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in The City and State of New York, New York County, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) The Transaction Documents set forth the entire agreement and understanding of the Parties solely with respect to the subject matter thereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the Parties, both oral and written, solely with respect to such matters. There are no promises, undertakings, representations or warranties by either Party relative to the subject matter hereof not expressly set forth in the Transaction Documents. Notwithstanding anything in this Agreement to the contrary and without implication that the contrary would otherwise be true, nothing contained in this Agreement shall limit, modify or affect in any manner whatsoever the conditions precedent to a VWAP Purchase contained in Article VII of the Purchase Agreement, or any of the Company’s obligations under the Purchase Agreement.

(f) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(g) This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” or comparable commercially recognized electronic or digital format, including any electronic signature complying with the U.S. Electronic Signatures in Global and National Commerce Act of 2000 shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(h) Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as any other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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(i) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rules of strict construction shall be applied against any Party.

[Signature Page Follows]

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IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first above written.

COMPANY:

INTERACTIVE STRENGTH INC.

By:	_________________________________________
Name:	Trent Ward
Title:	Chief Executive Officer

[Signature page to Registration Rights Agreement]

IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first above written.

INVESTOR:

[INVESTOR]

By:	_________________________________________
Name:
Title:

[Signature page to Registration Rights Agreement]

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Exhibit A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[Company Transfer Agent]

Re: Interactive Strength Inc. (doing business as Forme)

Ladies and Gentlemen:

We are counsel to Interactive Strength Inc. (doing business as Forme), a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Common Stock Purchase Agreement, dated as of December [●], 2023 (the “Purchase Agreement”), entered into by and among the Company and the investor named therein (the “Investor”), pursuant to which the Company may issue to the Investor from time to time shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement, dated as of December [●], 2023, with the Investor (the “Registration Rights Agreement”), pursuant to which the Company agreed, among other things, to register the resale by the Investor of the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on [●], 202[●], the Company filed a Registration Statement on Form S-1 (File No. 333-[●]) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names the Investor as a selling stockholder thereunder.

In connection with the foregoing, based solely on our review of the SEC’s EDGAR website, we advise you that the Registration Statement became effective under the Securities Act on [●], 202[●]. In addition, based solely on our review of the information made available by the SEC at http://www.sec.gov/litigation/stoporders.shtml, we confirm that the SEC has not issued any stop order suspending the effectiveness of the Registration Statement. To our knowledge, based solely on our participation in the conferences mentioned above regarding the Registration Statement and our review of the information made available by the SEC at http://www.sec.gov/litigation/stoporders.shtml, no proceedings for that purpose are pending or have been instituted or threatened by the SEC.

This letter shall serve as our standing opinion to you that the shares of Common Stock are freely transferable by the Investor pursuant to the Registration Statement, provided the Registration Statement remains effective.

This opinion letter is limited to the federal securities laws of the United States of America. We express no opinion as to matters relating to state securities laws or Blue Sky laws.

We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinion and statements expressed above, including any changes in applicable law that may hereafter occur.

A-1

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This opinion letter is being delivered solely for the benefit of the person to whom it is addressed; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any purposes without our prior written consent.

Very truly yours,

[COMPANY counsel]

Cc: [Investor]

A-2

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Exhibit B

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by [Investor], [Investor], of any or all of the shares of common stock that may be issued by us to [Investor] under the Purchase Agreement. For additional information regarding the issuance of common stock covered by this prospectus, see the section titled “The [Investor] Financing” above. We are registering the shares of common stock pursuant to the provisions of the Registration Rights Agreement we entered into with [Investor] on December [●], 2023, in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, [Investor] has not had any material relationship with us within the past three years. As used in this prospectus, the term “selling stockholder” means [Investor]

The table below presents information regarding the selling stockholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of [●], 202[●]. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares in this offering.

We do not know how long the selling stockholder will hold the shares before selling them, and we are not currently aware of any existing agreements, arrangements or understandings between the selling stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus by the selling stockholder.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of [●] shares of our common stock outstanding on [●], 202[●]. Because the purchase price of the shares of common stock issuable under the Purchase Agreement is determined on each VWAP Purchase Date, with respect to a VWAP Purchase, the number of shares that may actually be sold by the Company under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Exhibit B

	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Maximum Number of Shares of Common Stock Owned After Offering
Name of Selling Stockholder	Number(1)	Percent(2)		Number(3)	Percent(2)
[Investor](4)	[●]	*	[●]	[●]	[●]%

* Represents less than 1.0%.

(1) In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that [Investor], or [Investor], may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of [Investor]’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the issuances of common stock are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our common stock to [Investor] to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by [Investor], would cause [Investor]’s beneficial ownership of our common stock to exceed the 4.99% Beneficial Ownership Cap. The Purchase Agreement also prohibits us from issuing or selling shares of our common stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless sales of common stock are made at a price equal to or greater than $[●] per share, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq rules) may be amended or waived under the Purchase Agreement.

(2) Applicable percentage ownership is based on [●] shares of our common stock outstanding as of [●], 202[●].

(3) Assumes the sale of all shares being offered pursuant to this prospectus.

(4) The business address of [Investor] is ___. [Investor]’s principal business is that of a private investor. ____ is the manager of ___ ___, the general partner of ___, which is the sole member of [Investor], and has sole voting control and investment discretion over securities beneficially owned directly by [Investor] and indirectly by ___ ___ and ___. ___ is also the manager of [Investor]. We have been advised that none of ___, or [Investor] is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by ___ as to beneficial ownership of the securities beneficially owned directly by [Investor] and indirectly by ___ and ___.

Exhibit B

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus are being offered by the selling stockholder, [Investor], or [Investor]. The shares may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the ordinary shares offered by this prospectus could be effected in one or more of the following methods:

•
ordinary brokers’ transactions;
•
transactions involving cross or block trades;
•
through brokers, dealers, or underwriters who may act solely as agents;
•
“at the market” into an existing market for the ordinary shares;
•
in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•
in privately negotiated transactions; or
•
any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

[Investor] has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. [Investor] has informed us that each such broker-dealer will receive commissions from [Investor] that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by the selling stockholder may be less than or in excess of customary commissions. Neither we nor the selling stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by the selling stockholder.

We know of no existing arrangements between the selling stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the selling stockholder, any compensation paid by the selling stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

Exhibit B

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by the selling stockholder, and have agreed to reimburse [Investor] for the fees and disbursements of its counsel incurred in connection therewith, in an amount not to exceed $[_____]. As consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement, we may issue to [Investor] up to [●] shares of our common stock as the Commitment Shares. We also have agreed to reimburse [Investor] for the fees and disbursements of its counsel, payable upon execution of the Purchase Agreement.

We also have agreed to indemnify [Investor] and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. [Investor] has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by [Investor] specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $[●].

[Investor] has represented to us that at no time prior to the date of the Purchase Agreement has [Investor] or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. [Investor] has agreed that during the term of the Purchase Agreement, neither [Investor], nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our common stock offered by this prospectus have been sold by the selling stockholder.

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “TRNR.”